 ConocoPhillips - DEF 14A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

CONOCOPHILLIPS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ConocoPhillips

exclusively E&P

2013 PROXY STATEMENT

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March 28, 2013

Dear Fellow Stockholder:

I invite you to join the ConocoPhillips Board of Directors, executives, employees and your fellow stockholders at our 2013 Annual Meeting of Stockholders. The meeting will take place at the Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas 77079, on Tuesday, May 14, 2013, at 9:00 a.m. CDT. The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide information about the business to be conducted at the meeting.

Enhanced stockholder communications

This year’s Proxy Statement demonstrates our ongoing commitment to more effectively explain the matters to be addressed at our Annual Meeting. My fellow board members and I want to provide information about our company as clearly as possible. We have included a Proxy Summary starting on page 7 that provides highlights of more detailed information included elsewhere in the Proxy Statement. We enhanced our disclosures in several areas, particularly our presentation of board of director nominees, corporate governance practices and executive compensation policies.

You will find detailed information about the qualifications of our director candidates and why we believe they are the right people to represent your interests in shaping the direction of our company, starting on page 28. We have also continued to enhance the Compensation Discussion and Analysis that begins on page 39 to show how our executive compensation is linked to performance and to clearly explain our compensation philosophy and practices.

For the first time, we are offering an Annual Meeting website for stockholders that, among other things, will enable you to learn more about our company, vote your proxy and view a live webcast of the meeting. We encourage you to visit this site at www.conocophillips.com/annualmeeting.

Every vote is important – please vote right away

Your vote is very important to us and to our business. Prior to the meeting, I encourage you to sign and return your proxy card, use telephone or Internet voting, or visit the Annual Meeting website so that your vote is registered. Instructions on how to vote begin on page 12.

Our values and commitment

We run our business under a set of guiding principles that we call our SPIRIT Values – Safety, People, Integrity, Responsibility, Innovation and Teamwork. These principles set the tone for how we behave with all our stakeholders, internally and externally. They are shared by everyone in our organization and recognized throughout the industry. They distinguish us from our competitors and are a source of pride. I invite you to attend our Annual Meeting and learn more about these values and our company.

Thank you for your continued trust and confidence in ConocoPhillips.

Ryan M. Lance

Chairman and Chief Executive Officer

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PARTICIPATE IN THE FUTURE OF CONOCOPHILLIPS
CAST YOUR VOTE RIGHT AWAY

Your vote is very important to us and to our business. Please cast your vote right away on all of the proposals to ensure that your shares are represented.

If you are a beneficial owner and do not give your broker instructions on how to vote your shares, the broker will return the proxy card to us without voting on proposals not considered “routine.” This is known as a broker non-vote. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2013 is considered to be a routine matter. Your broker may not vote on any non-routine matters without instructions from you.

Proposals which require your vote

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Election of Directors	Page 28	FOR each Nominee	Affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the proposal
PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	Page 34	FOR
PROPOSAL 3	Advisory Approval of the Compensation of the Company’s Named Executive Officers	Page 38	FOR
PROPOSALS 4-6	Stockholder Proposals	Pages 80-84	AGAINST each Proposal

Vote right away

Even if you plan to attend our Annual Meeting in person, please read this proxy statement carefully and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction card in hand and follow the instructions.

By internet using your computer	By internet using a tablet or smartphone	By telephone	By mailing your proxy card

Visit 24/7 www.proxyvote.com	Scan this QR code 24/7 to vote with your mobile device (may require free software)	Dial toll-free 24/7 (800) 579-1639	Cast your ballot, sign your proxy card and send by mail in the enclosed postage-paid envelope

If you hold your ConocoPhillips stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. If you plan to vote in person at the Annual Meeting and you hold your ConocoPhillips stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

If you hold your stock through ConocoPhillips’ employee benefit plans, please see “Questions and Answers About the Annual Meeting and Voting” for information about voting.

Visit our Annual Meeting website

•

Watch a special message for our stockholders from Ryan Lance, our Chairman and CEO

•

Review and download this proxy statement and our Annual Report

•

Watch a live webcast of the Annual Meeting

•

Sign up for electronic delivery of future Annual Meeting materials to save money and reduce ConocoPhillips’ impact on the environment

Visit 24/7 www.conocophillips.com/annualmeeting

Attend our 2013 Annual Meeting of Stockholders

Date and Time:	9:00 a.m. (CDT) on Tuesday, May 14, 2013
Location:	Omni Houston Hotel at Westside 13210 Katy Freeway Houston, Texas 77079 (281) 558-8338
Record Date:	March 15, 2013

DIRECTIONS FROM DOWNTOWN HOUSTON

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Take I-10 West 3 miles past Sam Houston Tollway.

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Exit Eldridge Parkway, Exit 753A.

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Turn right (north) on Eldridge Parkway.

•

The hotel will be immediately on your left.

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Table of Contents

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS	6
PROXY SUMMARY	7
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	12
CORPORATE GOVERNANCE MATTERS	17
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	18
BOARD LEADERSHIP STRUCTURE	18
BOARD RISK OVERSIGHT	20
SUCCESSION PLANNING AND LEADERSHIP DEVELOPMENT	20
CODE OF BUSINESS ETHICS AND CONDUCT	21
RELATED PARTY TRANSACTIONS	21
BOARD MEETINGS AND COMMITTEES	21
NOMINATING PROCESSES OF THE COMMITTEE ON DIRECTORS’ AFFAIRS	22
NON-EMPLOYEE DIRECTOR COMPENSATION	23
ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES (Item 1 on the Proxy Card)	28
AUDIT AND FINANCE COMMITTEE REPORT	33
PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP (Item 2 on the Proxy Card)	34
ROLE OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE	36
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT	37
HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	37

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ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (Item 3 on the Proxy Card)	38
COMPENSATION DISCUSSION AND ANALYSIS	39
Executive Overview	39
Philosophy and Objectives of Our Executive Compensation Program	42
Components of Executive Compensation	43
Process for Determining Executive Compensation	45
Compensation Changes Reflecting the Spinoff of Phillips 66	51
2012 Executive Compensation Analysis and Results	52
Other Executive Compensation and Benefits	54
Executive Compensation Governance	56
EXECUTIVE COMPENSATION TABLES	58
Summary Compensation Table	58
Grants of Plan-Based Awards Table	62
Outstanding Equity Awards at Fiscal Year End	64
Option Exercises and Stock Vested	70
Pension Benefits	70
Nonqualified Deferred Compensation	72
Executive Severance and Changes in Control	75
STOCK OWNERSHIP	78
Holdings of Major Stockholders	78
Securities Ownership of Officers and Directors	78
Section 16(a) Beneficial Ownership Reporting Compliance	79
EQUITY COMPENSATION PLAN INFORMATION	79
STOCKHOLDER PROPOSAL: REPORT ON GRASSROOTS LOBBYING EXPENDITURES (Item 4 on the Proxy Card)	80
STOCKHOLDER PROPOSAL: GREENHOUSE GAS REDUCTION TARGETS (Item 5 on the Proxy Card)	82
STOCKHOLDER PROPOSAL: GENDER IDENTITY NON-DISCRIMINATION (Item 6 on the Proxy Card)	84
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS	85
AVAILABLE INFORMATION	85

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NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 14, 2013

9:00 a.m. (CDT)

Omni Houston Hotel at Westside,13210 Katy Freeway, Houston, Texas 77079

The Annual Meeting of Stockholders of ConocoPhillips (the “Company”) will be held on Tuesday, May 14, 2013, at 9:00 a.m. (CDT) at the Omni Houston Hotel at Westside,13210 Katy Freeway, Houston, Texas 77079, for the following purposes:

1.

To elect Directors to serve until the 2014 Annual Meeting (page 28);

2.

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013 (page  34);

3.

To provide an advisory approval of the compensation of our Named Executive Officers (page 38);

4.

To consider and vote on three stockholder proposals (pages 80 through 84); and

5.

To transact any other business properly coming before the meeting.

Only stockholders of record at the close of business on March 15, 2013 will be entitled to receive notice of and to vote at the Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the proxy statement, on your enclosed proxy card. A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder at the offices of the Company in Houston, Texas during ordinary business hours for a period of 10 days prior to the meeting. This list also will be available to stockholders at the meeting.

March 28, 2013

By Order of the Board of Directors

Janet Langford Kelly
Corporate Secretary

We urge each stockholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. See “Questions and Answers About the Annual Meeting and Voting” for information about voting by telephone or Internet, how to revoke a proxy and how to vote shares in person.

ConocoPhillips – 2013 Proxy Statement   6

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2012 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

2013 Annual Meeting of Stockholders

• Date and Time:	May 14, 2013, 9:00 a.m. (CDT)
• Location:	Omni Houston Hotel at Westside 13210 Katy Freeway Houston, Texas 77079
• Record Date:	March 15, 2013
• Voting:

Stockholders as of the record date are entitled to vote by Internet at www.proxyvote.com; by telephone at (800) 579-1639; by completing and returning their proxy card or voting instruction card; or in person at the annual meeting. If you hold your stock in street name or through ConocoPhillips’ employee benefit plans, please see “Questions and Answers About the Annual Meeting and Voting” for more information about voting.

Voting Matters and Board Recommendations

Board Recommendation
PROPOSAL 1	Election of Directors	FOR each Nominee
PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	FOR
PROPOSAL 3	Advisory Approval of the Compensation of the Company’s Named Executive Officers	FOR
PROPOSALS 4 - 6	Stockholder Proposals	AGAINST each Proposal

Business Highlights

Strategic

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Completed separation of downstream business (Phillips 66).

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Made significant progress on portfolio improvements.

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Delivered strong total shareholder returns.

Operational

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Exceeded volume targets; achieved annual organic production growth.

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Exceeded target for annual organic reserve replacement.

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Kept projects and drilling programs on track; built momentum in exploration activities.

Financial

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Maintained strong balance sheet.

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Issued low cost debt.

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Funded $8.4 billion of stockholder distributions.

Governance Highlights

The Board of Directors continues to monitor emerging best practices in governance and adopts measures where it determines them to be in the best interest of stockholders. In 2012, the Board amended the Company’s Corporate Governance Guidelines as follows:

Lead Director

To ensure effective independent leadership of Board functions, the amended Corporate Governance Guidelines provide for the selection of a Lead Director from among the non-employee directors. The Board appointed Richard H. Auchinleck as independent Lead Director. The Lead Director has extensive responsibilities, including:

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Presiding over executive sessions of independent directors;

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Communicating with the Chief Executive Officer on behalf of independent directors;

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Participating in the discussion of Chief Executive Officer performance with the Human Resources and Compensation Committee; and

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Ensuring that the Board annually conducts self-assessments.

Continuing Education

The amended Corporate Governance Guidelines provide for directors to receive continuing education in areas that will assist them in discharging their duties, including regular reviews of compliance and corporate governance developments; business-specific learning opportunities through site visits and board meetings; and briefing sessions on topics that present special risks and opportunities to the Company.

ConocoPhillips – 2013 Proxy Statement   7

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Stock Ownership and Holding Period Requirements

Directors are expected to own as much Company stock as they receive through the annual equity grants during their first five years on the Board. Directors are expected to reach this level of target ownership within five years of joining the Board. The amended Corporate Governance Guidelines provide that the Human Resources and Compensation Committee shall monitor compliance with the stock ownership guidelines.

Anti-Hedging

The Company considers it inappropriate for any director or executive officer to enter into speculative transactions in Company securities. The Corporate Governance Guidelines were amended to further document the Company’s already existing policy prohibiting the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities by directors or its senior executives. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying Company security without all the risks or rewards of ownership.

Director Nominees (page 30)

Name	Age	Director Since	Experience/Occupation	Independent (Yes/No)	Committee Memberships(1)	Other Boards
Richard L. Armitage	67	2006

President of Armitage International; former U.S. Deputy Secretary of State; served as Assistant U.S. Secretary of Defense for International Security Affairs and held a wide variety of high ranking U.S. diplomatic positions

				Yes	• DAC • PPC	• ManTech International Corporation • Transcu, Ltd.(3)(4)
Richard H. Auchinleck(2)	61	2002	Served as President and CEO of Gulf Canada Resources Limited and as COO of Gulf Canada; served as CEO for Gulf Indonesia Resources Limited	Yes	• Exec • HRCC • DAC*	• Enbridge Commercial Trust(3) • Telus Corporation(3)
James E. Copeland, Jr.	68	2004

Served as CEO of Deloitte & Touche; served as Senior Fellow for Corporate Governance with the U.S. Chamber of Commerce and as a Global Scholar with the Robinson School of Business at Georgia State University

				Yes	• AFC* • Exec	• Equifax Inc. • Time Warner Cable Inc.
Jody L. Freeman	49	2012

Archibald Cox Professor of Law at Harvard Law School and founding director of the Harvard Law School Environmental Law and Policy Program; served as a professor of Law at UCLA Law School; served as an independent consultant to the National Commission on the Deepwater Horizon Oil Spill and Offshore Drilling and as a counselor for energy and climate change in the White House

				Yes	• PPC
Gay Huey Evans	58	2013

Former Vice Chairman of the Board and Non-Executive Chairman, Europe, of the International Swaps and Derivatives Association, Inc.; former Vice Chairman, Investment Banking and Investment Management at Barclays Capital; served as head of governance of Citi Alternative Investments (EMEA) and President of Tribeca Global Management (Europe) Ltd., both part of Citigroup; served as director of the markets division and head of the capital markets sector at the U.K. Financial Services Authority; previously held various senior management positions with Bankers Trust

				Yes	• AFC	• Aviva plc.(3)(4) • The London Stock Exchange Group plc.(3)(4) • Itau BBA International Limited(3)(4) • Clariden Leu (Europe) Ltd.(3)(4) • The Financial Reporting Council(3)(4)
Ryan M. Lance	50	2012	Chairman and CEO of ConocoPhillips	No	• Exec*
Mohd H. Marican	60	2011	Former President and CEO of PETRONAS; served as Senior Vice President of finance for PETRONAS and as a partner in the accounting firm of Hanafiah Raslan and Mohamed (Touche Ross & Co)	Yes	• AFC	• Sembcorp Industries Limited(3)(4) • Sembcorp Marine Limited(3)(4) • Singapore Power Limited(3)(4) • Sarawak Energy Berhad(3)(4) • Lambert Energy Advisory Limited(3)(4)
Robert A. Niblock	50	2010	Chairman, President and CEO of Lowe’s Companies, Inc.; served as VP and Treasurer, SVP, EVP and CFO of Lowe’s; formerly with accounting firm Ernst & Young	Yes	• AFC	• Lowe’s Companies, Inc.
Harald J. Norvik	66	2005	Chairman of Aschehoug ASA and Vice Chairperson of Petroleum Geo-Services ASA; served as Chairman and a partner at Econ Management AS; served as Chairman, President & CEO of Statoil	Yes	• Exec • HRCC • PPC*	• Petroleum Geo-Services ASA(3) • Aschehoug ASA(3)(4)
William E. Wade, Jr.	70	2006	Served as President of Atlantic Richfield Company as well as other management positions	Yes	• Exec • HRCC* • DAC

(1)

Full committee names are as follows:

AFC – Audit and Finance Committee

Exec – Executive Committee

HRCC – Human Resources and Compensation Committee

DAC – Committee on Directors’ Affairs

PPC – Public Policy Committee

* – denotes committee chairperson

(2)

Lead Director

(3)

Not a U.S. based company

(4)

Not required to file periodic reports under the Securities Exchange Act of 1934

ConocoPhillips – 2013 Proxy Statement   8

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Executive Officers

Name	Age	Position
Ryan M. Lance	50	Chairman of the Board and Chief Executive Officer
Jeffrey W. Sheets	55	Executive Vice President, Finance and Chief Financial Officer
Matthew J. Fox	52	Executive Vice President, Exploration and Production
Alan J. Hirshberg	51	Executive Vice President, Technology and Projects
Donald E. Wallette, Jr.	54	Executive Vice President, Commercial, Business Development and Corporate Planning
Janet L. Kelly	55	Senior Vice President, Legal, General Counsel and Corporate Secretary
Andrew D. Lundquist	52	Senior Vice President, Government Affairs
Ellen DeSanctis	56	Vice President, Investor Relations and Communications
Sheila Feldman	58	Vice President, Human Resources
Glenda M. Schwarz	47	Vice President and Controller

Stock Performance Graph

This graph shows the cumulative total shareholder return for ConocoPhillips’ common stock in each of the five years from December 31, 2007 to December 31, 2012. The graph also compares the cumulative total returns for the same five-year period with the S&P 500 Index, the performance peer group used in the prior fiscal year (the “Prior Peer Index”) and a new performance peer group for the current fiscal year (the “New Peer Index”). The Prior Peer Index of companies consisted of BP, Chevron, ExxonMobil, Royal Dutch Shell, and Total. The New Peer Index consists of the Prior Peer Index plus Anadarko, Apache, BG Group plc, Devon and Occidental, weighted according to the respective peer’s stock market capitalization at the beginning of each annual period. The New Peer Index was selected after the completion of the spinoff of Phillips 66 and better reflects the companies against which we compete as an independent exploration and production company. The Prior Peer Index is presented for purposes of comparison. The comparison assumes $100 was invested on December 31, 2007, in ConocoPhillips stock, the S&P 500 Index, the Prior Peer Index and the New Peer Index and assumes that all dividends were reinvested. The spinoff of Phillips 66 is treated as a special dividend for the purposes of calculating total shareholder return for ConocoPhillips. The market value of the distributed shares on the spinoff date was deemed reinvested in shares of ConocoPhillips common stock.

FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

FIVE YEARS ENDED DECEMBER 31, 2012

	Initial	December 31
		2008	2009	2010	2011	2012
ConocoPhillips	$100.0	$60.2	$62.0	$86.0	$95.5	$104.2
Prior Peer Index	$100.0	$76.5	$81.8	$85.1	$96.4	$99.6
New Peer Index	$100.0	$73.4	$83.3	$89.7	$98.8	$94.9
S&P 500	$100.0	$63.0	$79.7	$91.7	$93.6	$108.6
(Prior Peer Index) - BP; Chevron; ExxonMobil; Royal Dutch Shell; Total (New Peer Index) - BP; Chevron; ExxonMobil; Royal Dutch Shell; Total; Anadarko; Apache; BG Group plc; Devon; Occidental

ConocoPhillips – 2013 Proxy Statement   9

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Executive Compensation Programs

Our executive compensation programs are designed to align pay with performance and to align the economic interests of executives and stockholders. Consistent with this design, almost 90% of the CEO’s pay and over 80% of the Named Executive Officers’ (“NEO”) pay is performance based, with stock-based long-term incentives being the largest portion of performance-based pay. The elements of total compensation are base pay, annual cash incentives, and long-term incentives. Long-term incentives consist equally of performance share units and stock options. The mix of 2013 target pay for our current Named Executive Officers is shown in the graphs below.

Although we made changes to our programs following the spinoff of Phillips 66, the fundamental design and delivery mechanisms remained unchanged. While the Human Resources and Compensation Committee (“HRCC”) was satisfied that the existing programs held executives accountable for their short-, medium- and long-term decisions and provided sufficient and prudent incentives for superior performance, the spinoff had the following impact on our programs:

•

We terminated and paid out the ongoing three-year performance share program periods and postponed until May 2012, the start of the performance period that would have begun in January 2012 (more details on page 51).

•

Considering the size and complexity of the Company, we adopted a compensation philosophy to set target compensation based on a comparison to the compensation of a group of integrated (ExxonMobil, Shell, Chevron, BP) and independent (Occidental, Anadarko, Apache, Devon) companies.

•

While maintaining total shareholder return as a metric in both our annual incentive and three-year performance share programs, we added metrics to those programs to align them with our strategic plan as an independent exploration and production company.

Based on the performance of the Company against the approved metrics, we paid out performance-based programs as follows (see “Process for Determining Executive Compensation” on page 45 and “2012 Executive Compensation and Analysis and Results” on page 52):

Annual Incentive: 2012 Variable Cash Incentive Program (VCIP)

The VCIP payout is calculated using the following formula, subject to HRCC approval and discretion to set the award:

Corporate Performance – 150% of target for each of our Named Executive Officers

Award Unit Performance – 138.8% of target for each of our Named Executive Officers, other than Messrs. Mulva and Chiang

Individual Performance – adjustments of between 0% and 20% for each of our Named Executive Officers

Long-Term Incentive: Performance Share Program (PSP) – (corporate award by performance period)

In connection with the spinoff of Phillips 66, we concluded two performance periods in progress under our PSP earlier than had been anticipated at the establishment of the regularly scheduled three-year performance periods. We settled a pro rata portion of the PSP awards based on pre-spin performance and established new performance periods that began following the spinoff.

The Committee determined that performance merited the following base awards as a percent of pro rata target awards:

•

PSP VIII Results: January 2010 – April 2012

Corporate Performance – 180% of target for each of our Named Executive Officers

Individual Performance – adjustments of between 0% and 20% for each of our Named Executive Officers; the HRCC limited each payout so that no executive received more than 200% of the prorated target award

ConocoPhillips – 2013 Proxy Statement   10

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•

PSP IX Results: January 2011 – April 2012

Corporate Performance – 150% of target for each of our Named Executive Officers

Individual Performance – adjustments of between 0% and 20% for each of our Named Executive Officers

While the normal program timing would have provided for a payout at the end of the 36 month performance period, the truncation of the program resulted in a pro rata portion of PSP IX being paid in 2012. However, the truncation also means that only the balance of the program is anticipated to be paid out in 2014.

•

PSP VIII Tail Results: May 2012 – December 2012

Subsequent to the spinoff, the Committee approved a new tail performance period for PSP VIII for our post-spin Named Executive Officers. This new performance period was designed to pay out at target due to its short length. In February 2013, the HRCC approved payout at target.

The Committee approved new performance periods and performance metrics for PSP IX Tail running from May 2012 – December 2013 and for PSP X running from May 2012 – December 2014 (the HRCC delayed the commencement of this performance period until after the spinoff, however, we still consider the program period for PSP X to provide compensation for the period beginning in January 2012).

2012 Executive Compensation Summary (page 58)

Set forth below is the 2012 compensation for our current Named Executive Officers:

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
R.M. Lance Chairman & Chief Executive Officer	$1,258,667	$-	$11,340,952	$1,281,873	$2,476,200	$2,567,068	$362,458	$19,287,218
J.W. Sheets Executive Vice President, Finance and Chief Financial Officer	705,200	-	2,014,063	1,007,298	951,818	2,218,402	103,143	6,999,924
M.J. Fox Executive Vice President, Exploration and Production	858,347	1,600,000	10,714,198	797,052	1,225,684	463,211	166,670	15,825,162
A.J. Hirshberg Executive Vice President, Technology and Projects	909,000	-	2,838,884	1,281,873	1,211,964	1,571,923	141,549	7,955,193
D.E. Wallette, Jr. Executive Vice President, Commercial, Business Development and Corporate Planning	617,150	-	2,725,364	516,201	823,513	1,777,876	776,532	7,236,636

The amounts shown in the Salary and Stock Awards columns reflect increases approved for Messrs. Lance, Fox, Hirshberg and Wallette that are linked to their expanded leadership roles following the spinoff and, along with Mr. Sheets, reflect increases that align their respective positions’ base pay and total compensation to the market in accordance with our compensation philosophy. In addition, in connection with Mr. Fox’s employment with the Company on January 1, 2012, he received certain inducement and make-up awards that are included in the Bonus and Stock Awards columns that are more fully described in the notes to the “Executive Compensation Tables” that begin on page 58.

Response to the 2012 Say on Pay Vote

At our 2012 Annual Meeting, approximately 80% of stockholders who cast an advisory vote on the Company’s say on pay proposal voted in favor of the Company’s executive compensation programs. Throughout the past year, we have engaged in dialogue with our largest stockholders about various corporate governance topics, including executive compensation, and have received strong, positive feedback. The HRCC values these discussions and encourages stockholders to provide feedback about our executive compensation programs as described under “Communications with the Board of Directors” on page 18.

Based on the results of the 2012 vote and our ongoing dialogue with stockholders, as well as a consideration of evolving best practices, the HRCC made certain changes to our programs, including the elimination of excise tax gross-ups for future participants in our Change in Control Severance Plan and the adoption of a clawback policy.

Important Dates for 2014 Annual Meeting of Stockholders (page 85)

•

Stockholder proposals submitted for inclusion in our 2014 proxy statement pursuant to SEC Rule 14a-8 must be received by November 28, 2013.

•

Notice of stockholder proposals to nominate a person for election as a director or to introduce an item of business at the 2014 Annual Meeting of Stockholders outside Rule 14a-8 must be received no earlier than January 14, 2014 and no later than February 13, 2014.

ConocoPhillips – 2013 Proxy Statement   11

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is soliciting my vote?

The Board of Directors of ConocoPhillips is soliciting your vote at the 2013 Annual Meeting of ConocoPhillips’ stockholders.

Who is entitled to vote?

You may vote if you were the record owner of ConocoPhillips common stock as of the close of business on March 15, 2013. Each share of common stock is entitled to one vote. As of March 15, 2013, we had 1,222,639,701 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of March 15, 2013, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” or “street name” holder of those shares.

What is a broker non-vote?

Applicable rules permit brokers to vote shares held in street name on routine matters when the brokers have not received voting instructions from the beneficial owner on how to vote those shares. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. Shares that are not voted on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting.

What routine matters will be voted on at the Annual Meeting?

The ratification of Ernst & Young LLP as our independent registered public accounting firm for 2013 is the only routine matter to be presented at the Annual Meeting on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

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What non-routine matters will be voted on at the Annual Meeting?

The non-routine matters to be presented at the Annual Meeting on which brokers are not allowed to vote unless they have received specific voting instructions from beneficial owners are:

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The election of directors;

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The advisory approval of the compensation of the Company’s Named Executive Officers;

•

Stockholder proposal relating to report on grassroots lobbying expenditures;

•

Stockholder proposal relating to greenhouse gas reduction targets; and

•

Stockholder proposal relating to gender identity non-discrimination.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting, however, abstentions will have the same effect as a vote “AGAINST.”

What are my voting choices for each of the proposals to be voted on at the 2013 Annual Meeting of Stockholders and how does the Board recommend that I vote my shares?

		More Information	Voting Choices and Board Recommendation
PROPOSAL 1	Election of Directors	Page 28

•

vote in favor of all nominees;

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vote in favor of specific nominees;

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vote against all nominees;

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vote against specific nominees;

•

abstain from voting with respect to all nominees; or

•

abstain from voting with respect to specific nominees.

The Board recommends a vote FOR each of the nominees.

PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	Page 34	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.
PROPOSAL 3	Advisory Approval of the Compensation of the Company’s Named Executive Officers	Page 38

•

vote in favor of the advisory proposal;

•

vote against the advisory proposal; or

•

abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory approval

of executive compensation.

PROPOSAL 4	Stockholder Proposal - Report on Grassroots Lobbying Expenditures*	Page 80	• vote in favor of the proposal; • vote against the proposal; or • abstain from voting on the proposal. The Board recommends a vote AGAINST the stockholder proposal.
PROPOSAL 5	Stockholder Proposal - Greenhouse Gas Reduction Targets*	Page 82	• vote in favor of the proposal; • vote against the proposal; or • abstain from voting on the proposal. The Board recommends a vote AGAINST the stockholder proposal.
PROPOSAL 6	Stockholder Proposal - Gender Identity Non-Discrimination*	Page 84	• vote in favor of the proposal; • vote against the proposal; or • abstain from voting on the proposal. The Board recommends a vote AGAINST the stockholder proposal.
* We will provide the name, address and share ownership of the stockholders submitting these proposals, along with the information for any co-filers, promptly upon a stockholder’s request.

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How many votes are needed to approve each of the proposals?

Each of the director nominees and all proposals submitted require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. As an advisory vote, the proposal to approve executive compensation is not binding upon the Company. However, the Human Resources and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

How do I vote?

Stockholders of Record: You can vote either in person at the meeting or by proxy. Persons who vote by proxy need not, but are entitled to, attend the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

This proxy statement, the accompanying proxy card and the Company’s 2012 Annual Report to Stockholders are being made available to the Company’s stockholders on the Internet at www.proxyvote.com through the notice and access process.

Vote your shares as follows – in all cases, have your proxy card in hand:

Vote over the Internet 24/7 at www.proxyvote.com	Dial toll-free 24/7 (800) 579-1639
Vote using your tablet or smartphone	If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Beneficial Stockholders: If you hold your ConocoPhillips stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. Please note that brokers may not vote your shares on the election of directors, compensation matters or stockholder proposals in the absence of your specific instructions as to how to vote. Please provide your voting instructions so your vote can be counted on these matters.

If you plan to vote in person at the Annual Meeting and you hold your ConocoPhillips stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

How do I vote if I hold my stock through ConocoPhillips’ employee benefit plans?

If you hold your stock through ConocoPhillips’ employee benefit plans, you must do one of the following:

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Vote over the Internet (instructions are in the email sent to you or on the notice and access form);

•

Vote by telephone (instructions are on the notice and access form); or

•

If you received a hard copy of your proxy materials, fill out the enclosed voting instruction card, date and sign it, and return it in the enclosed postage-paid envelope.

You will receive a separate voting instruction card for each employee benefit plan under which you hold stock. Please pay close attention to the deadline for returning your voting instruction card to the plan trustee. The voting deadline for each plan is set forth on the voting instruction card. Please note that different plans may have different deadlines.

How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation of your proxy to our Corporate Secretary so that it is received prior to the close of business on May 13, 2013.

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Can I change my vote?

Yes. You can change your vote at any time before the polls close at the Annual Meeting. You can do this by:

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Voting again by telephone or over the Internet prior to 11:59 p.m. EDT on May 13, 2013;

•

Signing another proxy card with a later date and returning it to us prior to the meeting; or

•

Voting again at the meeting.

Who counts the votes?

We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot, and Jim Gaughan of Carl T. Hagberg and Associates has been appointed to act as Inspector of Election.

When will the Company announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Stockholders. The Company will report the final results on our website and in a Current Report on Form 8-K filed with the SEC.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker has the authority to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2013 is considered to be a routine matter.

If you do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on proposals not considered “routine.” This is known as a broker non-vote. Without instructions from you, the broker may not vote on any proposals other than the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2013.

As more fully described on your proxy card, if you hold your shares through certain ConocoPhillips employee benefit plans and do not vote your shares, your shares (along with all other shares in the plan for which votes are not cast) may be voted pro rata by the trustee in accordance with the votes directed by other participants in the plan who elect to act as a fiduciary entitled to direct the trustee of the applicable plan on how to vote the shares.

What if I am a stockholder of record and return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” each of the director nominees listed on the card, “FOR” the ratification of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm, “FOR” the approval of the compensation of our Named Executive Officers, and “AGAINST” each of the stockholder proposals.

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker. If you do not provide voting instructions to your bank or broker, whether your shares can be voted by such person depends on the type of item being considered for vote. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters to be presented at the meeting. If any matters are properly brought before the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

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Who can attend the Annual Meeting?

Stockholders of record at the close of business on March 15, 2013 may attend the Annual Meeting. No cameras, recording equipment, laptops, tablets, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting, and security measures will be in effect to provide for the safety of attendees. You will need a photo ID to gain admission.

Do I need a ticket to attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of ConocoPhillips stock to enter the meeting. If your shares are registered in your name, you will find an admission ticket attached to the proxy card sent to you. If your shares are in the name of your broker or bank or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification.

IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN CONOCOPHILLIPS STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

Does the Company have a policy about directors’ attendance at the Annual Meeting?

Pursuant to the Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of Stockholders. All of the persons who were serving as directors at the time attended the 2012 Annual Meeting of Stockholders.

How can I access ConocoPhillips’ proxy materials and annual report electronically?

This proxy statement, the accompanying proxy card and the Company’s 2012 Annual Report are being made available to the Company’s stockholders on the Internet at www.proxyvote.com through the notice and access process. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you own ConocoPhillips stock in your name, you can choose this option and save us the cost of producing and mailing these documents by checking the box for electronic delivery on your proxy card, or by following the instructions provided when you vote by telephone or over the Internet. If you hold your ConocoPhillips stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a Notice of Internet Availability next year in the mail containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect unless you change your election following the receipt of a Notice of Internet Availability. You do not have to elect Internet access each year. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, you can request both by phone at (800) 579-1639, by email at sendmaterial@proxyvote.com and through the Internet at www.proxyvote.com. You will need your 12-digit control number located on your Notice of Internet Availability to request a package. You will also be provided with the opportunity to receive a copy of the proxy statement and annual report in future mailings.

We also encourage you to visit our Annual Meeting website at www.conocophillips.com/annualmeeting that, among other things, will enable you to learn more about our Company, vote your proxy, view a live webcast of the meeting and elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

Why did my household receive a single set of proxy materials?

SEC rules permit us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This benefits both you and the Company, as it eliminates duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card. Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by phone at (800) 579-1639, through the Internet at www.proxyvote.com, by email at sendmaterial@proxyvote.com, or by writing to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

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Will my vote be kept confidential?

The Company’s Board of Directors has a policy that all stockholder proxies, ballots and tabulations that identify stockholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes must be independent and cannot be employees of the Company. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to management.

What is the cost of this proxy solicitation?

Our Board of Directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by email, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies. In addition, we have hired Alliance Advisors to assist us in soliciting proxies, which it may do by mail, telephone or in person. We anticipate paying Alliance Advisors a fee of $15,000, plus expenses.

CORPORATE GOVERNANCE MATTERS

The Committee on Directors’ Affairs and our Board annually review the Company’s governance structure to take into account changes in SEC and New York Stock Exchange (“NYSE”) rules, as well as current best practices. Our Corporate Governance Guidelines, posted on the Company’s Internet site under the “Governance” caption and available in print upon request (see “Available Information” on page 85), address the following matters, among others:

•

director qualifications;

•

director responsibilities;

•

Board committees;

•

director access to officers;

•

employees and independent advisors;

•

director compensation;

•

director orientation and continuing education;

•

Chief Executive Officer (“CEO”) evaluation and management succession planning;

•

Board performance evaluations;

•

stock ownership and holding requirements for directors and management; and

•

anti-hedging.

The Corporate Governance Guidelines also contain director independence standards, which are consistent with the standards set forth in the NYSE listing standards, to assist the Board in determining the independence of the Company’s directors. The Board has determined that each director, except Mr. Lance, meets the standards regarding independence set forth in the Corporate Governance Guidelines and is free of any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In making such determination, the Board specifically considered the fact that many of our directors are directors, retired officers and stockholders of companies with which we conduct business. In addition, some of our directors serve as employees of, or consultants to, companies that do business with ConocoPhillips and its affiliates (as further described in “Related Party Transactions” on page 21). In all cases, it was determined that the nature of the business conducted and the interest of the director by virtue of such position were immaterial both to the Company and to such director.

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COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board of Directors by contacting our Corporate Secretary, Janet Langford Kelly, as provided below:

• Write to: ConocoPhillips Board of Directors • c/o Janet Langford Kelly, Corporate Secretary • ConocoPhillips • P.O. Box 4783 • Houston, TX 77210-4783	• Call: (281) 293-3030
• Email: boardcommunication@conocophillips.com
• Annual Meeting Website: www.conocophillips.com/annualmeeting

Relevant communications are distributed to the Board or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; new product suggestions; product complaints; product inquiries; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any outside director upon request.

Recognizing that director attendance at the Company’s Annual Meeting can provide the Company’s stockholders with an opportunity to communicate with Board members about issues affecting the Company, the Company actively encourages its directors to attend the Annual Meeting of Stockholders. In 2012, all of the Company’s directors attended the Annual Meeting.

BOARD LEADERSHIP STRUCTURE

BOARD OVERVIEW

•

Chairman of the Board and Chief Executive Officer: Ryan M. Lance

•

Lead Director: Richard H. Auchinleck

•

Active engagement by all Directors

•

10 of our 11 Directors are independent

•

All members of the Audit and Finance Committee, Committee on Directors’ Affairs, Human Resources and Compensation Committee and Public Policy Committee are independent

Our Board believes that continuing to combine the position of Chairman and CEO is in the best interests of the Company and its stockholders, and that the strong presence of engaged independent directors ensures independent oversight.

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Chairman and CEO Roles

ConocoPhillips is focused on the Company’s corporate governance practices and values, believing that independent board oversight is an essential component of strong corporate performance and enhances stockholder value. While the Board retains the authority to separate the positions of Chairman and CEO if it deems appropriate in the future, the Board currently believes it is in the best interests of the Company’s stockholders to combine them. Doing so places one person in a position to guide the Board in setting priorities for the Company and in addressing the risks and challenges the Company faces. The Board believes that, while its independent directors bring a diversity of skills and perspectives to the Board, the Company’s CEO, by virtue of his day-to-day involvement in managing the Company, is best suited to perform this unified role.

The Board believes there is no single organizational model that is the best and most effective in all circumstances. As a consequence, the Board periodically considers whether the offices of Chairman and CEO should be combined and who should serve in such capacities. The Board specifically considered whether the offices of Chairman and CEO should be combined following the repositioning and concluded that doing so continues to be in the best interests of the Company and its stockholders. The Board will continue to reexamine its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Independent Director Leadership

The Board believes that its current structure and processes encourage its independent directors to be actively involved in guiding the work of the Board. The Chairs of the Board’s committees establish their agendas and review their committee materials in advance, communicating directly with other directors and members of management as each deems appropriate. Moreover, each director is free to suggest agenda items and to raise matters at Board and committee meetings that are not on the agenda.

Our Corporate Governance Guidelines require that the independent directors meet in executive session at every meeting. The Board has designated the Chairman of the Committee on Directors’ Affairs, who must be an independent director, as the Lead Director. As Lead Director, Mr. Auchinleck presides at executive sessions of the independent directors. Each executive session may include, among other things, (1) a discussion of the performance of the Chairman and CEO, (2) matters concerning the relationship of the Board with the management directors and other members of senior management, and (3) such other matters as the non-employee directors deem appropriate. No formal action of the Board is taken at these meetings, although the non-employee directors may subsequently recommend matters for consideration by the full Board. The Board may invite guest attendees for the purpose of making presentations, responding to questions by the directors, or providing counsel on specific matters within their areas of expertise. In addition to chairing the executive sessions, Mr. Auchinleck leads the discussion with our CEO following the independent directors’ executive sessions, participates in the discussion of CEO performance with the Human Resources and Compensation Committee, and ensures that the Board’s self-assessments are done annually.

Each year, the Board completes a self-evaluation and Mr. Auchinleck discusses the results of the self-evaluation with the full Board and, individually, with each director. This allows for direct feedback by independent directors and enables Mr. Auchinleck to speak on their behalf in conversations with management about the Board’s role and informational needs. Mr. Auchinleck is also available to meet during the year with individual directors about any other areas of interest or concern they may have.

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BOARD RISK OVERSIGHT

While the Company’s management is responsible for the day-to-day management of risks to the Company, the Board has broad oversight responsibility for the Company’s risk management programs. In this oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning as intended, and that necessary steps are taken to foster a culture of risk-adjusted decision-making throughout the organization. In carrying out its oversight responsibility, the Board has delegated to individual Board committees certain elements of its oversight function. In this context, the Board delegated authority to the Audit and Finance Committee to facilitate coordination among the Board’s committees with respect to oversight of the Company’s risk management programs. As part of this authority, the Audit and Finance Committee regularly discusses the Company’s risk assessment and risk management policies to ensure that our risk management programs are functioning properly. Additionally, the Chairman of the Audit and Finance Committee meets with the Chairs of the other Board committees and management each year to discuss the Board’s oversight of the Company’s risk management programs. The Board receives regular updates from its committees on individual categories of risk, including strategy, reputation, operations, people, technology, investment, political/legislative/regulatory and market. Such updates incorporate, among other things, the following risk areas:

The Board exercises its oversight function with respect to all material risks to the Company, which are identified and discussed in the Company’s public filings with the SEC.

SUCCESSION PLANNING AND LEADERSHIP DEVELOPMENT

On an ongoing basis, the Board plans for succession to the position of CEO and other senior management positions, and the Committee on Directors’ Affairs oversees this succession planning process. The Human Resources and Compensation Committee assists in succession planning, as necessary, and reviews and makes recommendations to the Board regarding people strategies and initiatives such as leadership development. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the Company. In addition, the CEO periodically provides the Board with an assessment of potential successors to other key positions. Succession planning and leadership development remain top priorities of the Board and management.

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CODE OF BUSINESS ETHICS AND CONDUCT

ConocoPhillips has adopted a worldwide Code of Business Ethics and Conduct which applies to all directors, officers and employees, including the CEO and CFO. Our Code of Business Ethics and Conduct is designed to help directors, officers and employees resolve ethical issues in an increasingly complex global business environment and covers topics such as conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargos and sanctions, compliance procedures and employee complaint procedures. In accordance with good corporate governance practices, we periodically review and revise as necessary the Code of Business Ethics and Conduct. Effective April 1, 2013, our Code of Business Ethics and Conduct will be updated to reflect additional topics such as expectations for supervisors, investigating concerns, social media and money laundering. Our Code of Business Ethics and Conduct is posted on our Internet site under the “Governance” caption. Stockholders may also request printed copies of our Code of Business Ethics and Conduct by following the instructions located under “Available Information” on page 85.

RELATED PARTY TRANSACTIONS

Our Code of Business Ethics and Conduct requires that all directors and executive officers promptly bring to the attention of the General Counsel and, in the case of directors, the Chairman of the Committee on Directors’ Affairs or, in the case of executive officers, the Chairman of the Audit and Finance Committee, any transaction or relationship that arises and of which he or she becomes aware that reasonably could be expected to constitute a related party transaction. Any such transaction or relationship is reviewed by the Company’s management and the appropriate Board committee to ensure that it does not constitute a conflict of interest and is reported appropriately. Additionally, the Committee on Directors’ Affairs conducts an annual review of related party transactions between each of our directors and the Company (and its subsidiaries) and makes recommendations to the Board regarding the continued independence of each Board member. In 2012, there were no related party transactions in which the Company (or a subsidiary) was a participant and in which any director or executive officer (or their immediate family members) had a direct or indirect material interest. The Committee on Directors’ Affairs also considered relationships which, while not constituting related party transactions where a director had a direct or indirect material interest, nonetheless involved transactions between the Company and a company with which a director is affiliated, whether through employment status or by virtue of serving as director. Included in its review were ordinary course of business transactions with companies employing a director, including ordinary course of business transactions with Lowe’s Companies, Inc., of which Mr. Niblock serves as Chairman of the Board, President and Chief Executive Officer. The Committee on Directors’ Affairs determined that there were no transactions impairing the independence of any director.

BOARD MEETINGS AND COMMITTEES

The Board of Directors met eight times in 2012. Each director attended at least 75% of the aggregate of:

•

the total number of meetings of the Board (held during the period for which he or she has been a director); and

•

the total number of full-committee meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

The Board has five standing committees: the Audit and Finance Committee; the Executive Committee; the Human Resources and Compensation Committee; the Committee on Directors’ Affairs; and the Public Policy Committee. The Board has determined that all of the members of the Audit and Finance Committee, the Human Resources and Compensation Committee, the Committee on Directors’ Affairs and the Public Policy Committee are “independent” directors within the meaning of the SEC’s regulations, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. Each committee conducts a self-evaluation of its performance on an annual basis. The charters for our Audit and Finance Committee, Executive Committee, Human Resources and Compensation Committee, Committee on Directors’ Affairs and Public Policy Committee can be found on ConocoPhillips’ website at www.conocophillips.com under the “Governance” caption. Stockholders may also request printed copies of our Board committee charters by following the instructions located under “Available Information” on page 85.

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The current membership and primary responsibilities of the committees are summarized below:

Committee	Members	Primary Responsibilities	Number of Meetings in 2012
Audit and Finance	James E. Copeland, Jr.* Gay Huey Evans Mohd H. Marican Robert A. Niblock	• Discusses with management, the independent auditors, and the internal auditors the integrity of the Company’s accounting policies, internal controls, financial statements, financial reporting practices, and select financial matters, covering the Company’s capital structure, complex financial transactions, financial risk management, retirement plans and tax planning.	13
		• Reviews, and coordinates the review by other committees of, significant corporate risk exposures and steps management has taken to monitor, control and report such exposures.
		• Monitors the qualifications, independence and performance of our independent auditors and internal auditors.
		• Monitors our compliance with legal and regulatory requirements and corporate governance, including our Code of Business Ethics and Conduct.
		• Maintains open and direct lines of communication with the Board and our management, internal auditors and independent auditors.
Executive	Ryan M. Lance* Richard H. Auchinleck James E. Copeland, Jr. Harald J. Norvik William E. Wade, Jr.	• Exercises the authority of the full Board between Board meetings on all matters other than (1) those matters expressly delegated to another committee of the Board, (2) the adoption, amendment or repeal of any of our By-Laws and (3) matters which cannot be delegated to a committee under statute or our Certificate of Incorporation or By-Laws.	—
Human Resources and Compensation	William E. Wade, Jr.* Richard H. Auchinleck Harald J. Norvik	• Oversees our executive compensation policies, plans, programs and practices.	9
		• Assists the Board in discharging its responsibilities relating to the fair and competitive compensation of our executives and other key employees.
		• Annually reviews the performance (together with the Lead Director) and sets the compensation of the CEO.
Directors’ Affairs	Richard H. Auchinleck* Richard L. Armitage William K. Reilly(1) William E. Wade, Jr.	• Selects and recommends director candidates to the Board to be submitted for election at the Annual Meeting and to fill any vacancies on the Board.	6
		• Recommends committee assignments to the Board.
		• Reviews and recommends to the Board compensation and benefits policies for our non-employee directors.
		• Reviews and recommends to the Board appropriate corporate governance policies and procedures for our Company. • Monitors the orientation and continuing education programs for directors.
		• Conducts an annual assessment of the qualifications and performance of the Board.
		• Reviews and reports to the Board annually on succession planning for the CEO and senior management.
Public Policy	Harald J. Norvik* Richard L. Armitage Jody L. Freeman William K. Reilly(1)	• Advises the Board on current and emerging domestic and international public policy issues.	6
		• Assists the Board in the development and review of policies and budgets for charitable and political contributions.

•

Reviews and makes recommendations to the Board on, and monitors the Company’s compliance with its policies, programs and practices with regard to, among other things, health, safety and environmental protection and government relations.

* Committee Chairperson (1) Mr. Reilly is scheduled to retire on May 14, 2013.

NOMINATING PROCESSES OF THE COMMITTEE ON DIRECTORS’ AFFAIRS

The Committee on Directors’ Affairs comprises four non-employee directors, all of whom are independent under NYSE listing standards and our Corporate Governance Guidelines. The Committee on Directors’ Affairs identifies, investigates and recommends director candidates to the Board with the goal of creating balance of knowledge, experience and diversity. Generally, the Committee on Directors’ Affairs identifies candidates through business and organizational contacts of the directors and management. Our By-Laws permit stockholders to nominate director candidates for election at a stockholder meeting whether or not such nominee is submitted to and evaluated by the Committee on Directors’ Affairs. Stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedures described on page 85. The Committee on Directors’ Affairs will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a candidate for nomination by the Committee on Directors’ Affairs, he or she should follow the same procedures set forth above for nominations to be made directly by the stockholder. In addition, the stockholder should provide such other information as it may deem relevant for the Committee on Directors’ Affairs’ evaluation. Candidates recommended by the Company’s stockholders are evaluated on the same basis as candidates recommended by the Company’s directors, CEO, other executive officers, third-party search firms or other sources.

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NON-EMPLOYEE DIRECTOR COMPENSATION

The primary elements of our non-employee director compensation program consist of an equity compensation program and a cash compensation program.

Objectives and Principles

Compensation for directors is reviewed annually by the Committee on Directors’ Affairs and set upon approval of the Board of Directors. The Board’s goal in designing directors’ compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and that reflects the time and talent required to serve on the board of a complex, multinational corporation. The Board seeks to provide sufficient flexibility in the form of delivery to meet the needs of different individuals while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of ConocoPhillips. In furtherance of ConocoPhillips’ commitment to be a socially responsible member of the communities in which it participates, the Board believes that it is appropriate to extend ConocoPhillips’ matching gift program to charitable contributions made by individual directors as more fully described below.

Equity Compensation

Each non-employee director receives an annual grant of restricted stock units with an aggregate value of $170,000 on the date of grant. Restrictions on the units issued to a non-employee director will lapse in the event of retirement, disability, death, or a change of control, unless the director has elected to defer receipt of the shares until a stated period of time. Directors forfeit the units if, prior to the lapse of restrictions, the Board finds sufficient cause for forfeiture (although no such finding can be made after a change of control). Before the restrictions lapse, directors cannot sell or otherwise transfer the units, but the units are credited with dividend equivalents in the form of additional restricted stock units. When restrictions lapse, directors will receive unrestricted shares of Company stock as settlement of the restricted stock units.

ConocoPhillips grants issued prior to 2005 had restrictions that lapsed after three years from the date of grant or in the earlier event of retirement, disability, death, or a change of control. Settlement for grants before 2005 could be delayed at the election of the director and settled in either cash or stock, also at the election of the director. For grants that remained unvested at the beginning of 2005, directors were allowed to make an election prior to March 15, 2005, to set the time of settlement and whether settlement was to be in a lump sum or over a period of years. Restricted stock units granted to directors who are not from the United States may have modified terms to comply with laws and tax rules that apply to them. Thus, the restricted stock units granted to Messrs. Auchinleck and Norvik have slightly modified terms responsive to the tax laws of their home countries (Canada and Norway, respectively), the most important difference being that the restrictions lapse only in the event of retirement, death, or loss of office.

Cash Compensation

Each non-employee director receives $115,000 annual cash compensation. Non-employee directors serving in certain specified committee positions also receive the following additional cash compensation:

•

Lead Director—$50,000

•

Chair of the Audit and Finance Committee—$25,000

•

Chair of the Human Resources and Compensation Committee—$20,000

•

Chair of the other committees—$10,000

•

All other Audit and Finance Committee members—$10,000

•

All other Human Resources and Compensation Committee members—$7,500

As part of its review in 2012, the Committee on Directors’ Affairs considered, among other factors, market competitiveness of directors’ compensation in connection with the spinoff of our downstream business into an independent company (Phillips 66), based on studies prepared by Towers Watson, an outside consultant retained by the Company. As a result of such review, effective April 2012, and reflected above, the Board of Directors approved an additional $25,000 for the Lead Director, an additional $5,000 for the Chair of the Audit and Finance Committee and Chair of the Human Resources and Compensation Committee, and an additional $2,500 for each other member of the Audit and Finance Committee and Human Resources and Compensation Committee. The Committee on Directors’ Affairs assessed the engagement with Towers Watson using the guidelines provided in SEC rules and concluded that the work of the consultant did not raise any conflict of interest.

The total annual cash compensation is payable in monthly installments. Directors may elect, on an annual basis, to receive all or part of their cash compensation in unrestricted stock or in restricted stock units (such unrestricted stock or restricted stock units are issued on the last business day of the month valued using the average of the high and the low market prices of ConocoPhillips common stock on such date), or to have the amount credited to the director’s deferred compensation account. The restricted stock units issued in lieu of cash compensation are subject to the same restrictions as the annual restricted stock units granted since 2005 and described above under “Equity Compensation.” Due to differences in the tax laws of other countries, the Board, at its July 1, 2003 meeting, approved modification of the compensation for directors who are taxed under the laws of other countries. Effective in 2004, Canadian directors (currently, Mr. Auchinleck) were able to elect to receive cash compensation either in cash or in restricted stock units, redeemable only upon retirement, death, or loss of office. Effective in 2007, Norwegian directors (currently, Mr. Norvik) receive compensation that would otherwise have been received as cash only as restricted stock units.

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Deferral of Compensation

Directors can elect to defer their cash compensation into the Deferred Compensation Program for Non-Employee Directors of ConocoPhillips (“Director Deferral Plan”). Deferred amounts are deemed to be invested in various mutual funds and similar investment choices (including ConocoPhillips common stock) selected by the director from a list of investment choices available under the Director Deferral Plan. Mr. Auchinleck (from Canada) and Mr. Norvik (from Norway) do not have the opportunity to defer cash compensation in this manner.

Compensation deferred prior to January 1, 2003, by former directors of Conoco Inc. and Phillips Petroleum Company continues to be deferred and is deemed to be invested in various mutual funds as selected by the director. The deferred amounts may be paid as a lump sum or as installment payments following retirement from the Board.

The future payment of any compensation deferred by non-employee directors of ConocoPhillips after January 1, 2003, and by former directors of Phillips Petroleum Company prior to January 1, 2003, may be funded in a grantor trust designed for this purpose. The future payment of any cash compensation deferred by former directors of Conoco Inc. prior to January 1, 2003, is not funded.

Directors’ Matching Gift Program

All active and retired directors are eligible to participate in the Directors’ Annual Matching Gift Program. This program provides a dollar-for-dollar match of a gift of cash or securities, up to a maximum of $15,000 per donor for active directors and $7,500 per donor for retired directors during any one calendar year, to charities and educational institutions, excluding religious, political, fraternal, or athletic organizations, that are tax-exempt under Section 501(c)(3) of the Internal Revenue Code of the United States or meet similar requirements under the applicable law of other countries.

Other Compensation

Spouses and significant others of directors and executive officers attend certain meetings at the encouragement of the Board. The cost of such attendance is treated by the Internal Revenue Service as income, and as such is taxable to the recipient. The Board believes that such costs are expenses of creating a collegial environment that enhances the effectiveness of the Board, and therefore the Company reimburses directors for the out of pocket cost of the travel and the resulting income taxes. Amounts representing this reimbursement are contained in the All Other Compensation column.

Stock Ownership

Directors are expected to own as much Company stock as the amounts of the annual equity grants during their first five years on the Board. Directors are expected to reach this level of target ownership within five years of joining the Board. Actual shares of stock, restricted stock, or restricted stock units, including deferred stock units, may be counted in satisfying the stock ownership guidelines. The holdings of each of our directors currently meet or exceed the guidelines.

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Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
R.L. Armitage	$115,000	$170,044	$-	$-	$-	$2,500	$287,544
R.H. Auchinleck	174,081	170,044	-	-	-	7,315	351,440
J.E. Copeland, Jr.	138,750	170,044	-	-	-	26,196	334,990
K.M. Duberstein (retired)(5)	38,333	170,044	-	-	-	19,683	228,060
J.L. Freeman(6)	57,500	-	-	-	-	-	57,500
R.R. Harkin (retired)(5)	41,667	170,044	-	-	-	18,126	229,837
M.H. Marican	124,375	170,044	-	-	-	61,077	355,496
H.W. McGraw III (retired)(5)	40,420	170,044	-	-	-	-	210,464
R. A. Niblock	124,632	170,044	-	-	-	15,000	309,676
H.J. Norvik	129,669	170,044	-	-	-	39,202	338,915
W.K. Reilly	115,000	170,044	-	-	-	41,998	327,042
V.J. Tschinkel (retired)(5)	41,042	170,044	-	-	-	17,214	228,300
K.C. Turner (retired)(5)	40,208	170,044	-	-	-	20,557	230,809
W.E. Wade, Jr.	134,161	170,044	-	-	-	10,000	314,205

(1)

Reflects 2012 annual cash compensation of $115,000 payable to each non-employee director. In 2012, non-employee directors serving in specified committee positions also received the following additional cash compensation:

Lead Director—$25,000; effective April 2012, this amount was increased to $50,000

Chair of the Audit and Finance Committee—$20,000; effective April 2012, this amount was increased to $25,000

Chair of the Human Resources and Compensation Committee—$15,000; effective April 2012, this amount was increased to $20,000

Chair of any other committee—$10,000

Each other Audit and Finance Committee member—$7,500; effective April 2012, this amount was increased to $10,000

Each other Human Resources and Compensation Committee member—$5,000; effective April 2012, this amount was increased to $7,500

Amounts shown include prorated amounts attributable to committee reassignments which may occur during the year. Amounts shown in the Fees Earned or Paid in Cash column include any amounts that were voluntarily deferred to the Director Deferral Plan, received in ConocoPhillips common stock, or received in restricted stock units. Messrs. Auchinleck, McGraw, Niblock and Norvik received 100% of their cash compensation in restricted stock units in 2012 with an aggregate grant date fair value as shown in the table. Mr. Wade elected to receive 25% of his cash compensation in restricted stock units that had an aggregate grant date fair value of $33,849 with the remainder of his cash compensation deferred into the Director Deferral Plan. All other directors received their cash compensation in cash or deferred into the Director Deferral Plan.

(2)

Amounts represent the aggregate grant date fair value of stock awards. Under our Non-Employee Director compensation program, each non-employee director received a 2012 annual grant of restricted stock units with an aggregate value of $170,000 on the date of grant based on the average of the high and low price for our common stock, as reported on the NYSE, on such date, or if such date is a non-trading date, the last preceding trading date. These grants are made in whole shares with fractional share amounts rounded up, resulting in a grant of shares with a value of $170,044 on January 15, 2012 to each person who was a director on that date.

(3) The following table reflects, for each director, the aggregate number of stock awards outstanding as of December 31, 2012:
Name	Security	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)
R.L. Armitage	COP	15,321
	PSX	7,462
R.H. Auchinleck	COP	68,076
	PSX	32,082
J.E. Copeland, Jr.	COP	32,066
	PSX	15,616
K.M. Duberstein	COP	15,949
	PSX	7,749
J.L. Freeman	COP	-
R.R. Harkin	COP	-
	PSX	-
M.H. Marican	COP	2,522
	PSX	1,228
H.W. McGraw III	COP	30,077
	PSX	17,630
R. A. Niblock	COP	7,352
	PSX	2,846
H.J. Norvik	COP	29,801
	PSX	13,734
W.K. Reilly	COP	53,411
	PSX	26,011
V.J. Tschinkel	COP	12,562
	PSX	6,118
K.C. Turner	COP	22,309
	PSX	10,844
W.E. Wade, Jr.	COP	20,882
	PSX	9,970

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The following table lists vesting of director stock awards in 2012:

Name	Security	Stock Awards
		Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
R.L. Armitage	COP	-	$-
	PSX	-	-
R.H. Auchinleck	COP	-	-
	PSX	-	-
J.E. Copeland, Jr.	COP	-	-
	PSX	-	-
K.M. Duberstein(a)	COP	37,257	2,168,367
	PSX	18,163	854,382
J.L. Freeman	COP	-	-
R.R. Harkin(b)	COP	36,542	2,126,674
	PSX	17,796	837,198
M.H. Marican	COP	-	-
	PSX	-	-
H.W. McGraw III	COP	-	-
	PSX	-	-
R.A. Niblock	COP	-	-
	PSX	-	-
H.J. Norvik	COP	-	-
	PSX	-	-
W.K. Reilly	COP	-	-
	PSX	-	-
V.J. Tschinkel(c)	COP	38,705	2,255,733
	PSX	16,496	549,968
K.C. Turner(d)	COP	33,375	1,896,184
	PSX	16,561	627,922
W.E. Wade, Jr.	COP	-	-
	PSX	-	-

(a)

Mr. Duberstein received restricted stock and restricted stock unit awards for his service as a Director of ConocoPhillips from 2002 — 2012. These awards were converted on a 1:2 basis following the completion of the repositioning. As permitted by the terms and conditions of the awards, Mr. Duberstein elected to receive certain awards in the form of unrestricted shares six months after separation from service and other awards in annual installments. Mr. Duberstein retired from the Board on May 1, 2012. The total unrestricted shares acquired upon vesting of these awards were 37,257 shares of ConocoPhillips common stock and 18,163 shares of Phillips 66 common stock, valued at $2,168,367 and $854,382, respectively. Although taxes are not collected by the Company on behalf of the non-employee director, the value of lapsed shares are reported on a Form 1099 for the year in which the taxable event occurs.

(b)

Ms. Harkin received restricted stock unit awards for her service as a Director of ConocoPhillips from 2002—2012. These awards were converted on a 1:2 basis following the completion of the repositioning. As permitted by the terms and conditions of the awards, Ms. Harkin elected to receive unrestricted shares six months after separation from service. Ms. Harkin retired from the Board on May 1, 2012. The total unrestricted shares acquired upon vesting of these awards were 36,542 shares of ConocoPhillips common stock and 17,796 shares of Phillips 66 common stock valued at $2,126,674 and $837,198, respectively. Although taxes are not collected by the Company on behalf of the non-employee director, the value of lapsed shares are reported on a Form 1099 for the year in which the taxable event occurs.

(c)

Ms. Tschinkel received restricted stock unit awards for her service as a Director of ConocoPhillips in 2004 totaling 3,468 units and in 2007 totaling 2,245 units. As permitted by the terms and conditions of the awards, Ms. Tschinkel elected to receive unrestricted shares eight years after grant date with regard to her 2004 service and five years after grant date with regard to her 2007 service. She received a total of 5,713 unrestricted shares of ConocoPhillips common stock upon vesting of these awards prior to the repositioning, valued at $404,910. In addition, Ms. Tschinkel retired from the Board on May 1, 2012. As permitted by the terms and conditions of her restricted stock unit awards for her service as a Director of ConocoPhillips prior to 2003, Ms. Tschinkel elected to receive unrestricted shares on her retirement date. She received a total of 32,992 unrestricted shares of ConocoPhillips common stock and 16,496 shares of Phillips 66 common stock valued at $1,850,823 and $549,968, respectively, upon vesting of these awards after conversion on a 1:2 basis following the completion of the repositioning. Although taxes are not collected by the Company on behalf of the non-employee director, the value of lapsed shares are reported on a Form 1099 for the year in which the taxable event occurs.

(d)

Ms. Turner received restricted stock and restricted stock unit awards for her service as a Director of ConocoPhillips from 2002—2012. These awards were converted on a 1:2 basis following the completion of the repositioning. As permitted by the terms and conditions of her restricted stock unit awards for her service as a Director of ConocoPhillips prior to 2003, Ms. Turner elected to receive unrestricted shares on her retirement date. Ms. Turner retired from the Board on May 1, 2012. The total unrestricted shares acquired upon vesting of these awards were 22,053 shares of ConocoPhillips common stock and 11,026 shares of Phillips 66 common stock valued at $1,237,154 and $367,618, respectively. As permitted by the terms and conditions of certain awards after 2002, Ms. Turner elected to receive certain awards in unrestricted shares six months after separation from service and in annual installments for other awards. The total unrestricted shares acquired upon vesting of these awards were 11,322 shares of ConocoPhillips common stock and 5,535 shares of Phillips 66 common stock, valued at $659,030 and $260,304, respectively. Although taxes are not collected by the Company on behalf of the non-employee director, the value of lapsed shares are reported on a Form 1099 for the year in which the taxable event occurs.

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(4) The following table reflects, for each director, the items contained in All Other Compensation:
Name	Tax Reimbursement Gross-Up(a) ($)	Meeting Travel Reimbursements & Meeting Perquisites(b) ($)	Matching Gift Amounts(c) ($)	Total ($)
R.L. Armitage	$-	$-	$2,500	$2,500
R.H. Auchinleck	7,315	-	-	7,315
J.E. Copeland, Jr.	4,696	-	21,500	26,196
K.M. Duberstein	4,683	-	15,000	19,683
J.L. Freeman	-	-	-	-
R.R. Harkin	3,126	-	15,000	18,126
M.H. Marican	18,450	42,627	-	61,077
H.W. McGraw III	-	-	-	-
R.A. Niblock	-	-	15,000	15,000
H.J. Norvik	18,926	20,276	-	39,202
W.K. Reilly	12,248	-	29,750	41,998
V.J. Tschinkel	3,194	-	14,020	17,214
K.C. Turner	5,557	-	15,000	20,557
W.E. Wade, Jr.	-	-	10,000	10,000

(a)

The amounts shown are for payments by the Company relating to certain taxes incurred by the director. These primarily occur when the Company requests spouses or other guests to accompany the director to Company functions, including Board and committee meetings, and as a result, the director is deemed to make a personal use of Company assets (for example, when a spouse accompanies a director on a Company aircraft or when a spouse accompanies a director and the commercial air travel cost is paid or reimbursed by the Company) or when a retirement presentation is made to a retiring director. In such circumstances, if the director is imputed income in accordance with the applicable tax laws, the Company will generally reimburse the director for the increased tax costs. All such tax reimbursements have been included above, regardless of whether the corresponding perquisite or personal benefit is required to be reported pursuant to SEC rules and regulations.

(b)

The amounts shown for Messrs. Marican and Norvik are primarily for payments by the Company relating to travel costs when the Company requests spouses or other guests to accompany the director to Company functions, including Board and Committee meetings, and as a result, the director is deemed to make a personal use of Company assets. Amounts included for these travel costs were $19,909 for Mr. Norvik and $41,684 for Mr. Marican. The amounts shown reflect the invoiced cost to the Company.

(c)

The Company maintains a Matching Gift Program under which we match certain gifts by directors to charities and educational institutions, excluding religious, political, fraternal, or athletic organizations, that are tax-exempt under Section 501(c)(3) of the Internal Revenue Code of the United States or meet similar requirements under the applicable law of other countries. For directors, the program matches up to $15,000 with regard to each program year. Administration of the program can cause more than $15,000 to be paid in a single fiscal year of the Company, due to processing claims from more than one program year in that single fiscal year. The amounts shown are for the actual payments by the Company in 2012. Each of Messrs. Lance and Mulva is eligible for the program as an executive of the Company, rather than as a director. Information on the value of matching gifts for Messrs. Lance and Mulva are shown on the Summary Compensation Table on page 58 and the notes to that table.

(5)

Messrs. Duberstein and McGraw, and Mmes. Harkin, Tschinkel and Turner retired from the ConocoPhillips Board of Directors effective May 1, 2012 upon completion of the repositioning. Mr. McGraw and Ms. Tschinkel joined the Board of Directors of Phillips 66. Only their service to the ConocoPhillips Board is reflected in the tables.

(6)

Ms. Freeman was elected to the Board in July 2012. The amounts in the tables above include her prorated compensation reflecting the portion of 2012 in which she served as a Director. She received cash compensation beginning July 2012. She received no equity compensation for 2012, as she did not join the Board until after the grant date for equity compensation in January 2012.

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ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

What am I voting on?

You are voting on a proposal to elect nominees to a one-year term as directors of the Company.

What is the makeup of the Board of Directors and how often are the members elected?

Our Board of Directors currently has 11 members. The size of the Board is expected to be reduced to 10 members upon Mr. Reilly’s scheduled retirement at the 2013 Annual Meeting of Stockholders, the end of his current term. Directors are elected at the Annual Meeting of Stockholders every year. Any director vacancies created between annual stockholder meetings (such as by a current director’s death, resignation or removal for cause or an increase in the number of directors) may be filled by a majority vote of the remaining directors then in office. Any director appointed in this manner would hold office until the next election. If a vacancy results from an action of our stockholders, only our stockholders would be entitled to elect a successor. Under the Company’s Corporate Governance Guidelines, each director is required to retire at the next annual stockholders’ meeting of the Company following his or her 72nd birthday.

What if a nominee is unable or unwilling to serve?

This is not expected to occur, as all director nominees have previously consented to serve. If it does and the Board does not elect to reduce the size of the Board, shares represented by proxies will be voted for a substitute nominated by the Board of Directors.

How are directors compensated?

Please see our discussion of director compensation beginning on page 23.

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What criteria were considered by the Committee on Directors’ Affairs in selecting the nominees?

In selecting the 2013 nominees for director, the Committee on Directors’ Affairs sought candidates who possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of the Company’s stockholders. In addition to reviewing a candidate’s background and accomplishments, the Committee on Directors’ Affairs reviewed candidates for director in the context of the current composition of the Board and the evolving needs of the Company’s businesses. The Committee on Directors’ Affairs also considered the number of boards on which the candidate already serves. It is the Board’s policy that at all times at least a substantial majority of its members meets the standards of independence promulgated by the SEC and the NYSE, and as set forth in the Company’s Corporate Governance Guidelines. The Committee on Directors’ Affairs also seeks to ensure that the Board reflects a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership, and oil and gas related industries, sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The Board seeks to maintain a diverse membership, but does not have a separate policy on diversity. The Board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings.

The following are some of the key qualifications and skills the Committee on Directors’ Affairs considered in evaluating the director nominees. The table and individual biographies below provide additional information about each nominee’s specific experiences, qualifications and skills.

•

CEO or senior officer experience. We believe that directors with CEO or senior officer experience provide the Company with valuable insights. These individuals have a demonstrated record of leadership qualities and a practical understanding of organizations, processes, strategy, risk and risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also bring valuable perspective on common issues affecting both their company and ConocoPhillips.

•

Financial reporting experience. We believe that an understanding of finance and financial reporting processes is important for our directors. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

•

Industry experience. We seek to have directors with leadership experience as executives or directors or experience in other capacities in the energy industry. These directors have valuable perspective on issues specific to the Company’s business.

•

Global experience. As a global energy company, the Company’s future success depends, in part, on its success in growing its businesses outside the United States. Our directors with global business or international experience provide valued perspective on our operations.

•

Environmental/Regulatory experience. The perspective of directors who have experience within the environmental regulatory field is valued as we implement policies and conduct operations in order to ensure that our actions today will not only provide the energy needed to drive economic growth and social well-being, but also secure a stable and healthy environment for tomorrow. With the energy industry so heavily regulated and directly affected by governmental actions and decisions, the Company recognizes that directors with government experience offer valuable insight in this regard.

	Armitage	Auchinleck	Copeland	Freeman	Huey Evans	Lance	Marican	Niblock	Norvik	Wade
CEO/Senior Officer Experience		√	√			√	√	√	√	√
Financial Reporting Experience			√		√		√	√
Industry Experience		√		√		√	√		√	√
Global Experience	√	√	√		√	√	√		√	√
Environmental/Regulatory Experience	√			√	√				√

The lack of a ‘√’ for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas, however, the ‘√’ indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.

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Who are this year’s nominees?

The following directors are standing for annual election this year to hold office until the 2014 Annual Meeting of Stockholders. Included below is a listing of each nominee’s name, age, tenure and qualifications.

Richard L. Armitage

Age: 67

Director since: March 2006

ConocoPhillips Committees: Committee on Directors’ Affairs; Public Policy Committee

Other current directorships: ManTech International Corporation; Transcu, Ltd.(1)(2)

Mr. Armitage has served as President of Armitage International since March 2005. He is a former U.S. Deputy Secretary of State and held a wide variety of high ranking U.S. diplomatic positions from 1989 to 1993 including: Special Mediator for Water in the Middle East; Special Emissary to King Hussein of Jordan during the 1991 Gulf War; and Ambassador, directing U.S. assistance to the newly independent states of the former Soviet Union. He served as Assistant U.S. Secretary of Defense for International Security Affairs from 1983 to 1989. He serves on the boards of ManTech International Corporation and Transcu, Ltd. and is a member of The American Academy of Diplomacy as well as a member of the Board of Trustees of the Center for Strategic Studies.

Skills and Qualifications:

Mr. Armitage’s experience in a wide range of high ranking diplomatic positions qualify him to provide valuable insight and expertise in the context of the Company’s global operations with substantial governmental interface. Mr. Armitage has specific expertise in many of the Company’s key operating regions. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

Richard H. Auchinleck, Lead Director

Age: 61

Director since: August 2002

ConocoPhillips Committees: Executive Committee; Human Resources and Compensation Committee; Committee on Directors’ Affairs (Chair)

Other current directorships: Enbridge Commercial Trust(1); Telus Corporation(1)

Mr. Auchinleck began his service as a director of Conoco Inc. in 2001 prior to its merger with Phillips Petroleum Company in 2002. He served as President and Chief Executive Officer of Gulf Canada Resources Limited from 1998 until its acquisition by Conoco in 2001. Prior to his service as CEO, he was Chief Operating Officer of Gulf Canada from 1997 to 1998 and Chief Executive Officer for Gulf Indonesia Resources Limited from 1997 to 1998. Mr. Auchinleck currently serves on the boards of Enbridge Income Fund Holdings Inc. and Telus Corporation and previously served on the board of Red Mile Entertainment Inc. from 2005 to 2008.

Skills and Qualifications:

Mr. Auchinleck has served as a director of ConocoPhillips and its predecessors since Gulf Canada Resources was acquired by Conoco in 2001. His extensive experience in the industry and as a CEO of an energy company provides him with valuable insights into the Company’s business. In addition, Mr. Auchinleck has extensive industry experience in Canada, the location of many key Company assets and operations. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

James E. Copeland, Jr.

Age: 68 Director since: February 2004 ConocoPhillips Committees: Audit and Finance Committee (Chair); Executive Committee Other current directorships: Equifax Inc.; Time Warner Cable Inc.

Mr. Copeland served as Chief Executive Officer of Deloitte & Touche and Deloitte Touche Tohmatsu from 1999 to 2003. Mr. Copeland formerly served as Senior Fellow for Corporate Governance with the U.S. Chamber of Commerce and as a Global Scholar with the Robinson School of Business at Georgia State University. Mr. Copeland is currently a member of the boards of Equifax Inc., Time Warner Cable Inc. and BASS, LLC, and previously served on the board of Coca Cola Enterprises from 2003 to 2008.

Skills and Qualifications:

As the former CEO of one of the “Big Four” accounting firms, Mr. Copeland provides a wealth of financial and accounting expertise. In addition, Mr. Copeland’s experience as a CEO at a large global corporation allows him to provide valuable insights on managing a global business. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

Jody L. Freeman

Age: 49 Director since: July 2012 ConocoPhillips Committees: Public Policy Committee

Ms. Freeman is the Archibald Cox Professor of Law at Harvard Law School and founding director of the Harvard Law School Environmental Law and Policy Program. Before joining the Harvard faculty in 2005, Ms. Freeman was a professor of Law at UCLA Law School from 1995 to 2005. Ms. Freeman formerly served as an independent consultant to the National Commission on the Deepwater Horizon Oil Spill and Offshore Drilling in 2010 and as a counselor for energy and climate change in the White House from 2009 to 2010. Ms. Freeman is a member of the Administrative Conference of the United States and the American College of Environmental Lawyers.

Skills and Qualifications:

Ms. Freeman’s expertise in environmental law and policy, and her unique experiences in shaping federal environmental policy, especially in matters critical to the Company’s operations, enable her to provide valuable insight into the Company’s policies and practices. The Board believes her experience and expertise in these matters make her well qualified to serve as a member of the Board.

(1) Not a U.S. based company.

(2) Not required to file periodic reports under the Securities Exchange Act of 1934.

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Gay Huey Evans

Age: 58

Director since: March 2013

ConocoPhillips Committees: Audit and Finance Committee

Other current directorships: Aviva plc.(1)(2); The London Stock Exchange Group plc.(1)(2); Itau BBA International Limited(1)(2); Clariden Leu (Europe) Ltd.(1) (2); The Financial Reporting Council(1)(2)

Ms. Huey Evans was formerly Vice Chairman of the Board and Non-Executive Chairman, Europe, of the International Swaps and Derivatives Association, Inc. from 2011 to 2012. She was former Vice Chairman, Investment Banking and Investment Management at Barclays Capital from 2008 to 2010. She was previously head of governance of Citi Alternative Investments (EMEA) from 2007 to 2008 and President of Tribeca Global Management (Europe) Ltd. from 2005 to 2007, both part of Citigroup. From 1998 to 2005, she was director of the markets division and head of the capital markets sector at the U.K. Financial Services Authority. She previously held various senior management positions with Bankers Trust Company in New York and London. She currently serves as a non-executive director of Aviva plc., The London Stock Exchange Group plc., Itau BBA International Limited, Clariden Leu (Europe) Ltd. and The Financial Reporting Council.

Skills and Qualifications:

Ms. Huey Evans’ in-depth knowledge of, and insight into, global capital markets from her extensive experience in the financial services industry brings valuable expertise to the Company’s businesses. The Board believes her experience and expertise in these matters make her well qualified to serve as a member of the Board.

Ryan M. Lance

Age: 50 Director since: April 2012 ConocoPhillips Committees: Executive Committee (Chair)

Mr. Lance was appointed Chairman and Chief Executive Officer in April 2012, having previously served as Senior Vice President, Exploration and Production — International from May 2009. Prior to that he served as President, Exploration and Production — Asia, Africa, Middle East and Russia/Caspian since April 2009, having previously served as President, Exploration and Production — Europe, Asia, Africa and the Middle East since September 2007. Prior thereto, he served as Senior Vice President, Technology commencing in February 2007, and prior to that served as Senior Vice President, Technology and Major Projects commencing in 2006. He served as President, Downstream Strategy, Integration and Specialty Businesses from 2005 to 2006.

Skills and Qualifications:

Mr. Lance’s service as Chairman and Chief Executive Officer of ConocoPhillips makes him well qualified to serve both as a director and Chairman of the Board. Mr. Lance’s extensive experience in the industry as an executive in our exploration and production businesses, and as the global representative of ConocoPhillips, make his service as a director invaluable to the Company. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

Mohd H. Marican

Age: 60

Director since: December 2011

ConocoPhillips Committees: Audit and Finance Committee

Other current directorships: Sembcorp Industries Limited(1)(2); Sembcorp Marine Limited(1)(2); Singapore Power Limited(1)(2); Sarawak Energy Berhad(1)(2); Lambert Energy Advisory Limited(1)(2)

Tan Sri Marican was the former President and Chief Executive Officer of the Malaysian national oil company, PETRONAS, from 1995 to 2010. He served as Senior Vice President of finance for PETRONAS from 1989 to 1995 and a partner in the accounting firm of Hanafiah Raslan and Mohamed (Touche Ross & Co) from 1981 to 1989. He currently serves as a director of Sembcorp Industries, Sembcorp Marine, Lambert Energy Advisory, Singapore Power, Sarawak Energy Berhad and MH Marican Advisory.

Skills and Qualifications:

Tan Sri Marican’s extensive experience in the industry and as a CEO of an international energy company headquartered in the Asia Pacific region provides him with valuable insights into the Company’s businesses. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

Robert A. Niblock

Age: 50 Director since: February 2010 ConocoPhillips Committees: Audit and Finance Committee Other current directorships: Lowe’s Companies, Inc.

Mr. Niblock is Chairman, President and Chief Executive Officer of Lowe’s Companies, Inc. He has served as Chairman and CEO of Lowe’s Companies, Inc. since January 2005 and he reassumed the title of President in 2011, after having served in that role from 2003 to 2006. Mr. Niblock became a member of the board of directors of Lowe’s when he was named Chairman and CEO-elect in 2004. Mr. Niblock joined Lowe’s in 1993 and, during his career with the company, has served as Vice President and Treasurer, Senior Vice President, and Executive Vice President and CFO. Before joining Lowe’s, Mr. Niblock had a nine-year career with accounting firm Ernst & Young. Mr. Niblock is a member of the board of directors of the Retail Industry Leaders Association, and served as its chairman in 2008 and 2009. He has been a member of the Association since 2003 and served as vice chairman in 2006 and 2007.

Skills and Qualifications:

Mr. Niblock became a member of the Board in 2010. The Committee on Directors’ Affairs valued his experience as a CEO and in financial reporting matters. Mr. Niblock’s experience as an actively-serving CEO of a large public company allows him to provide the Board with valuable operational and financial expertise. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

(1) Not a U.S. based company.

(2) Not required to file periodic reports under the Securities Exchange Act of 1934.

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Harald J. Norvik

Age: 66

Director since: July 2005

ConocoPhillips Committees: Executive Committee; Human Resources and Compensation Committee; Public Policy Committee (Chair)

Other current directorships: Petroleum Geo-Services ASA(1); Aschehoug ASA(1)(2)

Mr. Norvik currently serves as Chairman of Aschehoug ASA and as Vice Chairperson of Petroleum Geo-Services ASA. He is also on the board of Deep Ocean Group and Umoe ASA. He was Chairman and a partner at Econ Management AS from 2002 to 2008 and was a strategic advisor there from 2008 to 2010. He served as Chairman of the Board of Telenor ASA from 2007 to 2012, and as Chairman, President & CEO of Statoil from 1988 to 1999.

Skills and Qualifications:

As a former CEO of an international energy corporation, Mr. Norvik brings valuable experience and expertise in industry and operational matters. In addition, Mr. Norvik provides valuable international perspective as a citizen of Norway, a country in which the Company has significant operations. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

William E. Wade, Jr

Age: 70 Director since: March 2006 ConocoPhillips Committees: Executive Committee; Human Resources and Compensation Committee (Chair); Committee on Directors’ Affairs

Mr. Wade served as a director of Burlington Resources Inc. from 2001 through the time of its acquisition by ConocoPhillips in 2006. Mr. Wade served as President of Atlantic Richfield Company from 1998 to 1999 and Executive Vice President of Atlantic Richfield Company from 1993 to 1998. Prior to this, he served in a series of management positions with Atlantic Richfield Company beginning in 1968.

Skills and Qualifications:

Mr. Wade’s extensive experience in senior management within the industry and in areas of significant Company operations makes him well qualified to serve as a member of the Board. Mr. Wade’s prior service as a director of Burlington Resources Inc. also provides him with valuable insights in the assets acquired as part of the acquisition of that company. The Board believes his experience and expertise in these matters make him well qualified to serve as a member of the Board.

(1) Not a U.S. based company.

(2) Not required to file periodic reports under the Securities Exchange Act of 1934.

What vote is required to approve this proposal?

Each nominee requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

What if a director nominee does not receive a majority of votes cast?

Our By-Laws require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast “for” a director must exceed the number of votes cast “against” that director). If a nominee who is serving as a director is not elected at the Annual Meeting and no one else is elected in place of that director, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our By-Laws, the holdover director is required to tender his or her resignation to the Board. The Committee on Directors’ Affairs then would consider the resignation and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board of Directors would then make a decision whether to accept the resignation taking into account the recommendation of the Committee on Directors’ Affairs. The director who tenders his or her resignation will not participate in the Board’s decision. The Board is required to disclose publicly (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

What does the Board recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE STANDING FOR ELECTION AS DIRECTOR.

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AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee (the “Audit Committee”) assists the Board in fulfilling its responsibility to provide independent, objective oversight for ConocoPhillips’ financial reporting functions and internal control systems. The Audit Committee currently comprises four non-employee directors. The Board has determined that the members of the Audit Committee satisfy the requirements of the NYSE as to independence, financial literacy and expertise. The Board has determined that at least one member, James E. Copeland, Jr., is an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are set forth in the written charter adopted by ConocoPhillips’ Board of Directors and last amended on December 2, 2009, and which is available on our website www.conocophillips.com under the caption “Governance.” One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial statements. The following report summarizes certain of the Audit Committee’s activities in this regard for 2012.

Review with Management. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2012, included therein.

Discussions with Independent Registered Public Accounting Firm. The Audit Committee has discussed with Ernst & Young LLP, independent registered public accounting firm for ConocoPhillips, the matters required to be discussed by standards of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed with that firm its independence from ConocoPhillips.

Recommendation to the ConocoPhillips Board of Directors. Based on its review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2012.

THE CONOCOPHILLIPS AUDIT AND FINANCE COMMITTEE

James E. Copeland, Jr, Chairman

Gay Huey Evans

Mohd H. Marican

Robert A. Niblock

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PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP

What am I voting on?

You are voting on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013. The Audit and Finance Committee has appointed Ernst & Young to serve as the Company’s independent registered public accounting firm.

What are the Audit and Finance Committee’s responsibilities with respect to the independent registered public accounting firm?

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit and Finance Committee has appointed Ernst & Young to serve as the Company’s independent registered public accounting firm for fiscal year 2013.

The Audit and Finance Committee has the authority to determine whether to retain or terminate the independent auditor. Neither the lead audit partner nor the reviewing audit partner perform audit services for the Company for more than five consecutive fiscal years. The Audit and Finance Committee reviews the experience and qualifications of the senior members of the independent auditor’s team and is directly involved in the appointment of the lead audit partner. The Audit and Finance Committee is also responsible for determination and approval of the audit engagement fees and other compensation associated with the retention of the independent auditor.

The Audit and Finance Committee has evaluated the qualifications, independence and performance of Ernst & Young and believes that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company’s stockholders.

What services does the independent registered public accounting firm provide?

Audit services of Ernst & Young for fiscal year 2012 included an audit of our consolidated financial statements, an audit of the effectiveness of the Company’s internal control over financial reporting, and services related to periodic filings made with the SEC. Additionally, Ernst & Young provided certain other services as described in the response to the next question. In connection with the audit of the 2012 financial statements, we entered into an engagement agreement with Ernst & Young that sets forth the terms by which Ernst & Young will perform audit services for us. That agreement is subject to alternative dispute resolution procedures.

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How much was the independent registered public accounting firm paid for 2012 and 2011?

Ernst & Young’s fees for professional services totaled $18.1 million for 2012 and $23.1 million for 2011. Ernst & Young’s fees for professional services included the following:

•

Audit Fees—fees for audit services, which related to the fiscal year consolidated audit, the audit of the effectiveness of internal controls, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits and related accounting consultations, were $14.4 million for 2012 and $16.8 million for 2011.

•

Audit-Related Fees—fees for audit-related services, which consisted of audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and related accounting consultations, were $3.3 million for 2012 and $5.0 million for 2011.

•

Tax Fees—fees for tax services, which consisted of tax compliance services and tax planning and advisory services, were $0.5 million for 2012 and $1.3 million for 2011.

•

All Other Fees—fees for other services were negligible in 2012 and 2011.

The Audit and Finance Committee has considered whether the non-audit services provided to ConocoPhillips by Ernst & Young impaired the independence of Ernst & Young and concluded they did not.

The Audit and Finance Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by Ernst & Young to the Company. The policy (a) identifies the guiding principles that must be considered by the Audit and Finance Committee in approving services to ensure that Ernst & Young’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, all services to be provided by Ernst & Young must be pre-approved by the Audit and Finance Committee. The Audit and Finance Committee has delegated authority to approve permitted services to its Chair. Such approval must be reported to the entire committee at the next scheduled Audit and Finance Committee meeting.

Will a representative of Ernst & Young be present at the meeting?

Yes, one or more representatives of Ernst & Young will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If the appointment of Ernst & Young is not ratified, the Audit and Finance Committee will reconsider the appointment.

What does the Board recommend?

THE AUDIT AND FINANCE COMMITTEE RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2013.

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ROLE OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Authority and Responsibilities

The Human Resources and Compensation Committee (the “HRCC” or “Committee”) is responsible for providing independent, objective oversight for ConocoPhillips’ executive compensation programs and determining the compensation of anyone who meets our definition of a “Senior Officer.” Currently, our internal guidelines define a Senior Officer as an employee who is a senior vice president or higher, an executive who reports directly to the CEO, or any other employee considered an officer under Section 16(b) of the Securities Exchange Act of 1934. As of December 31, 2012, the Company had 16 Senior Officers. All of the officers shown in the compensation tables that follow are Senior Officers. In addition, the HRCC acts as plan administrator of the compensation programs and certain of the benefit plans for Senior Officers and as an avenue of appeal for current and former Senior Officers regarding disputes over compensation and benefits.

One of the HRCC’s responsibilities is to assist the Board in its oversight of the integrity of the Company’s executive compensation practices and programs as described in the “Compensation Discussion and Analysis” beginning on page 39 of this proxy statement, which summarizes certain of the HRCC’s activities during 2012 and 2013 concerning compensation earned during 2012 as well as any significant actions regarding compensation taken after the fiscal year end.

A complete listing of the authority and responsibilities of the HRCC is set forth in the written charter adopted by the Board and last amended on May 9, 2012, which is available on our website www.conocophillips.com under the caption “Governance.” Although the Committee’s charter permits it to delegate authority to subcommittees or other Board committees, the Committee made no such delegations in 2012.

Members

The HRCC currently consists of three members. The members of the HRCC and the member to be designated as Chair, like the members and Chairs of all of the Board committees, are reviewed and recommended annually by the Committee on Directors’ Affairs to the full Board. The Board of Directors has final approval of the committee structure of the Board. The only pre-existing requirements for service on the HRCC are that members must meet the independence requirements for “non-employee” directors under the Securities Exchange Act of 1934, for “independent” directors under the NYSE listing standards, and for “outside” directors under the Internal Revenue Code.

Meetings

The HRCC holds regularly scheduled meetings in association with each regular Board meeting and meets by teleconference between such meetings as necessary to discharge its duties. The HRCC reserves time at each regularly scheduled meeting to review matters in executive session with no members of management or management representatives present except as specifically requested by the HRCC. Additionally, the HRCC meets with the Lead Director at least annually to evaluate the performance of the CEO. In 2012, the HRCC had six regularly scheduled meetings and three meetings via teleconference. More information regarding the HRCC’s activities at such meetings can be found in the “Compensation Discussion and Analysis” beginning on page 39.

Continuous Improvement

The HRCC is committed to a process of continuous improvement in exercising its responsibilities. To that end, the HRCC also:

•

Receives ongoing training regarding best practices for executive compensation;

•

Regularly reviews its responsibilities and governance practices in light of ongoing changes in the legal and regulatory arena and trends in corporate governance, which review is aided by the Company’s management and consultants, independent compensation consultants, and, when deemed appropriate, independent legal counsel;

•

Annually reviews its charter and proposes any desired changes to the Board of Directors;

•

Annually conducts a self-assessment of its performance that evaluates the effectiveness of its actions and seeks ideas to improve its processes and oversight; and

•

Regularly reviews and assesses whether the Company’s executive compensation programs are having the desired effects and do not encourage an inappropriate level of risk.

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HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

Review with Management. The Human Resources and Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” presented in this proxy statement starting on page 39. Members of management with whom the HRCC discussed the “Compensation Discussion and Analysis” included the Company’s Chief Executive Officer, Chief Financial Officer and Vice President, Human Resources.

Discussion with Independent Executive Compensation Consultant. The HRCC has discussed with Cogent Compensation Partners (which was subsequently acquired by Frederic W. Cook & Co., Inc. (“FWC”) in July 2012), an independent executive compensation consulting firm, the executive compensation programs of the Company, as well as specific compensation decisions made by the HRCC. FWC was retained directly by the HRCC, independent of the management of the Company. The HRCC has received written disclosures from FWC confirming no other work has been performed for the Company by FWC, has discussed with FWC its independence from ConocoPhillips, and believes FWC to have been independent of management.

Recommendation to the ConocoPhillips Board of Directors. Based on its review and discussions noted above, the HRCC recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in ConocoPhillips’ proxy statement on Schedule 14A (and, by reference, included in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2012).

THE CONOCOPHILLIPS HUMAN RESOURCES AND COMPENSATION COMMITTEE

William E. Wade, Jr., Chairman

Richard H. Auchinleck

Harald J. Norvik

HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2012, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our Human Resources and Compensation Committee, (2) a director of another entity, one of whose executive officers served on our Human Resources and Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as one of our directors. In addition, none of the members of our Human Resources and Compensation Committee (1) was an officer or employee of the Company or any of our subsidiaries during the year ended December 31, 2012, (2) was formerly an officer or employee of the Company or any of our subsidiaries, or (3) had any other relationship requiring disclosure under applicable rules.

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ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

What am I voting on?

Stockholders are being asked to vote on the following advisory resolution:

RESOLVED , that the stockholders approve the compensation of ConocoPhillips’ Named Executive Officers as described in the Compensation Discussion and Analysis section and in the tabular disclosures regarding Named Executive Officer compensation (together with the accompanying narrative disclosures) in this proxy statement.

ConocoPhillips is providing stockholders with the opportunity to vote on an advisory resolution, commonly known as “Say on Pay,” considering approval of the compensation of ConocoPhillips’ Named Executive Officers.

The Human Resources and Compensation Committee, which is responsible for the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis and the tabular disclosures regarding Named Executive Officer compensation, together with the accompanying narrative disclosures, allow you to view the trends in compensation and application of our compensation philosophies and practices for the years presented.

The Board of Directors believes that ConocoPhillips’ executive compensation program aligns the interests of our executives with those of our stockholders. Our compensation program is guided by the philosophy that the Company’s ability to responsibly deliver energy and to provide sustainable value is driven by superior individual performance. The Board believes that a company must offer competitive compensation to attract and retain experienced, talented and motivated employees. In addition, the Board believes employees in leadership roles within the organization are motivated to perform at their highest levels by making performance-based pay a significant portion of their compensation. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with Company and individual performance, are appropriate in value and have benefited the Company and its stockholders.

What is the effect of this resolution?

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the HRCC and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

What does the Board recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the compensation of our Named Executive Officers and describes the objectives and principles underlying the Company’s executive compensation programs, the compensation decisions we have recently made under those programs, and the factors we considered in making those decisions.

Executive Overview

Our Named Executive Officers for 2012 (including two who retired in 2012) were:

Name	Position
Ryan M. Lance	Chairman and CEO
James J. Mulva	Former Chairman and CEO
Jeffrey W. Sheets	EVP, Finance and CFO
Matthew J. Fox	EVP, Exploration and Production
Alan J. Hirshberg	EVP, Technology and Projects
Donald E. Wallette, Jr.	EVP, Commercial, Business Development and Corporate Planning
Willie C.W. Chiang	Former SVP, Refining, Marketing, Transportation and Commercial

Company Repositioning and Leadership Changes

The Company experienced significant transition in 2012. We completed our repositioning plan with the spinoff of our downstream business into an independent company (Phillips 66) on April 30 and emerged as the world’s largest independent exploration and production (“E&P”) company based on proved reserves and production of liquids and natural gas. With this in mind and in response to our ongoing dialogue with stockholders, the HRCC updated several key elements of our executive compensation programs in 2012. In addition, we have modified our programs to update pay practices and ensure retention of our key employees in our new independent upstream industry environment. Concurrent with the spinoff, Mr. Lance became the Chairman and CEO of the Company, replacing Mr. Mulva, who retired. Several other senior executives, including Messrs. Fox, Hirshberg and Wallette, took on expanded leadership roles.

Overview of Our Compensation Programs

Our executive compensation has four primary elements, as shown in the chart below:

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How We Performed in 2012

We experienced strong financial and operating performance in 2012, both as an integrated company from January through April and as an independent E&P company from May through December.

Our long-term strategy as an independent E&P company is focused on the following key priorities that we believe will drive value for our stockholders: (1) maintaining a relentless focus on safety and execution; (2) offering a compelling dividend; (3) delivering 3 to 5 percent compound annual production growth over the next five years; (4) generating 3 to 5 percent compound annual margin growth over the next five years; and (5) focusing on improvements in returns.

Our compensation programs are designed to reward executives for performance consistent with the Company’s long-term strategy, to attract and retain high-quality talent and to align compensation with the long-term interests of our stockholders. As a result, our executive compensation programs closely tie pay to performance. In 2012, the Company delivered strong results, including:

Health, Safety and Environmental	• World class safety performance, best in class employee rates
Operations	• Exceeded annual production target, significantly exceeded reserve replacement target, strong progress on capital projects and drilling programs
Financial	• Exceeded absolute metrics; relative metrics impaired by significant natural gas exposure and low North American gas prices
Strategic Plan	• Completed successful spinoff of Phillips 66, completed $5.1 billion of share buybacks, asset sales program progressing on schedule
Total Shareholder Return	• 1st in full year TSR relative to our performance peers

How Our Performance Affected Our Pay

(See “Process for Determining Executive Compensation” on page 45 and “2012 Executive Compensation and Analysis and Results” on page 52)

Annual Incentive – Variable Cash Incentive Program (VCIP)

The VCIP payout is calculated using the following formula for all Senior Officers, subject to HRCC approval and discretion to set the award:

Based on the performance of the Company against approved metrics, we paid out VCIP as follows:

Corporate Performance – 150% of target for each of our Named Executive Officers

Award Unit Performance – 138.8% of target for each of our Named Executive Officers, other than Messrs. Mulva and Chiang

Individual Performance – adjustments of between 0% and 20% for each of our Named Executive Officers

Long-Term Incentive – Performance Share Program (PSP)

In connection with the spinoff of Phillips 66, we concluded two performance periods in progress under our PSP earlier than had been anticipated at the establishment of the regularly scheduled three-year performance periods. We settled a pro rata portion of the PSP awards based on pre-spin performance and established new performance periods that began following the spinoff.

The Committee determined that performance merited the following base awards as a percent of pro rata target awards:

•

PSP VIII Results: January 2010 – April 2012

Corporate Performance – 180% of target for each of our Named Executive Officers

Individual Performance – adjustments of between 0% and 20% for each of our Named Executive Officers; the HRCC limited each payout so that no executive received more than 200% of the prorated target award

•

PSP IX Results: January 2011 – April 2012

Corporate Performance – 150% of target for each of our Named Executive Officers

Individual Performance – adjustments of between 0% and 20% for each of our Named Executive Officers

While the normal program timing would have provided for a payout at the end of the 36 month performance period, the truncation of the program resulted in a pro rata portion of PSP IX being paid in 2012. However, the truncation also means that only the balance of the program is anticipated to be paid out in 2014.

•

PSP VIII Tail Results: May 2012 – December 2012

Subsequent to the spinoff, the Committee approved a new tail performance period for PSP VIII for our post-spin Named Executive Officers. This new performance period was designed to pay out at target due to its short length. In February 2013, the HRCC approved payout at target.

The Committee approved new performance periods and performance metrics for PSP IX Tail running from May 2012 – December 2013 and for PSP X running from May 2012 – December 2014 (the HRCC delayed the commencement of this performance period until after the spinoff, however, we still consider the program period for PSP X to provide compensation for the period beginning in January 2012).

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2012 Say on Pay Vote Result and Engagement

At our 2012 Annual Meeting, approximately 80% of stockholders who cast an advisory vote on the Company’s say on pay proposal voted in favor of the Company’s executive compensation programs. Since then, the Company actively engaged in dialogue with a significant number of large stockholders to better understand stockholder views regarding the Company’s compensation programs. The Company is committed to maintaining regular dialogue with its investors designed to:

•

solicit their feedback on executive compensation and governance-related matters;

•

evaluate the Company’s compensation programs; and

•

report stockholder views directly to the HRCC and Board.

As a result of this engagement process, the Company learned, among other things, the following:

•

stockholders are generally pleased with the Company’s compensation programs and believe such programs are well-aligned with long-term company performance;

•

stockholders expressed concerns regarding the provision of excise tax gross-ups under our Change in Control Severance Plan and absence of a clawback policy; and

•

stockholders emphasized the importance of transparency and readability of the Company’s disclosure in the proxy statement.

The Committee values these discussions and also encourages stockholders to provide feedback about our executive compensation programs as described under “Communications with the Board of Directors.”

The HRCC carefully considered the views of these stockholders and, in recognition of the significant transformation that occurred as ConocoPhillips repositioned as a purely E&P company, undertook a thorough review of its executive compensation programs following the completion of the repositioning. The deliberations of the HRCC were informed by the conversations the Company had with its investors following the 2011 and 2012 advisory votes on executive compensation, current market practices and general investor concern over certain pay practices. Resulting changes to our programs included:

•

the elimination of excise tax gross-ups for future participants under the Change in Control Severance Plan; and

•

the adoption of a clawback policy.

We have also incorporated feedback on the importance of transparent and readable disclosure in drafting this proxy statement.

Other Changes to Our Compensation Programs

Following the review of executive compensation described above, we made a number of other changes to our compensation programs, including:

•

Revising the group of peer companies to reflect our key competitors for executive talent with primarily upstream operations;

•

Reaffirming our commitment to a strong pay for performance program – almost 90% of the compensation package for our new CEO, Mr. Lance, is tied to performance-based incentives, and over 70% is tied to the Company’s stock price;

•

Modifying our performance-based programs to focus on metrics consistent with our post-spin strategy; and

•

Simplifying our Performance Share Program to provide for (i) cash settlement of awards for performance periods established after the spinoff and (ii) the settlement of awards at the end of the performance period for programs beginning in 2013, both consistent with market practice.

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Our Compensation and Governance Practices

Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. Below is a summary of compensation practices we have adopted, and a list of problematic pay practices that we avoid.

WHAT WE DO	WHAT WE DON’T DO

Pay for Performance: We align executive compensation with corporate, award unit and individual performance on both a short-term and long-term basis. The majority of our target total direct compensation for Senior Officers is comprised of variable compensation through our annual incentive bonuses and long-term incentive compensation. Actual total direct compensation varies based on the extent of achievement of, among other things, safety, operational and financial performance goals and stock performance.

No Excise Tax Gross-Ups for Future Change in Control Plan Participants: In 2012, we eliminated excise tax gross-ups for future participants in our Change in Control Severance Plan.

No Current Payment of Dividend Equivalents on Unvested Long-Term Incentives: Dividend equivalents on unvested restricted stock units are only paid out to the extent that the underlying award is ultimately earned.

Stock Ownership Guidelines: Our Stock Ownership Guidelines require executives to own stock and/or have an interest in restricted stock units valued at a multiple of base salary, ranging from 1.8 times salary for lower-level executives, to 6 times salary for the CEO. All of our current Named Executive Officers meet or exceed these requirements.

No Repricing of Underwater Stock Options: Our plans do not permit us to reprice or exchange underwater options without stockholder approval.

Mitigation of Risk: Our compensation plans have provisions designed to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, varied performance measurement periods, multiple performance metrics, and Board and management processes to identify risk. We do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

No Hedging, Short Sales, or Derivative Transactions in Company Stock: Company policies prohibit our directors and executives from hedging or trading in derivatives of the Company’s stock.
No Employment Agreements for Our Named Executive Officers: All compensation for these officers is established by the Committee.

Clawback Policy: In 2012, we implemented a clawback policy pursuant to which, executives’ incentives are subject to a clawback that applies in the event of certain financial restatements. This is in addition to provisions already contained in our award documents pursuant to which we can suspend their right to exercise, refuse to honor the exercise of awards already requested, or cancel awards granted if an executive engages in any activity we determine is detrimental to the Company.

Independent Compensation Consultant: The Committee retained Cogent Compensation Partners (“Cogent”) (which was subsequently acquired by Frederic W. Cook & Co., Inc. (“FWC”) in July 2012) to serve as its independent executive compensation consultant. During 2012, neither Cogent nor FWC provided any other services to the Company.

Philosophy and Objectives of Our Executive Compensation Program

Our Goals

Our goals are to attract, retain, and motivate high-quality employees and to maintain high standards of principled leadership so that we can responsibly deliver energy to the world and provide sustainable value for our stakeholders, now and in the future.

Our Philosophy

We believe that our ability to responsibly deliver energy and to provide sustainable value is driven by superior individual performance. We believe that a company must offer competitive compensation to attract and retain experienced, talented, and motivated employees. Moreover, we believe employees in leadership roles within the organization are motivated to perform at their highest levels when performance-based pay is a significant portion of their compensation.

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Our Principles

To achieve our goals, we implement our philosophy through the following guiding principles:

•

Establish target compensation levels that are competitive with those of other companies with whom we compete for executive talent;

•

Create a strong link between executive pay and Company performance;

•

Encourage prudent risk taking by our executives;

•

Motivate performance by rewarding specific individual accomplishments in determining compensation;

•

Retain talented individuals; and

•

Integrate all elements of compensation into a comprehensive package that aligns goals, efforts, and results throughout the organization.

Components of Executive Compensation

Our four primary executive compensation programs are designed to provide a target value for compensation that is competitive with our peers and will attract and retain the talented executives necessary to manage a large and complex organization such as ConocoPhillips.

Base Salary

Base salary is a major component of the compensation for all of our salaried employees, although it becomes a smaller component as a percentage of total targeted compensation as an employee rises through the ConocoPhillips salary grade structure. Base salary is important to give an individual financial stability for personal planning purposes. There are also motivational and reward aspects to base salary, as base salary can be increased or decreased to account for considerations such as individual performance and time in position. The following table shows our current Named Executive Officers’ actual base salaries for 2012, as reflected in the Summary Compensation Table, and each of their respective 2013 target base salaries:

Name	12/31/2012	2013 Rate
R.M. Lance	$1,258,667	$1,700,000
J.W. Sheets	705,200	888,000
M.J. Fox	858,347	1,241,000
A.J. Hirshberg	909,000	1,034,000
D.E. Wallette	617,150	817,000

The increases in base pay approved by the Committee for Messrs. Lance, Fox, Hirshberg and Wallette are linked to their expanded leadership roles following the spinoff and, along with Mr. Sheets, reflect increases that align their respective positions’ base pay and total compensation to the market in accordance with our compensation philosophy. The position-benchmarking exercise we conduct considers peer market data from the Company’s compensation consultant that, along with the Company’s recommendations, is reviewed with the Committee and its independent compensation consultant.

Mr. Lance became Chairman and CEO on May 1, 2012. In setting his 2013 target compensation, the Committee considered current market data from the Company’s compensation consultant that it then reviewed with the Committee’s independent compensation consultant. See “Peers and Benchmarking” on page 46 for a discussion of this process.

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Performance-Based Pay Programs

Annual Incentive

The Variable Cash Incentive Program (“VCIP”) is an annual incentive program that is broadly available to our employees throughout the world, and it is our primary vehicle for recognizing Company, award unit, and individual performance for the past year. We believe that having an annual “at risk” compensation element for all employees, including executives, gives them a financial stake in the achievement of our business objectives and therefore motivates them to use their best efforts to ensure the achievement of those objectives. We believe that measuring and rewarding performance on an annual basis in a compensation program is appropriate because, like our primary peers and other public companies, we measure and report our business accomplishments annually. Additionally, our valuation is derived, in part, from comparisons of these annual results with those of our primary peers and relative to prior annual periods. We also believe that one year is a time period over which all participating employees can have the opportunity to establish and achieve their specified goals. The base award is weighted equally for corporate and award unit performance for the Named Executive Officers (other than Messrs. Mulva and Chiang, who retired on or shortly after the spinoff, whose awards were based solely on corporate performance). See “Process for Determining Executive Compensation – Developing Performance Measures” beginning on page 47 for details regarding performance criteria. The HRCC has discretion to adjust the base award up or down based on individual performance and makes its decision on individual performance adjustments based on the input of the CEO for all Named Executive Officers (other than for himself or Mr. Mulva). In 2012, Mr. Mulva also gave input to the HRCC prior to his retirement on the performance of Senior Officers up to that time.

The VCIP payout is calculated using the following formula for all Senior Officers, subject to HRCC approval and discretion to set the award:

Long-Term Incentives

Our primary long-term incentive compensation programs for executives are the Performance Share Program and the Stock Option Program.

Our program targets generally provide approximately 50% of the long-term incentive award in the form of restricted stock units awarded under the PSP and 50% in the form of stock options.

•

Performance Share Program—The Performance Share Program (“PSP”) rewards executives based on their individual performances and the performance of the Company over a three-year period. Each year the Committee establishes a three-year performance period over which it compares the performance of the Company with that of its performance-measurement peer group using pre-established criteria. Thus, in any given year, there are three overlapping performance periods. Use of a multi-year performance period helps to focus management on longer-term results. This was modified for program periods that included 2012, because of the repositioning of the Company as an independent E&P company. See “Compensation Changes Reflecting the Spinoff of Phillips 66” beginning on page 51 for details regarding these modifications.

Each executive’s individual award under the PSP is subject to a potential positive or negative performance adjustment at the end of the performance period. Although the HRCC maintains final discretion to adjust compensation in accordance with any extraordinary circumstances that may arise, and has done so in the past, program guidelines generally result in an award range between zero to 200 percent of target. Final awards are based on the Committee’s subjective evaluation of the Company’s performance relative to the established metrics (discussed below under “Process for Determining Executive Compensation – Developing Performance Measures”) and of each executive’s individual performance. The Committee considers input from the CEO with respect to Senior Officers, including all Named Executive Officers other than himself. Targets for participants whose salary grades are changed during a performance period are prorated for the period of time such participant remained in each relevant salary grade.

•

Stock Option Program—The Stock Option Program is designed to maximize medium- and long-term stockholder value. The practice under this program is to set option exercise prices at not less than 100 percent of the Company stock’s fair market value at the time of the grant. Because the option’s value is derived solely from an increase in the Company’s stock price, the value of a stockholder’s investment in the Company must appreciate before an option holder receives any financial benefit from the option. Our stock options have three-year vesting provisions and ten-year terms in order to incentivize our executives to increase the Company’s share price over the long term.

The combination of the PSP and the Stock Option Program, along with our Stock Ownership Guidelines described elsewhere in this proxy statement, provides a comprehensive package of medium- and long-term compensation incentives for our executives that align their interests with those of our long-term stockholders. Extended holding periods also enable the Company more readily to withdraw awards should circumstances arise that merit such action. To date, no Named Executive Officers have been subject to reductions or withdrawals of prior grants or payouts of restricted stock, restricted stock units, or stock option awards.

•

Off-Cycle Awards—ConocoPhillips may make awards outside the PSP or the Stock Option Program (off-cycle awards). Off-cycle awards (also commonly referred to as “ad hoc” or “special purpose” awards) are granted outside the context of our regular compensation programs. Currently, off-cycle awards are granted to certain incoming executive personnel, typically on the first day of employment, for one or more of the following reasons: (1) to induce an executive to join the Company (occasionally replacing compensation the executive will lose by leaving the prior employer); (2) to induce an executive of an acquired company to remain with the Company for a certain period of time following the acquisition; or (3) to provide a pro rata equity award to an executive who joins the Company during an ongoing performance period for which he or she is ineligible under the standard PSP or Stock Option Program provisions. In these cases, the HRCC has sometimes approved a shorter period for restrictions on transfers of restricted stock units than those issued under the PSP or Stock Option Program. Pursuant to the Committee’s charter, any off-cycle awards to Senior Officers must be approved by the HRCC. In 2012, the repositioning of the Company and the resulting number of retirements by Senior Officers, followed by an increase in hiring and promotions resulted in certain exceptional situations. Each Named Executive Officer who remained an active employee of the Company following the repositioning received grants during the year to reflect his or her increased duties and responsibilities. These awards were made under the PSP or as restricted stock units, used in lieu of stock options in certain cases, albeit at different times than the customary February meeting, except for awards made to Mr. Fox as inducement to join the Company. Thus, as shown in the Grants of Plan-Based Awards Table on page 62, the HRCC approved grants to Named Executive Officers on several dates during 2012, in addition to the customary February meeting.

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Process for Determining Executive Compensation

Our executive compensation programs take into account marketplace compensation for executive talent; internal pay equity with our employees; past practices of the Company; corporate, award unit and individual results and the talents, skills and experience that each individual executive brings to ConocoPhillips. Our Named Executive Officers each serve without an employment agreement. We provided offer letters to each of Messrs. Fox and Hirshberg as an incentive to accept employment and in recognition of foregone compensation from prior employers. A discussion of these letters is set forth on page 75 under “Other Arrangements” and beginning on page 58 under note 3 to the Summary Compensation Table and on page 63 under notes 1 and 6 to the Grants of Plan-Based Awards Table. All compensation for these officers is set by the Committee as described below.

Risk Assessment

The Company has considered the risks associated with each of its executive and broad-based compensation programs and policies. As part of the analysis, the Company considered the performance measures used and described under the section entitled “Performance Criteria” beginning on page 48, as well as the different types of compensation, the varied performance measurement periods and the extended vesting schedules utilized under each incentive compensation program for both executives and other employees. As a result of this review, the Company has concluded the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. As part of the Board’s oversight of the Company’s risk management programs, the HRCC conducts an annual review of the risks associated with the Company’s executive and broad-based compensation programs. The HRCC and its independent compensation consultant as well as the Company’s compensation consultant noted their agreement with management’s conclusion that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Human Resources and Compensation Committee

The Committee reviews and determines compensation for the CEO and for our Senior Officers. The Committee annually reviews and establishes performance goals and objectives relevant to the compensation of the CEO and Senior Officers, and evaluates whether those goals and objectives have been achieved for purposes of determining the performance-based compensation of the CEO and Senior Officers. Performance goals and objectives established by the Committee are consistent with corporate objectives related to business strategy, leadership and other corporate matters established by the Board. The Committee meets annually with the Lead Director with respect to the evaluation of the CEO, which the Chair of the Committee and the Lead Director then discuss with the CEO.

Management

The Company’s Human Resources department supports the Committee in the execution of its responsibilities. The Company’s Vice President, Human Resources supervises the development of the materials for each Committee meeting, including market data, individual and Company performance metrics and compensation recommendations for consideration by the Committee. The CEO considers performance and makes individual recommendations to the Committee on base salary, annual incentive and long-term equity compensation with respect to Senior Officers, including all Named Executive Officers other than himself. The Committee reviews, discusses, modifies and approves, as appropriate, these compensation recommendations. No member of the management team, including the CEO, has a role in determining his or her own compensation.

Compensation Consultants

The Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of the Chairman, the CEO and the Senior Officers, and has sole authority to approve such consultant’s fees and other retention terms. The foregoing authority includes the authority to retain, terminate and obtain advice and assistance from external legal, accounting or other advisors and consultants.

The Committee retained FWC to serve as its independent executive compensation consultant in 2012. The Committee has adopted specific guidelines for outside compensation consultants, which (1) require that work done by such consultants for the Company at management’s request be approved in advance by the Committee; (2) require a review of the advisability of replacing the independent consultant after a period of five years and (3) prohibit the Company from employing any individual who worked on the Company’s account for a period of one year after leaving the employ of the independent consultant. FWC has provided an annual attestation of its compliance with these guidelines. Separately, management retained Mercer to, among other things, assist it in compiling compensation data, conducting analyses, providing consulting services, and supplementing internal resources for market analysis.

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The Committee considered whether any conflict of interest exists with either FWC or Mercer in light of recently adopted SEC rules and proposed NYSE listing standards. The Committee assessed the following factors relating to each consultant in its evaluation: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Both FWC and Mercer provided the Committee with appropriate assurances addressing such factors. Based on such information, the Committee concluded that the work of each of the consultants did not raise any conflict of interest.

Peers and Benchmarking

With the assistance of our outside compensation consultants, we set target compensation by referring to multiple relevant compensation surveys that include, but are not limited to, large energy companies. We then compare that information to our salary grade targets (both for base salary and for incentive compensation) and make any changes needed to bring the cumulative target for each salary grade to broadly the 50th percentile for similar positions as indicated by the survey data.

For our Named Executive Officers, we conduct benchmarking, using available data, for each individual position. For example, although we determine targets by benchmarking against other large, publicly held energy companies, in setting targets for our executives, we also consider broader categories, such as mid-sized, publicly held energy companies and other large, publicly held companies outside the energy industry. This position benchmarking exercise considers peer market data from the Company’s compensation consultant, Mercer, after which, the Committee’s independent consultant, FWC, reviews and independently advises on the conclusions reached as a result of this benchmarking. The Committee uses the results of these sources of compensation information as a factor in setting compensation structure and targets relating to our Named Executive Officers.

The HRCC uses two separate categories of primary peer groups in designing our compensation programs: the compensation peer group and the performance peer group. ConocoPhillips utilizes compensation peer groups in setting compensation targets because these companies are broadly reflective of the industry in which it competes for business opportunities and executive talent, and because we believe these peers provide a good indicator of the current range of executive compensation. Performance peers are those companies in our industry in relation to which we believe we can best measure performance concerning financial and business objectives and opportunities. The companies chosen as compensation and performance peers have the following characteristics that led to their selection: complex organizations; publicly traded (and not directed by a government or governmental entity); very large market capitalization; very large production and reserves; competitors for exploration prospects and competitors for the same talent pool of potential employees.

Pre-Spin Compensation and Performance Peers

The following table shows the companies that we considered our peers through April 2012, when we were an integrated oil and gas company:

Company Name	Symbol	Compensation Peer	Performance Peer
Primary Peers:
Exxon Mobil Corporation	XOM	√	√
Royal Dutch Shell plc	RDSA	√	√
Chevron Corporation	CVX	√	√
BP plc	BP	√	√
TOTAL SA	TOT		√
Secondary Peers:
Occidental Petroleum Corporation	OXY	√
Valero Energy Corporation	VLO	√
Marathon Oil Company	MRO	√
Fortune 50 Industrials (for CEO & staff executives)		√

•

Setting Compensation Targets – Compensation Peer Group (Pre-Spin)

At the February 2012 HRCC meeting, in setting total compensation targets and targets within each individual program, the HRCC used the compensation peer group indicated in the table above for benchmarking purposes. The HRCC also utilized a second group of peer companies for benchmarking the compensation of ConocoPhillips’ Named Executive Officers which are noted in the table above. In addition, for the CEO and staff executive positions, the HRCC considers other Fortune 50 non-financial companies when setting target compensation. Staff executive positions include executives who have duties not solely or primarily related to our operations, such as finance, legal, accounting and human resources.

•

Measuring Performance – Performance Peer Group (Pre-Spin)

For the period through April 2012 when the Company was an integrated oil and gas company, the HRCC believed our performance was best measured against the largest publicly held, international, integrated oil and gas companies against which we competed in our business operations. Therefore, for our performance-based programs, the Committee assessed our actual performance for a given period ending before the spinoff by using the performance peer group indicated in the table above.

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Post-Spin Compensation and Performance Peers

The following table shows the companies that we currently consider our peers, together with their market capitalization and production:

Company Name	Symbol	Market Cap ($B) As of 12/31/2012(1)	2011 Production (MBOED)(2)	Compensation Peer	Performance Peer
Exxon Mobil Corporation	XOM	408	4,506	√	√
Royal Dutch Shell plc	RDSA	259	3,215	√	√
Chevron Corporation	CVX	219	2,673	√	√
BP plc	BP	139	3,454	√	√
TOTAL SA	TOT	125	2,346		√
ConocoPhillips	COP	71	1,619
Occidental Petroleum	OXY	67	733	√	√
BG Group	BG	60	641		√
Anadarko Petroleum Corporation	APC	39	680	√	√
Apache Corporation	APA	32	748	√	√
Devon Energy	DVN	22	659	√	√
Fortune 100 Industrials (for CEO & staff executives)				√
(1) Source: Bloomberg. (2) Based on publicly available information.

•

Setting Compensation Targets – Compensation Peer Group (Post-Spin)

After the repositioning of the Company into an independent E&P company, the HRCC also began to look at other large independent E&P companies as indicated in the table above when setting total compensation targets and targets within each individual program. In addition, for the CEO and staff executive positions, the HRCC considers other Fortune 100 non-financial companies when setting target compensation.

•

Measuring Performance – Performance Peer Group (Post-Spin)

For the period beginning in May 2012, when the Company became an independent E&P company, the HRCC believes our performance is best measured against both large independent E&P companies in addition to the same pre-spin group of companies. Therefore, for our performance-based programs, the Committee assessed our actual performance for a given period ending after the spinoff by using the performance peer group indicated in the table above.

Once an overall target compensation level is established, the Committee considers the weighting of each of our primary compensatory programs (Base Salary, VCIP, PSP and Stock Option Program) within the total targeted compensation, as discussed below under “Salary Grade Structure“ and “Internal Pay Equity.“

Salary Grade Structure

Management, with the assistance of outside compensation consultants, thoroughly examines the scope and complexity of jobs throughout ConocoPhillips and studies the competitive compensation practices for such jobs. As a result of this work, management has developed a compensation scale under which all positions are designated with specific “salary grades.” For our executives, the base salary midpoint increases as the salary grade increases, but at a lesser rate than increases in target incentive compensation percentages. The result is an increased percentage of “at risk” compensation as the executive’s salary grade is increased. Any changes in compensation for our Senior Officers resulting from a change in salary grade are approved by the HRCC.

Internal Pay Equity

We believe our compensation structure provides a framework for an equitable compensation ratio between executives, with higher targets for jobs at salary grades having greater duties and responsibilities. Taken as a whole, our compensation program is designed so that the individual target level rises as salary grade level increases, with the portion of performance-based compensation rising as a percentage of total targeted compensation. One result of this structure is that an executive’s actual total compensation as a multiple of the total compensation of his or her subordinates is designed to increase in periods of above-target performance and decrease in times of below-target performance. In addition, the HRCC also reviews the compensation of Senior Officers periodically to ensure the equitable compensation of officers with similar levels of responsibilities.

Developing Performance Measures

We believe our performance metrics assess the performance of the Company relative to its post-spin strategy as an independent E&P company, focusing on the following key priorities that we believe will drive value for our stockholders:

•

Maintaining a relentless focus on safety and execution;

•

Offering a compelling dividend;

•

Delivering 3 to 5 percent compound annual production growth over the next five years;

•

Generating 3 to 5 percent compound annual margin growth over the next five years; and

•

Focusing on improvements in returns.

Consistent with this focus, the HRCC has approved a balance of metrics, some of which measure performance relative to our peer group and some of which measure absolute metrics that are directly tied to the post-spin strategy. We have selected multiple metrics, as described herein, because we believe no single metric is sufficient to capture the performance we are seeking to drive, and any metric in isolation is unlikely to promote the well-rounded executive performance necessary to enable us to achieve long-term success. The Committee reassesses performance metrics periodically.

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Performance Criteria

We use corporate and award unit performance criteria in determining individual payouts. In addition, our programs contemplate that the Committee will exercise discretion in assessing and rewarding individual performance. The HRCC considers all the elements described below before making a final determination. For VCIP and PSP, the HRCC approved changes in certain metrics and the weight considered for each metric after the repositioning to be consistent with our strategy and focus as an independent E&P company. This is reflected in the charts below, showing the addition of operational metrics and revision in the weight assigned to certain corporate metrics in the pre- and post-spin performance periods. While the HRCC may assign whatever weight it chooses to the various measures and elements at the time of its review and determination, the HRCC has indicated that it assigned approximately the following weights to the measures under VCIP and under PSP, before and after the repositioning:

PRE-SPIN VCIP

10%
15%
50%
7.5%
17.5%
% Strategic Plan and Initiatives
% TSR
% HSE
% Financial
% Award Unit Metrics

POST-SPIN VCIP

10%
10%
50%
10%
10%
10%
% Strategic Plan and Initiatives
% TSR
% HSE
% Financial
% Operations
% Award Unit Metrics

PRE-SPIN PSP

20%
40%
40%
% TSR
% Financial
% Strategic Plan

POST-SPIN PSP

20%
40%
40%
% TSR
% Operational & Financial
% Strategic Plan

Corporate Performance Criteria

We utilize multiple measures of performance under our programs to ensure that no single aspect of performance is driven in isolation. For a discussion of the reconciliation of these measures with generally accepted accounting principles, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Pre-Spin Metrics:

We employed the following measures of overall Company performance under our performance-based programs for the periods when the Company was an integrated oil and gas company:

•

Health, Safety, and Environmental (“HSE”)—We seek to be a good employer, a good community member and a good steward of the environmental resources we manage. Therefore, we incorporate metrics of health, safety and environmental performance in our performance-based programs.

•

Financial

Relative Adjusted Return on Capital Employed—Our businesses are capital intensive, requiring large investments, in most cases over a number of years, before tangible financial returns are achieved. Therefore, we believe that a good indicator of long-term Company and management performance, both absolute and relative to our performance peer group, is the measure known as return on capital employed (“ROCE”). Relative ROCE is a measure of the profitability of our capital employed in our business compared with that of our peers. We calculate ROCE as a ratio, the numerator of which is net income plus after-tax interest expense, and the denominator of which is average total equity plus total debt. In calculating ROCE, we adjust the net income of the Company and our peers for certain non-core earnings impacts.

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Relative Adjusted Cash Contribution per Barrel of Oil Equivalent—Like ROCE, another important measure of operating efficiency and management performance is the Company’s cash contributions per barrel of oil equivalent (“BOE”) produced by our E&P segment, and per barrel of petroleum products sold by our Refining and Marketing (“R&M”) segment (for the periods prior to the repositioning). This measure is another way to compare our operating efficiency in producing and refining/marketing products against that of our performance peer group. The measure is calculated by dividing the adjusted income from operations plus the depreciation, depletion and amortization attributable to our E&P or R&M segments by the number of BOE produced or barrels of petroleum products sold, respectively. A weighted average of these two segment-level metrics is then calculated, and compared against that of our peers. As with our calculation of adjusted ROCE, we adjust both our own income and that of our peers to reflect certain non-core earnings impacts.

Relative Improvement in Adjusted Cash Return on Capital Employed—Similar to ROCE, adjusted cash return on capital employed (“CROCE”) measures the Company’s performance in efficiently allocating its capital. However, while ROCE is based on adjusted net income, CROCE is based on cash flow, measuring the ability of the Company’s capital employed to generate cash. CROCE is calculated by dividing adjusted EBIDA (earnings before interest, depreciation and amortization, adjusted for non-core earnings impacts) by average capital employed (total equity plus total debt). Our improvement in CROCE is compared against that of our peers.

Financial Management—This measure is a subjective analysis of the Company’s progress in managing the Company’s capital profile and liquidity needs.

•

Strategic Plan and Initiatives

Implementation and Advancement of Strategic Plan—This measure is a subjective analysis of the Company’s progress in implementing its strategic plan over a given performance period.

Succession Planning/Leadership Development—This measure is a subjective analysis of the Company’s progress in developing and implementing a comprehensive succession plan for senior management, and the development and implementation of a Company-wide program for identifying and developing future leaders within the Company.

Support of Strategic Corporate Initiatives—This measure is a subjective analysis of our progress in implementing key elements of the Company’s strategic initiatives including, but not limited to, cash returned to stockholders, financial management relationships, climate change, reputation, people/diversity, culture, opportunity capture and execution of Company initiatives.

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Relative Total Shareholder Return—Total shareholder return (“TSR”) represents the percentage change in a company’s common stock price from the beginning of a period of time to the end of the stated period, and assumes common stock dividends paid during the stated period are reinvested into that common stock. We use a total shareholder return measure because it is the most tangible measure of the value we have provided to our stockholders during the relevant program period. We recognize that total shareholder return is not a perfect measure. It can be affected by factors beyond management’s control and by market conditions not related to the Company’s intrinsic performance. Shareholder return over the short-term can also fail to fully reflect the value of longer-term projects. We seek to mitigate the influence of industry-wide or market-wide conditions on stock price by using total shareholder return relative to our performance peer group.

Post-Spin Metrics:

After the repositioning of the Company as an independent E&P company, the HRCC revised certain corporate-level performance criteria to reflect the changed circumstances. For performance periods beginning or continuing after the repositioning, the performance measures were retained, revised or added, as follows:

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Health, Safety, and Environmental—This measure was retained.

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Operations— This measure was adopted to focus on various operational elements. For VCIP, these include absolute targets for Production, Capital (with milestones), Operating & Overhead Costs, Direct Operating Efficiency (a measure of operational up-time), Reserve Replacement, and milestones for Exploration. For PSP, the elements include absolute targets for Production and Reserve Replacement Ratio. Although management may set internal targets for such elements in accordance with the budget and strategic plans, review of this measure and determination of performance success is a subjective analysis made by the HRCC.

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Financial— This measure was revised to comprise several prior financial measures and to add new ones. For VCIP, it includes review of cash and net income margins, both absolute and relative to peers, as well as ROCE (discussed above) and CROCE (discussed above), both absolute and in terms of relative improvement. For PSP, the elements include cash margins, both absolute and relative to peers, CROCE/ROCE, both absolute and relative to peers, and Debt Adjusted Production per Share, relative to peers. Although management may set internal targets for such elements in accordance with the budget and strategic plans, review of this measure and determination of performance success is a subjective analysis made by the HRCC.

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Strategic Plan—This measure replaces similar prior measures. It contains several distinct elements. For VCIP, these include Organization (functional excellence), Culture (collaboration and retention), Asset Sales, Policies/Controls, and Relationships. For PSP, in addition to those elements, it also includes Governance, Diversity, Opportunity Capture, and Reputation. This measure is a subjective analysis of the Company’s progress in implementing its strategic plan over a given performance period.

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Relative Total Shareholder Return—This measure was retained. Consistent with market practice, for programs beginning in 2012, this percentage is measured using a twenty trading day simple average prior to the beginning of a period of time and a twenty trading day simple average prior to the end of the stated period, and assumes common stock dividends paid during the stated period are reinvested. The spinoff of Phillips 66 was treated as a special dividend for the purpose of calculating total shareholder return for ConocoPhillips. The market value of the distributed shares on the spinoff date was deemed reinvested in shares of ConocoPhillips common stock.

Differences between the VCIP and PSP programs reflect the differences in the employee populations participating in the programs: VCIP is broadly based, with virtually all of our employees participating, while PSP is confined to senior management.

Award Unit Performance Criteria

There are approximately 42 discrete award units within the Company designed to measure performance and to reward employees according to business outcomes relevant to the award group. Although most employees participate in a single award unit designated for the operational or functional group to which such employee is assigned, a Senior Officer can participate in a blend of the results of more than one of these award units depending on the scope and breadth of his or her responsibilities over the performance period. Members of our executive leadership team, which includes all of the Named Executive Officers who are current employees, are handled somewhat differently, with the results from all award units being blended together on a salary-weighted basis (that is, the proportion of the total salaries of employees in that award unit to the total salaries paid by the Company) to determine the expected payout for the award unit portion of VCIP, subject to the discretion of the HRCC to set the payout otherwise. With regard to 2012, the HRCC made no adjustment in the award unit portion for any of the Named Executive Officers.

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Performance criteria are goals consistent with the Company’s operating plan and include quantitative and qualitative metrics specific to each award unit, such as income from continuing operations (adjusted to neutralize the impact of changes in commodity prices), control of costs, health, safety and environmental performance, support of corporate initiatives, and various milestones set by management. At the conclusion of a performance period, management makes a recommendation based on the unit’s performance for the year against its performance criteria. The HRCC then reviews management’s recommendation regarding each award unit’s performance and has discretion to adjust any such recommendation in approving the final awards.

Individual Performance Criteria

Individual adjustments for our Named Executive Officers are approved by the HRCC, based on the recommendation of the CEO (other than for himself or Mr. Mulva). In 2012, Mr. Mulva, prior to his retirement as CEO, also gave input to the HRCC on the performance of Senior Officers up to that time. The CEO’s individual adjustment is determined by the Committee taking into account the prior review of the CEO’s performance, which is conducted jointly by the HRCC and the Lead Director.

Tax-Based Program Criteria

Our incentive programs are also designed to conform to the requirements of section 162(m) of the Internal Revenue Code, which allows for deductible compensation in excess of $1 million if certain criteria, including the attainment of pre-established performance criteria, are met. In order for a Named Executive Officer to receive any award under either VCIP or PSP, certain threshold criteria must be met. This tier of performance measure and methodology is designed to meet requirements for deductibility of these items of compensation under section 162(m) of the Internal Revenue Code. Pursuant to this tier, maximum payments for the performance period under VCIP and PSP are set, but they are subject to downward adjustment through the application of the generally applicable methodology for VCIP and PSP awards previously discussed, effectively establishing a ceiling for VCIP and PSP payments to each Named Executive Officer. Threshold performance criteria for VCIP and PSP differed, due primarily to the different lengths in the threshold performance periods that began after the repositioning.

For 2012 VCIP and the prorated 2012 PSP period beginning at the repositioning, the criteria required that the Company meet one of the following measures as a threshold to an award being made to any Named Executive Officer:

(1)

Among the top seven of eleven specified companies in improvement in return on capital employed (adjusted net income);

(2)

Among the top seven of eleven specified companies in total shareholder return;

(3)

Among the top seven of eleven specified companies in cash margins; or

(4)

Cash from operations (normalized for the impact of asset sales and assumptions made in our budgeting process as to price for oil equivalents and excluding non-cash working capital) of at least $5,305 million.

For VCIP and the prorated 2012 PSP, the specified companies for comparison were ConocoPhillips, BP, Chevron, ExxonMobil, Royal Dutch Shell, Total, Anadarko, Apache, BG Group, Devon, and Occidental.

For PSP, the criteria for the 2010-2012 and 2011-2013 program periods truncated at the repositioning required that the Company meet one of the following measures as a threshold to an award being made to any Named Executive Officer:

(1)

Top two-thirds of specified companies in improvement in return on capital employed (adjusted net income);

(2)

Top two-thirds of specified companies in total shareholder return;

(3)

Top two-thirds of specified companies in cash per BOE; or

(4)

Cash from operations (normalized for the impact of asset sales and assumptions made in our budgeting process as to price for oil equivalents and excluding non-cash working capital) of at least $30.7 billion and $39.364 billion for the 2010-2012 and 2011-2013 program periods, respectively.

For the PSP 2010-2012 and 2011-2013 program periods which were truncated at the repositioning, the specified companies for comparison were ConocoPhillips, BP, Chevron, ExxonMobil, Royal Dutch Shell, and Total.

The performance criteria for this purpose are set by the HRCC and may change from year to year, although the criteria must come from a list of possible criteria set forth in the stockholder-approved 2011 Omnibus Stock and Performance Incentive Plan. The award ceilings are also set by the HRCC each year, although they may not exceed limits set in the stockholder-approved 2011 Omnibus Stock and Performance Incentive Plan. Determination of whether the criteria are met is made by the HRCC after the end of each performance period. The early conclusion of two PSP performance periods at the repositioning made it impossible to determine whether the criteria were met for those two periods, as the criteria were adopted before or shortly after the performance periods began and anticipated that the performance periods would continue for three years. Thus, deductibility for the payouts under those truncated program periods could not be preserved.

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Compensation Changes Reflecting the Spinoff of Phillips 66

In 2012, the Company experienced substantial change that affected its compensation programs. ConocoPhillips became the world’s largest publicly traded independent E&P company, based on proved reserves and production of liquids and natural gas, following the spinoff of Phillips 66 on April 30, 2012. In addition, Mr. Mulva, the Company’s long-serving Chairman and CEO, retired, as did a number of other executives, and Mr. Lance became the Company’s new Chairman and CEO.

With the spinoff, some of the metrics used by programs that measured performance over periods spanning the spinoff date became difficult to determine. Realizing this, the HRCC decided to conclude some of the ongoing programs early, review performance to the time of the spinoff, pay out in accordance with its determination of the Company’s performance up to that time and record its recommendation on the executives’ performance up to that time, so that such information could be taken into account in the new environment. Each program was handled differently, based upon that program’s characteristics.

The following chart shows the performance periods that were affected by the spinoff, as well as the performance periods that began in 2013:

Performance Program	Duration	Status
VCIP for 2012	January 1, 2012 – December 31, 2012	February 2013 payout
VCIP for 2013	January 1, 2013 – December 31, 2013	In Progress
PSP VIII	January 1, 2010 - April 30, 2012	April 2012 pro rata payout
PSP IX	January 1, 2011 - April 30, 2012	April 2012 pro rata payout
PSP VIII Tail	May 1, 2012 - December 31, 2012	February 2013 final payout
PSP IX Tail	May 1, 2012 - December 31, 2013	In Progress
PSP X	January 1, 2012 - December 31, 2014	In Progress
PSP XI	January 1, 2013 – December 31, 2015	In Progress

PSP program periods VIII and IX, which would have spanned the spinoff, were concluded early and prorated payouts were made in the form of restricted stock units that were converted at the spinoff into restricted stock units of ConocoPhillips and of Phillips 66 having a total value equal to the value of the pre-spin ConocoPhillips restricted stock units. In doing so, the HRCC was following the underlying philosophy that amounts under the program were being “earned” by the executives during the performance period; in this case, the executives’ performance was measured in the context of the integrated company.

Meanwhile, new program periods covering the remainder of the initially expected three-year periods were begun, referred to as the PSP VIII Tail and IX Tail, whose metrics were designed for the new E&P environment. The targets for these programs were prorated for the remaining portion of the respective periods—eight months in the case of PSP VIII Tail and twenty months in the case of PSP IX Tail.

Given that PSP is a long-term incentive program, a term extending only from January 2012 until the expected spin date in April 2012 would not have allowed for a meaningful performance measurement. Accordingly, the HRCC determined to delay the commencement of the next performance period (PSP X) until after the spinoff, as the usual three-year term of the performance period would occur predominately in the new E&P environment. Even though the approval was delayed, we still consider the program period for PSP X to provide compensation for the period beginning in January 2012.

The distribution at the end of the five-year restricted period (which employees may elect to extend until retirement) following the end of performance periods VIII Tail, IX Tail, and X was changed from stock to cash, which the HRCC recognized as being consistent with the practice among other large E&P companies. Distributions beginning with PSP XI will be at the end of the three-year performance period, although employees may elect to defer the value of the distribution into our voluntary nonqualified deferred compensation plan. However, the HRCC emphasized the requirement under our Stock Ownership Guidelines that executives own stock and/or have an interest in restricted stock units valued at a certain multiple of salary, as discussed in “Alignment of Interests – Stock Ownership and Holding Requirements.”

Furthermore, the HRCC recognized that the many differences between an integrated oil and gas company and an independent E&P company would necessitate changes going forward, under both PSP and VCIP, in both the measurement criteria and the peer groups. These changes are discussed more fully above under “Process for Determining Executive Compensation – Performance Criteria.”

Similar actions were unnecessary with respect to the other component of long-term incentive compensation, the Stock Option Program. Grants of options were made in February 2012 as usual, as these options would be converted into options of only ConocoPhillips having the same intrinsic value as the options of the integrated company. Given the underlying philosophy that options are “earned” during the period from grant to becoming exercisable, for the executives who remained with ConocoPhillips, this tied the increase in value to the rise in the price of ConocoPhillips stock during the period prior to when they would be able to exercise the options.

However, with regard to certain executives who were expected to retire at the time of the spinoff, including Messrs. Mulva and Chiang, the usual performance period under both PSP and the Stock Option Program would have extended beyond their retirement date. To address this issue, awards made to such executives in 2012 reflected separate terms and conditions intended to give them the incentive to remain with the Company until the spinoff was successfully completed and to compensate them fairly during that time. Thus, options issued to this group of retiring executives were converted after the spinoff to options of both ConocoPhillips and Phillips 66 having a total intrinsic value equal to that of the options held in the integrated company. However, a number of these options were cancelled, so that the value was prorated to the time served with the Company during 2012 (rather than the full targeted value which anticipated remaining with the Company for at least a year, as is the case under the terms and conditions of the options usually granted under the Stock Option Program). Similarly, a separate grant of restricted stock units was made to certain retiring executives to replace the portions of the awards under the PSP that they would not receive due to the unusual circumstances surrounding the spinoff and their retirements, such as value for time worked during the PSP VIII and IX Tails and PSP X performance periods. They were excluded from those programs and instead received the separate grant of restricted stock units to replace

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that compensation, the amount of the award being prorated to the time that the executives were expected to serve with the Company during 2012, with the requirement that the executive remain with the Company for that time or the award would be forfeited. Furthermore, these restricted stock units converted to both ConocoPhillips and Phillips 66 restricted stock units at the spinoff, aligning the interests of the executives with the integrated company with which they had served during their careers.

The HRCC employed a different approach for the VCIP. Rather than conclude the program mid-year at the spinoff, the HRCC approved the addition of independent E&P companies to our peer group and revised operational and financial metrics as appropriate for an independent E&P company. In February 2013, the HRCC reviewed corporate and award unit performance and determined payouts for 2012 and assessed the individual performance of each Senior Officer, including both the retired CEO and new CEO, together with the other Named Executive Officers. Payouts to executives who retired during the year were prorated for time served with the Company.

2012 Executive Compensation Analysis and Results

The following is a discussion and analysis of the decisions of the HRCC in compensating our Named Executive Officers in 2012.

In determining performance-based compensation awards for our Named Executive Officers for performance periods concluding in 2012, the HRCC began by considering overall Company performance. The Committee then considered any adjustments to the awards under our three performance-based compensation programs (VCIP, PSP and Stock Option Program) in accordance with their terms and pre-established criteria, as the Committee retains the discretion to adjust awards based on its determination of appropriate payouts. As a result, the Committee made the following award decisions under the Company’s performance-based compensation programs.

Annual Incentive: 2012 Variable Cash Incentive Program (VCIP)

Our VCIP payout is based on 50% corporate performance and 50% award unit performance, subject to individual performance adjustments.

Corporate Performance in 2012

Our most significant 2012 achievement was execution of our strategic plan through the spinoff of the downstream business and our repositioning as an independent E&P company. Post-spin, the Committee approved the addition of independent E&P companies to our peer group and revised operational and financial metrics as appropriate for an independent E&P company, such as, adding production levels and reserve replacement targets. In determining award payouts under VCIP for 2012, the Committee considered the following quantitative and qualitative performance measures relating to the Company as a whole:

Goals and Approximate Weights	Results
~ 20% Health, Safety and Environmental (“HSE”) • Total recordable rate • Lost workday rates • Process safety	World class safety performance, best in class employee rates
~ 20% Operations • Production • Capital & expense budget • Reserve replacement • Project milestones	Exceeded annual production target, significantly exceeded reserve replacement target, strong progress on capital projects and drilling programs
~ 20% Financial • Cash & Net Income Margin • ROCE • CROCE	Exceeded absolute metrics; relative metrics impaired by significant natural gas exposure and low North American gas prices
~ 20% Strategic Plan • Spin of downstream • Cash returned to stockholders • Asset sales	Completed successful spinoff of Phillips 66, completed $5.1 billion of share buybacks, asset sales program progressing on schedule
~ 20% Total Shareholder Return (“TSR”)	1st in full year TSR relative to our performance peers
Payout: 150%

This compared with VCIP corporate performance for the prior six periods ranging from 70% to 180%.

Award Unit Performance in 2012

The award units were subject to the following metrics:

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Operating Award Units/Projects – 50% Production/Unit Cost, 25% Milestones, 10% SCI (People, Relationship, and Operational Excellence), and 15% HSE

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Non-Operating Award Units/Projects – 50% Milestones, 25% Operating Award Unit Average, 10% SCI, and 15% HSE

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Staff – 45% Milestones, 42.5% Award Unit Average, 10% SCI, and 5% HSE

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Commercial – 65% Milestones, 20% Control Cost, 10% SCI, and 5% HSE

The Committee approved an average award unit payout of 138.8% of target for each of our Named Executive Officers, other than Messrs. Mulva and Chiang. Award unit performance payouts for our 42 award units ranged from 70% to 170% in 2012.

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Individual Performance Adjustments

Finally, the Committee considered individual adjustments for each Named Executive Officer’s 2012 VCIP award based upon a subjective review of the individual’s impact on the Company’s financial and operational success during the year. The Committee considered the totality of the executive’s performance in deciding the individual adjustments. Based on the foregoing, the Committee approved individual performance adjustments of between 0% and 20% for each of our Named Executive Officers. The individual adjustments for these officers reflect the Committee’s recognition of these individuals’ contributions to the strong 2012 operational performance of their respective operating or staff units.

Long-Term Incentive: Performance Share Program (PSP)

In connection with the spinoff of Phillips 66, we concluded two performance periods in progress under our PSP earlier than had been anticipated at the establishment of the regularly scheduled three-year performance periods. We settled a pro rata portion of the PSP awards based on pre-spin performance and established new performance periods that began following the spinoff as shown in the diagram below:

In determining awards under the PSP for the truncated periods, the Committee considered quantitative and qualitative performance measures relating to the Company as a whole, including:

PSP VIII - Goals and Approximate Weights	Results
~ 40% TSR	1st in TSR
~ 40% Financial metrics (e.g., ROCE/CROCE, Cash/BOE, Cash Returned to Shareholders), HSE, Financial Management, Leadership/Succession and Opportunity Capture

2nd in Cash/BOE, 2 best years of safety performance in Company’s history, achieved significant debt reduction and capital discipline, obtained strong operational performance from all businesses, implemented executive succession plans

~ 20% Strategic Plan Implementation	Completed successful spinoff of Phillips 66
January 2010 – April 2012 Payout: 180%
PSP IX – Goals and Approximate Weights	Results
~ 40% TSR	3rd in TSR, significantly above peer group average
~ 40% Financial metrics (e.g., ROCE/CROCE, Cash/BOE, Cash Returned to Shareholders), HSE, Financial Management, Leadership/Succession and Opportunity Capture

Significantly increased distributions to shareholders, continued portfolio optimization, maintained safety performance at record 2010 level, achieved continuous improvement in metrics per share (ROCE and CROCE)

~ 20% Strategic Plan Implementation	Completed successful spinoff of Phillips 66
January 2011 – April 2012 Payout: 150%

This compared with three-year performance under PSP for the prior six periods ranging from 60% to 180%.

For PSP IX, while the normal program timing would have provided for a payout at the end of the 36 month performance period, the truncation of the program resulted in a pro rata portion of PSP IX being paid in 2012. However, the truncation also means that only the balance of the program is anticipated to be paid out in 2014.

With respect to individual adjustments, similar to the 2012 VCIP program, the Committee considered PSP individual adjustments for each Named Executive Officer in recognition of the individual’s personal leadership and contribution to the Company’s financial and operational success over the three-year performance period. Based on the foregoing, the Committee approved individual performance adjustments of between 0% and 20% for such Named Executive Officers. The HRCC limited each payout so that no executive received more than 200% of the prorated target award.

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PSP VIII Tail Results: May 2012 – December 2012

Subsequent to the spinoff, the Committee approved a new tail performance period for PSP VIII for our post-spin Named Executive Officers. This new performance period was designed to pay out at target due to its short length. In February 2013, the HRCC approved payout at target.

The Committee approved new performance periods and performance metrics for PSP IX Tail running from May 2012 – December 2013 and for PSP X running from May 2012 – December 2014 (the HRCC delayed the commencement of this performance period until after the spinoff, however, we still consider the program period for PSP X to provide compensation for the period beginning in January 2012).

Long-Term Incentive: 2012 Stock Option Awards

Although the Committee retains discretion to adjust stock option awards by up to 30 percent from the specified target, the Committee did not elect to exercise such discretion with respect to the Stock Option Awards granted in February 2012. The Committee did take into account that certain executives, including both Messrs. Mulva and Chiang, would be expected to retire upon or shortly after the spinoff, and those executives received stock options with modified terms and conditions to reflect that expectation. Those terms provided that such stock options would not be forfeited upon retirement or separation from service, but will not become exercisable until the end of the normal period for exercisability (as provided in the standard options granted to other executives, including the other Named Executive Officers).

2013 Target Compensation

In addition to determining the 2012 compensation payouts, the HRCC established the targets for 2013 compensation for our Named Executive Officers under our four primary compensation programs. As discussed under “Components of Executive Compensation” beginning on page 43, with the exception of salary, the targeted amounts shown below are performance-based and, therefore, actual amounts received under such programs, if any, may differ from these targets.

Name	Salary	2013 VCIP Target Value	2013 Stock Option Award Target Value	PSP XI (2013-2015) Target Value	Total 2013 Target Compensation
R.M. Lance	$1,700,000	$2,720,000	$5,790,000	$5,790,000	$16,000,000
J.W. Sheets	888,000	834,720	1,479,800	1,479,800	4,682,320
M.J. Fox	1,241,000	1,203,770	2,407,415	2,407,415	7,259,600
A.J. Hirshberg	1,034,000	971,960	1,723,750	1,723,750	5,453,460
D.E. Wallette	817,000	727,130	1,271,820	1,271,820	4,087,770

Other Executive Compensation and Benefits

Other Compensation and Personal Benefits

In addition to our four primary compensation programs, we provide our Named Executive Officers a limited number of additional benefits as described below. In order to provide a competitive package of compensation and benefits, we provide our Named Executive Officers with executive life insurance coverage and nonqualified benefit plans. We also provide other benefits that are designed primarily to promote a healthy work/life balance, to provide opportunities for developing business relationships, and to put a human face on our social responsibility programs. All such programs are approved by the HRCC.

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Comprehensive Security Program—Because our executives face personal safety risks in their roles as representatives of a global E&P company, our Board of Directors has adopted a comprehensive security program for our executives.

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Personal Entertainment—We purchase tickets to various cultural, charitable, civic, entertainment, and sporting events for business development and relationship-building purposes, as well as to maintain our involvement in communities in which the Company operates. Occasionally, our employees, including our executives, make personal use of tickets that would not otherwise be used for business purposes. We believe these tickets offer an opportunity to increase morale at a very low or no incremental cost to the Company.

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Tax Gross-Ups—Certain of the personal benefits received by our executives are deemed by the Internal Revenue Service to be taxable income to the individual. When we determine that such income is incurred for purposes more properly characterized as Company business than personal benefit, we provide further payments to the executive to reimburse the cost of the inclusion of such item in the executive’s taxable income. Most often, these tax gross-up payments are provided for travel by a family member or other personal guest to attend a meeting or function in furtherance of Company business, such as Board meetings, Company-sponsored events, and industry and association meetings where spouses or other guests are invited or expected to attend.

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Executive Life Insurance—We provide life insurance policies and/or death benefits for all of our U.S.-based salaried employees (at no cost to the employee) with a face value approximately equal to the employee’s annual salary. For each of our executives, we maintain an additional life insurance policy and/or death benefits (at no cost to the executive) with a value equal to his or her annual salary. In addition to these two plans, we also provide our executives the option of purchasing group variable universal life insurance in an amount up to eight times their annual salaries. We believe this is a benefit valued by our executives that can be provided at no cost to the Company.

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Defined Contribution Plans—We maintain the following nonqualified defined contribution plans for our executives. These plans allow deferred amounts to grow tax-free until distributed, while enabling the Company to utilize the money for the duration of the deferral period for general corporate purposes.

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Voluntary Deferred Compensation Plans—The purpose of our voluntary nonqualified deferred compensation plans is to allow executives to defer a portion of their salary and annual incentive compensation so that such amounts are taxable in the year in which distributions are made.

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Make-Up Plans—The purpose of our nonqualified defined contribution make-up plans is to provide benefits that an executive would otherwise lose due to limitations imposed by the Internal Revenue Code on qualified plans.

•

Defined Benefit Plans—We also maintain nonqualified defined benefit plans for our executives. The primary purpose of these plans is to provide benefits that an executive would otherwise lose due to limitations imposed by the Internal Revenue Code on qualified plans. With regard to our Named Executive Officers, the only such arrangement under which they are entitled to benefits of this type is the Key Employee Supplemental Retirement Plan (“KESRP”). The two such limitations that most frequently impact the benefits to employees are the limit on compensation that can be taken into account in determining benefit accruals and the maximum annual pension benefit. In 2012, the former limit was set at $250,000, while the latter was set at $200,000. The KESRP determines a benefit without regard to such limits, and then reduces that benefit by the amount of benefit payable from the related qualified plan, the ConocoPhillips Retirement Plan. Thus, in operation the combined benefits payable from the related plans for the eligible employee equal the benefit that would have been paid if there had been no limitations imposed by the Internal Revenue Code. This design is common among our competitors and we believe that lack of such a plan would put the Company at a disadvantage in attracting and retaining talented executives. Further information on the KESRP is provided in the Pension Benefits narrative, table and notes beginning on page 70.

Severance Plans and Changes in Control

We maintain plans to address severance of our executives in certain circumstances as described under the heading “Executive Severance and Changes in Control” beginning on page 74. The structure and use of these plans are competitive within the industry and are intended to aid the Company in attracting and retaining executives. Under each of our severance and change in control plans, the executive must terminate from service with the Company in order to receive severance pay. Furthermore, after the repositioning, the HRCC approved an amendment to the change in control severance plan to limit to executives who had been participants in the plan prior to the repositioning any payment of excise tax gross-ups under the plan and to make executives who began participation in the plan after the repositioning ineligible for excise tax gross-ups under the plan. The HRCC chose to grandfather this provision for existing participants because, in the event of a change in control, the provisions of our long-term incentive pay through performance share units prior to the repositioning left those participants with the potential of a large excise tax due to the program design. The HRCC determined that it would be unfair should this burden suddenly be shifted to the participants. The post-spin design of PSP to use periodic cash payouts reduced the potential impact to participants and, therefore, the HRCC chose no longer to provide excise tax gross-ups in the event of a change in control to new participants.

Broadly Available Plans

Our Named Executive Officers are eligible to participate in the same basic benefits package as our other U.S. salaried employees. This includes expatriate benefits, relocation services, and retirement, medical, dental, vision, life insurance, and accident insurance plans, as well as flexible spending arrangements for health care and dependent care expenses.

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Executive Compensation Governance

Alignment of Interests—Stock Ownership and Holding Requirements

We place a premium on aligning the interests of executives with those of our stockholders. Our Stock Ownership Guidelines require executives to own stock and/or have an interest in restricted stock units valued at a multiple of base salary, ranging from 1.8 times salary for lower-level executives to 6 times salary for the CEO. Employees have 5 years from the date they become subject to these guidelines to comply. Holdings counted toward the guidelines include: (1) shares of stock owned individually or jointly, or in trusts controlled by employee; (2) restricted stock and restricted stock units; (3) shares owned in qualified savings or stock ownership plans; (4) stock or units in nonqualified deferred compensation plans, whether vested or not and (5) annual Performance Share Program target awards when approved by the Human Resources and Compensation Committee. Employees subject to the guidelines who have not reached the required level of stock ownership are expected to hold shares received upon vesting or earn-out of restricted stock, restricted stock units or performance shares (net of shares for taxes), and shares received upon exercise of stock options (net of shares tendered or withheld for payment of exercise price and shares for taxes), so that they meet their requirement in a timely manner. The multiple of equity held by each of our Named Executive Officers currently exceeds our established guidelines for his or her position.

In addition, we have historically required our executives to hold restricted stock units received under the PSP, and under predecessor programs, until death, disability, retirement, layoff, or severance after a change in control. The units were generally forfeited if an executive voluntarily terminated their employment with the Company when not retirement eligible. Our compensation consultants, however, informed us that this was a highly unusual feature. Accordingly, the Committee considered our programs and determined, for performance periods beginning in 2009 and beyond, restrictions on restricted stock unit awards under the PSP would lapse 5 years from the anniversary of the issuance of the units, although Senior Officers may elect to defer the lapsing of such restrictions. After the repositioning of the Company, the Committee reassessed this aspect of the PSP and determined at its December 2012 meeting that, beginning with the performance period starting in January 2013, distributions should generally be made in cash after the conclusion of the performance period and determination of performance results, although certain Senior Officers may elect to defer such distribution prior to the beginning of the performance period.

Clawback Policy

In October 2012, the Committee approved a clawback policy providing that the Company shall recoup any incentive compensation (cash or equity) paid or payable to any executive by the Company to the extent such recoupment is required or contemplated by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act, or any other applicable law or listing standards, which allows the Board to recoup compensation paid in the event of certain business circumstances, including a financial restatement. This policy operates in addition to provisions already contained in our award documents supporting grants under PSP, the Stock Option Program, and other compensatory programs using Company equity pursuant to which we can suspend rights to exercise, refuse to honor the exercise of awards already requested, or cancel awards granted if an executive engages in any activity we determine is detrimental to the Company, including acts of misconduct, such as embezzlement, fraud, theft or disclosure of confidential information, or other acts that harm our business, reputation, or employees, as well as misconduct resulting in the Company having to prepare an accounting restatement. Once final rules are released regarding clawback requirements under the Dodd-Frank Act, we intend to review our policies and plans and, if necessary, amend them to comply with the new mandates.

Anti-Hedging

The Company has a policy that prohibits our directors and executives from hedging or trading in derivatives of the Company’s stock. This policy, together with the Stock Ownership Guidelines discussed above, helps to assure that our Named Executive Officers and other Senior Officers remain subject to the risks, as well as the rewards, of stock ownership.

Equity Grant Practices

When the Committee grants Performance Share Units, options, or other equity grants to its Named Executive Officers, the Committee uses an average of the stock’s high and low prices on the date of grant (or the preceding business day, if the markets are closed on the date of grant) to determine the value of the units or the exercise price of the options or other equity. Grants of Performance Share Units and option grants are generally made at the HRCC’s February meeting (the date of which is determined at least a year in advance) or, in the case of new hires, on the date of commencement of employment or the date of Committee approval, whichever is later. In 2012, however, the repositioning of the Company and the number of retirements by Senior Officers and the hiring and promotions that resulted led to some exceptional situations. Each Named Executive Officer who remained an active employee of the Company received grants at other times during the year to reflect his or her increased duties and responsibilities. Furthermore, Mr. Fox received awards as an inducement to join the Company. For these reasons, as shown in the Grants of Plan-Based Awards Table on page 62, the HRCC approved grants to Named Executive Officers on other dates during 2012, in addition to the customary February meeting.

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Statutory and Regulatory Considerations

In designing our compensatory programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. The HRCC also reviews and considers the deductibility of executive compensation under section 162(m) of the Internal Revenue Code and designs its deferred compensation programs with the intent that they comply with section 409A of the Internal Revenue Code. The Committee generally seeks to preserve tax deductions for executive compensation. Nonetheless, the Committee has awarded compensation that is not fully tax deductible when it believes such grants are in the best interests of our stockholders.

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EXECUTIVE COMPENSATION TABLES

The following tables and accompanying narrative disclosures provide information concerning total compensation paid to the Chief Executive Officer and certain other officers of ConocoPhillips (the “Named Executive Officers”). Please also see our discussion of the relationship between the “Compensation Discussion and Analysis” to these tables under “2012 Executive Compensation Analysis and Results” beginning on page 52. The data presented in the tables that follow include amounts paid to the Named Executive Officers by ConocoPhillips or any of its subsidiaries for 2012.

Summary Compensation Table

The Summary Compensation Table below reflects amounts earned with respect to 2012 and performance periods ending in 2012. We also provide 2013 target compensation for Named Executive Officers (other than those who have retired) on page 54. We have excluded arrangements that are generally available to our U.S.-based salaried employees, such as our medical, dental, life and accident insurance, disability, and health savings and flexible spending account arrangements, since all of our Named Executive Officers are U.S.-based salaried employees. Based on the salary and total compensation amounts for Named Executive Officers for 2012 shown in the table below, salary accounted for approximately 7.3% of the total compensation of the Named Executive Officers and incentive compensation programs (stock awards, option awards, and non-equity incentive plan compensation) accounted for approximately 72.1%. For the current CEO alone in 2012, salary accounted for approximately 6.5% of his total compensation and incentive compensation programs accounted for approximately 78.3% of his total compensation. These numbers reflect the emphasis placed by the Company on performance-based pay.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
R.M. Lance Chairman and CEO	2012	$1,258,667	$-	$11,340,952	$1,281,873	$2,476,200	$2,567,068	$362,458	$19,287,218
	2011	750,500	-	1,361,687	1,197,390	979,875	1,473,776	152,223	5,915,451
	2010	683,758	-	1,381,976	1,038,960	956,219	634,646	71,529	4,767,088
J.J. Mulva (8) Chairman & CEO (retired)	2012	734,612	-	3,194,161	6,487,815	1,265,625	-	297,275	11,979,488	(9)
	2011	1,500,000	-	7,384,724	6,487,950	3,543,750	8,533,648	263,522	27,713,594
	2010	1,500,000	-	6,148,572	5,737,680	4,252,500	-	294,143	17,932,895
J.W. Sheets Executive Vice President, Finance, and CFO	2012	705,200	-	2,014,063	1,007,298	951,818	2,218,402	103,143	6,999,924
	2011	619,500	-	1,451,661	729,790	784,132	1,473,218	87,404	5,145,705
	2010	496,840	-	880,262	489,060	696,942	699,405	58,571	3,321,080
M.J. Fox Executive Vice President, Exploration & Production	2012	858,347	1,600,000	10,714,198	797,052	1,225,684	463,211	166,670	15,825,162
	2011	-	-	-	-	-	-	-	-
	2010	-	-	-	-	-	-	-	-
A.J. Hirshberg Executive Vice President, Technology & Projects	2012	909,000	-	2,838,884	1,281,873	1,211,964	1,571,923	141,549	7,955,193
	2011	750,500	-	1,361,687	1,197,390	1,039,990	5,407,899	176,618	9,934,084
	2010	173,011	9,357,436	4,719,144	-	270,389	359,280	10,910	14,890,170
D.E. Wallette, Jr. Executive Vice President, Commercial, Business Development & Corporate Planning	2012	617,150	-	2,725,364	516,201	823,513	1,777,876	776,532	7,236,636
	2011	-	-	-	-	-	-	-	-
	2010	-	-	-	-	-	-	-	-
W.C.W. Chiang (8) Senior Vice President, Refining, Marketing, Transportation & Commercial (retired)	2012	378,046	-	426,781	1,281,873	345,320	119,433	3,390,871	5,942,324	(9)
	2011	750,500	-	1,361,687	1,197,390	971,860	96,107	125,154	4,502,698
	2010	643,758	-	1,426,584	920,790	917,338	153,873	71,644	4,133,987

(1)

Includes any amounts that were voluntarily deferred to the Company’s Key Employee Deferred Compensation Plan. The amounts presented for Messrs. Mulva and Chiang include payments to each under the standard vacation policy of the Company for pay in lieu of vacation in connection with their retirements on June 1, 2012 and May 1, 2012, respectively.

(2)

Because our primary short-term incentive compensation arrangement for salaried employees (the “Variable Cash Incentive Program” or “VCIP”) has mandatory performance measures that must be achieved before there is any payout to Named Executive Officers, amounts paid under VCIP are shown in the Non-Equity Incentive Plan Compensation column of the table, rather than the Bonus column. As an inducement to his employment, the HRCC approved a bonus payment to Mr. Fox of $1,600,000 upon his employment on January 1, 2012. As an inducement to Mr. Hirshberg’s employment, the HRCC approved (i) a bonus payment of $3,000,000 at his employment on October 6, 2010 and (ii) the creation of a deferred compensation account under the Key Employee Deferred Compensation Plan, credited with $6,357,436, vesting as to 47% on the first anniversary of employment, as to 47% on the second anniversary of employment, and as to the remainder on the third anniversary of employment.

(3)

Amounts shown represent the aggregate grant date fair value of awards made under the Performance Share Program (“PSP”) during each of the years indicated, as determined in accordance with FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 19 in the Notes to Consolidated Financial Statements in the Company’s 2012 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination.

The amounts shown for stock awards are from our PSP or for off-cycle awards. No off-cycle awards were granted to any of the Named Executive Officers during 2011 or 2010, except for an off-cycle award to Mr. Hirshberg at his employment on October 6, 2010, as discussed further below. These may include awards that are expected to be finalized as late as 2014. The amounts shown for awards from PSP relate to the respective three-year performance periods that began in each of the years presented. Performance periods under PSP generally cover a three-year period and, as a new performance period has begun each year since the program commenced, there are three overlapping performance periods ongoing at any time.

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Due to the spinoff in 2012, two ongoing performance periods (PSP VIII for the performance period January 2010 – December 2012 and PSP IX for the performance period January 2011 – December 2013) were terminated early and paid out on a pro rata basis. The performance program for the January 2012 – December 2014 period (PSP X) as well as the remaining prorated targets in the two performance program periods that were terminated early (PSP VIII for the performance period May 2012 – December 2012 and PSP IX for the performance period May 2012 – December 2013) were approved by the HRCC post-spin. Only promotional incremental targets associated with the post-spin PSP VIII and IX program periods for previously reported NEOs are included in the Stock Awards amount; for new NEO’s the full target is reported. For the 2012 PSP X for the performance period January 2012 – December 2014, the full initial target as well as any promotional incremental targets are included in the Stock Awards amounts for all NEOs. Targets set for PSP VIII for the performance period May 2012 – December 2012, due to its short nature, were expected to pay out at target.

Amounts shown are targets set for awards for 2012, 2011, and 2010, since it is most probable at the setting of the target for the applicable performance periods that targets will be achieved. If payout was made at maximum levels for company performance and excluding any individual adjustments, the amounts shown would double from the targets shown, although the value of the actual payout would be dependent upon the stock price at the time of the payout. If payout was made at minimum levels, the amounts would be reduced to zero. No adjustment is made to the target shown for prior years based upon any change in probability subsequent to the time the target is set. Changes to targets resulting from promotion or demotion of a Named Executive Officer are shown as awards in the year of the promotion or demotion, even though the awards may relate to a program period that began in an earlier year.

Actual pro rata payouts with regard to the targets set for 2010 were approved by the HRCC at its April 2012 meeting, at which the Committee determined the payouts to be made to Senior Officers (including the Named Executive Officers) for the performance period that began in January 2010 and ended in April 2012 (PSP VIII). Those payouts were as follows (with values shown at fair market value on the date of payout): Mr. Lance, $3,031,589; Mr. Mulva, $15,038,050; Mr. Sheets, $2,161,291; Mr. Fox, $268,469; Mr. Hirshberg, $2,127,513; Mr. Wallette, $1,164,404; and Mr. Chiang, $2,924,703.

Actual pro rata payouts with regard to the targets set for 2011 were also approved by the HRCC at its April 2012 meeting, at which the Committee determined the payouts to be made to Senior Officers (including the Named Executive Officers) for the performance period that began in 2011 and ended in April 2012 (PSP IX). Those payouts were as follows (with values shown at fair market value on the date of payout): Mr. Lance, $1,132,529; Mr. Mulva, $6,409,014; Mr. Sheets, $777,943; Mr. Fox, $163,942; Mr. Hirshberg, $1,132,529; Mr. Wallette, $466,568; and Mr. Chiang, $1,083,308.

Actual payouts with regard to the remaining targets for PSP VIII (May – December 2012, after the pro rata payout for January 2010 – April 2012), were approved by the HRCC at its February 2013 meeting, at which the Committee determined the payouts to be made to Senior Officers (including the Named Executive Officers) for the performance period that began in May 2012 and ended in December 2012. Those payouts were as follows (with values shown at fair market value on the date of payout): Mr. Lance, $1,854,936; Mr. Sheets, $407,762; Mr. Fox, $656,449; Mr. Hirshberg, $621,313; and Mr. Wallette, $379,130.

Historically, awards under PSP were settled in restricted stock or restricted stock units that will generally be forfeited if the employee is terminated prior to the end of the escrow period set in the award (except in the cases of termination due to death, layoff, or retirement, or after disability or a change in control). For target awards for program periods beginning in 2008 and earlier, the escrow period lasts until separation from service, except in the cases of termination due to death, layoff, or retirement, or after disability or a change in control, when the escrow period ends at the exceptional termination event. For target awards for program periods beginning in 2009 and later, the escrow period lasts five years from the settlement of the award (which would be more than eight years after the beginning of the program period, when measured including the performance period) unless the employee makes an election prior to the beginning of the program period to have the escrow period last until separation from service instead; except that in the cases of termination due to death, layoff, or retirement, or after disability or a change in control, the escrow period ends at the exceptional termination event. In the event of termination due to layoff or retirement after age 55 with five years of service, a value for the forfeited restricted stock or restricted stock units will generally be credited to a deferred compensation account for the employee for awards made prior to 2005; for later awards, restrictions lapse in the event of termination due to layoff or early retirement after age 55 with five years of service, unless the employee has elected to defer receipt of the stock until a later time. For programs beginning in 2012 and later, settlement will be made in cash rather than unrestricted shares.

Mr. Fox became an employee of ConocoPhillips on January 1, 2012. As an inducement to his employment, the HRCC approved the grant of 60,311 restricted stock units (valued at $4,399,989), effective on the date of employment, the restrictions on which lapse as to one-half of the units on the fourth anniversary of his employment, while the remainder lapse on the fifth anniversary of his employment. Termination for any reason other than layoff, death, or disability results in forfeiture to the extent the award is not vested. At the spinoff, the award was converted to 79,102 units using the concentrate ratio to maintain the pre- and post-spin value. For discussion of the methodology of converting units and options at the repositioning, including the basket conversion and the concentrate conversion, see the narrative at the beginning of the Outstanding Equity Awards at Fiscal Year End.

With regard to Messrs. Mulva and Chiang, it was expected that they would retire in connection with the repositioning of the Company and would, therefore, not be considered for participation in the PSP performance periods following the spinoff. Accordingly, the HRCC, at its April 3, 2012 meeting, granted certain executives who were expected to retire at or shortly after the repositioning restricted stock units in lieu of participation in PSP program periods beginning after the spin, effective upon the final approval of the repositioning by the Board of Directors on April 4, 2012, including Messrs. Mulva (41,987 units valued at $3,194,161) and Chiang (5,610 units valued at $426,781). The amount of the award was prorated to the time that the executives were expected to serve with the Company during 2012, and the terms and conditions of the award required that the award would be forfeited if the executive did not remain with the Company for that time. Both Mr. Mulva and Mr. Chiang fulfilled the requirement and the restrictions were lapsed on these awards six months after separation from service.

On May 8, 2012, each Named Executive Officer who remained an active employee of the Company received grants during the year to reflect his or her increased duties and responsibilities. These awards were made as restricted stock units, used in lieu of stock options. The number of units and aggregate grant date fair value were as follows: Mr. Lance, 46,100 units, $2,471,421; Mr. Sheets, 1,908 units, $102,288; Mr. Fox, 10,703 units, $573,788; Mr. Hirshberg, 10,703 units, $573,788; and Mr. Wallette, 6,109 units, $327,503. The restrictions lapse on the third anniversary of the grant date. Termination for any reason other than retirement or layoff at least six months after the grant date, death, or disability results in forfeiture to the extent the award is not vested. A layoff between six months and one year from the grant date results in a pro-rated award. For Mr. Fox, an additional grant of 20,518 units (valued at $1,099,970) was made to provide value for certain compensation forgone due to his termination from his prior employer. The restrictions lapse on the third anniversary of the grant date. Termination for any reason other than layoff, death, or disability results in forfeiture to the extent the award is not vested.

Mr. Hirshberg became an employee of ConocoPhillips on October 6, 2010. As an inducement to his employment, the HRCC approved the grant of 48,945 restricted stock units (valued at $2,899,991), effective on the date of employment, the restrictions on which lapse on the third anniversary of his employment. Other terms and conditions of the restricted stock unit awards reflect the standard terms and conditions of restricted stock unit awards under PSP. At the spinoff, the award was converted to 64,195 units using the concentrate ratio to maintain the pre- and post-spin value. The amounts for 2010 reflected in the table include these awards, as well as his target awards under PSP. For discussion of the methodology of converting units and options at the repositioning, including the basket conversion and the concentrate conversion, see the narrative at the beginning of the Outstanding Equity Awards at Fiscal Year End.

(4)

Amounts represent the dollar amount recognized as the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 19 in the Notes to Consolidated Financial Statements in the Company’s 2012 Annual Report on Form 10-K for a discussion of the relevant assumptions used in this determination. All such options were awarded under the Company’s Stock Option Program. Options awarded to Named Executive Officers under that program generally vest in three equal annual installments beginning with the first anniversary from the date of grant and expire ten years after the date of grant. However, if a Named Executive Officer has attained the early retirement age of 55 with five years of service, the value of the options granted is taken in the year of grant or over the number of months until the executive attains age 55 with five years of service.

Option awards are made in February of each year at a regularly-scheduled meeting of the HRCC. Occasionally, option awards may be made at other times, such as upon the commencement of employment of an individual. In determining the number of shares to be subject to these option grants, the HRCC uses a Black-Scholes-Merton-based methodology to value the options.

For each of Messrs. Mulva and Chiang, the full amount of grant is shown although it was later pro-rated for the number of months he was employed during 2012 per the terms and conditions of the award.

(5)

Includes amounts paid under VCIP and amounts that were voluntarily deferred to the Company’s Key Employee Deferred Compensation Plan. See also note 2 above.

(6)

Amounts represent the actuarial increase in the present value of the Named Executive Officer’s benefits under all pension plans maintained by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Interest rate assumption changes have a significant impact on the pension values with periods of lower interest rates having the effect of increasing the actuarial values reported and vice versa.

(7)

As discussed in Compensation Discussion and Analysis beginning on page 39 of this proxy statement, ConocoPhillips provides its executives with a number of compensation and benefit arrangements. The tables below reflect amounts earned under those arrangements. We have excluded arrangements that are generally available to our U.S.-based salaried employees, such as our medical, dental, life and accident insurance, disability, and health savings and flexible spending account arrangements, since all of our Named Executive Officers are U.S.-based salaried employees. Certain of the amounts reflected below were paid in local currencies for Named Executive Officers with foreign compensation, which we value in this table in U.S. dollars using a monthly currency valuation for the month in which costs were incurred. All Other Compensation includes the following amounts, which were determined using actual cost paid by the Company unless otherwise noted:

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Name		Personal Use of Company Aircraft(a) ($)	Auto- mobile Provided by Company(b) ($)	Home Security(c) ($)	Annual Phy- sical(d) ($)	Executive Group Life Insurance Premiums(e) ($)	Tax Reimbur- sement Gross- Up(f) ($)	Relo- cation(g) ($)	Expa- triate(h) ($)	Retirement Presen- tations & Other Meeting Perquisites(i) ($)	Post- Employ- ment Payments(j) ($)	Matching Gift Program(k) ($)	Matching Contributions Under the Tax-Qualified Savings Plans(l) ($)	Company Contributions to Nonqualified Defined Contribution Plans(m) ($)
R.M. Lance	2012	$91,048	$-	$29,507	$-	$3,474	$6,752	$-	$97,780	$752	$-	$15,500	$31,671	$85,974
	2011	-	-	-	-	1,351	8,199	-	51,000	-	-	200	32,372	59,101
	2010	-	-	-	1,262	1,231	3,521	-	5,224	-	-	5,000	14,651	40,640
J.J. Mulva	2012	6,596	-	-	-	9,525	54,183	-	-	39,598	-	15,000	31,757	140,616
	2011	-	15,298	-	-	22,860	19,904	-	-	-	-	15,000	32,372	158,088
	2010	31,274	32,379	-	2,689	11,880	65,045	-	-	-	-	15,000	14,651	121,225
J.W. Sheets	2012	-	-	-	-	1,946	5,761	-	-	-	-	15,000	31,619	48,817
	2011	-	-	-	-	1,710	5,213	-	-	-	-	13,500	32,255	34,726
	2010	-	-	-	-	1,371	1,825	-	-	-	-	13,500	15,396	26,479
M.J. Fox	2012	-	-	-	-	2,369	19,575	91,525	-	-	-	6,000	28,580	18,621
	2011	-	-	-	-	-	-	-	-	-	-	-	-	-
	2010	-	-	-	-	-	-	-	-	-	-	-	-	-
A.J. Hirshberg	2012	-	-	-	-	2,509	34,705	-	-	-	-	1,475	31,671	71,189
	2011	-	-	-	-	2,072	5,338	113,761	-	-	-	2,700	32,372	20,375
	2010	-	-	-	-	218	-	-	-	-	-	-	10,692	-
D.E. Wallette	2012	-	-	-	-	1,703	669	103,290	613,085	-	-	-	31,478	26,307
	2011	-	-	-	-	-	-	-	-	-	-	-	-	-
	2010	-	-	-	-	-	-	-	-	-	-	-	-	-
W.C.W. Chiang	2012	-	-	-	-	714	3,960	-	-	-	3,294,563	14,737	31,671	45,226
	2011	2,211	-	-	-	2,072	14,700	-	-	-	-	14,972	32,372	58,827
	2010	-	-	-	-	1,777	6,353	-	-	-	-	15,000	14,651	33,863

(a)

Upon Mr. Lance becoming the CEO, the Company’s Comprehensive Security Program required that Mr. Lance fly on Company aircraft, unless the Manager of Global Security determines that other arrangements represent an acceptable risk. The Comprehensive Security Program also required that Mr. Mulva, as CEO through April 2012, fly on Company aircraft, unless the Manager of Global Security determined that other arrangements represented an acceptable risk. Amounts in this column represent the approximate incremental cost to ConocoPhillips for personal use of the aircraft, including travel for any family member or guest. Approximate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft, and multiplying the result by the miles flown for personal use during the year. However, where there were identifiable costs related to a particular trip—such as airport landing fees or food and lodging for aircraft personnel who remained at the location of the personal trip—those amounts are separately determined and included in the table above. No amount is included in incremental costs reported associated with flights to the Company hangar or other locations without passengers, commonly referred to as “deadhead” flights. In 2007, the Company and Mr. Mulva entered into a Time Share Agreement with regard to certain of the Company’s aircraft, pursuant to which Mr. Mulva agreed to reimburse the Company for his personal use of the aircraft, subject to certain limitations required by the Federal Aviation Administration. The Timeshare Agreement with Mr. Mulva was terminated in May 2012. The amounts shown for incremental costs related to the personal use of an aircraft by Mr. Mulva reflect the net incremental costs to the Company after giving effect to any reimbursements received under the Time Share Agreement.

(b)

The value shown in the table represents the approximate incremental cost to the Company of providing and maintaining an automobile, excluding Company security personnel. Approximate incremental cost was calculated using actual expenses incurred during the year. Other executives and employees of the Company may also be required to use Company-provided transportation and security personnel, especially when traveling or living outside of the United States, in accordance with risk assessments made by the Company’s Manager of Global Security.

(c)

The use of a home security system is required as part of ConocoPhillips’ Comprehensive Security Program for certain executives and employees, including the Named Executive Officers, based on risk assessments made by the Company’s Manager of Global Security. Amounts shown represent the approximate incremental cost to ConocoPhillips for the installation and maintenance of the home security system with features required by the Company in excess of the cost of a “standard” system typical for homes in the neighborhoods where the Named Executive Officers’ homes are located. The Named Executive Officer pays the cost of the “standard” system himself.

(d)

Historically, the Company maintained a program under which the Company paid all costs associated with annual physical examinations of eligible employees, including the Named Executive Officers. This program was discontinued effective as of the end of 2010.

(e)

The amounts shown are for premiums paid by the Company for executive group life insurance provided by the Company, with a value equal to the employee’s annual salary. In addition, certain employees of the Company, including the Named Executive Officers, are eligible to purchase group variable universal life insurance policies for which the employee pays all costs, at no incremental cost to the Company.

(f)

The amounts shown are for payments by the Company relating to certain taxes incurred by the employee. These taxes arise primarily when the Company requests family members or other guests to accompany the employee to Company functions and, as a result, the employee is deemed to make a personal use of Company assets (for example, when a spouse accompanies an employee on a Company aircraft) or when a retirement presentation is made to an employee. The Company believes that such travel is appropriately characterized as a business expense and, if the employee is imputed income in accordance with the applicable tax laws, the Company will generally reimburse the employee for any increased tax costs. For Mr. Mulva, his total includes tax reimbursements of $22,261 related to gift presentations made by the Company upon his retirement, as well as tax reimbursements of $31,471 for the imputed income related to spousal and guest use of the aircraft. For Mr. Fox, in connection with his relocation, the reported tax reimbursement includes $19,096 for payments on taxable relocation items that are grossed-up per the Company’s standard relocation policy available to all eligible employees.

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(g)

These amounts reflect relocation expenses approved by the HRCC in connection with the hiring of Messrs. Fox and Hirshberg. Mr. Wallette relocated from Singapore to our Houston office in connection with his appointment as Executive Vice President, Commercial, Business Development and Corporate Planning in 2012. The amounts were calculated pursuant to the standard relocation policy of the Company.

(h)

Messrs. Lance and Wallette were previously on assignment in Singapore, and Mr. Fox was previously on assignment in Canada related to service prior to his re-joining the company in January 2012. These amounts reflect net expatriate benefits under our standard policies for such service outside the United States, and these amounts include payments for increased tax costs related to such expatriate assignments and benefits. Amounts shown in the table above also reflect amended tax equalization and similar payments under our expatriate services policies that were made to and from, or on behalf of, the Named Executive Officer that were paid or received during 2012 but apply to earnings of prior years, but which were unknown or not capable of being estimated with any reasonable degree of accuracy in prior years. These amounts are returned to the Company when they are known or received through the tax reporting and filing process. Not included in the table are amounts less than $0 that primarily relate to tax amounts returned to the Company in the normal course of the expatriate tax protection process that may relate to a prior period. The amounts noted for Mr. Fox would have been ($71,728) in 2012.

(i)

These amounts reflect the practice of the Company to make gift presentations to its retiring employees, especially those of long service, and include other meeting perquisites. For Mr. Mulva, $38,812 relates to retirement gift presentations. The amounts shown reflect the invoiced cost to the Company.

(j)

Mr. Chiang retired effective May 1, 2012. The amounts presented for him reflect post-employment payments made to him under the ConocoPhillips Executive Severance Plan. Not reflected in the Summary Compensation Table, but included in the Payments During Last Fiscal Year column of the Pension Benefits Table, are pension benefits to which Messrs. Mulva and Chiang were entitled as part of the provisions of the ConocoPhillips Retirement Plan. Also see notes 3 and 6 of the Pension Benefit Table on page 72.

(k)

The Company maintains a Matching Gift Program under which certain gifts by employees to qualified educational or charitable institutions are matched. For executives, the program matches up to $15,000 with regard to each program year. Administration of the program can cause more than $15,000 to be paid in a single fiscal year of the Company, due to processing claims from more than one program year in that single fiscal year. The amounts shown are for the actual payments by the Company during the year.

(l)

Under the terms of its tax-qualified defined contribution plans, the Company makes matching contributions and allocations to the accounts of its eligible employees, including the Named Executive Officers.

(m)

Under the terms of its nonqualified defined contribution plans, the Company makes contributions to the accounts of its eligible employees, including the Named Executive Officers. See the narrative, table, and notes to the Nonqualified Deferred Compensation Table for further information.

(8)

Mr. Mulva retired from ConocoPhillips effective June 1, 2012. Mr. Chiang retired from ConocoPhillips effective May 1, 2012.

(9)

In accordance with SEC rules prohibiting issuers from reporting a negative value in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column, Mr. Mulva’s total compensation excludes the effect of the distribution payments of his pension benefits as shown in the Pension Benefits Table on page 72. The amount reported for Mr. Chiang also excludes the effect of the distribution payments of his pension benefits shown in the Pension Benefits Table on page 72.

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Grants of Plan-Based Awards Table

The Grants of Plan-Based Awards Table is used to show participation by the Named Executive Officers in the incentive compensation arrangements described below.

The columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards show information regarding the VCIP. The amounts shown in the table are those applicable to the 2012 program year using a minimum of zero and a maximum of 250 percent of VCIP target for each participant and do not represent actual payouts for that program year. Actual payouts for the 2012 program year were made in February 2013 and are shown in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

The columns under the heading Estimated Future Payouts Under Equity Incentive Plan Awards show information regarding PSP. The amounts shown in the table are those set for 2012 compensation tied to the 2012 through 2014 program period under PSP (PSP X) and do not represent actual payouts for that program year. Amounts also include awards or adjustments made in 2012 due to hiring or promotion of Named Executive Officers. Furthermore, for Messrs. Mulva and Chiang, as it was expected that they would retire in connection with the repositioning of the Company, amounts include targets set in lieu of participation in PSP X (which did not begin until after the repositioning was concluded). Actual payouts for the truncated periods for PSP VIII and PSP IX and for PSP VIII Tail are shown in note 3 to the Summary Compensation Table and note 7 to the Outstanding Equity Awards at Fiscal Year End Table.

The All Other Option Awards column reflects option awards granted under the Stock Option Program. The option awards shown were granted on the same day that the target was approved. For the 2012 program year under the Stock Option Program, targets were set and awards granted at the regularly scheduled February 2012 meeting of the HRCC.

Name	Grant Date(1)	Approval Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price Of Options Awards Average Price ($Sh)(7)	Exercise or Base Price Of Options Awards Closing Price ($Sh)(8)	Grant Date Fair Value of Stock and Options Awards(9) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R.M. Lance			$-	$1,506,205	$3,765,511	-	-	-	-	-	$-	$-	$-
	02/09/2012		-	-	-	-	-	-	-	81,700	71.87	71.55	1,281,873
	05/08/2012		-	-	-	-	-	-	46,100	-	-	-	2,471,421
	07/10/2012		-	-	-	-	24,472	24,472	-	-	-	-	1,321,243
	07/10/2012		-	-	-	-	44,841	89,682	-	-	-	-	2,420,966
	07/10/2012		-	-	-	-	94,968	189,936	-	-	-	-	5,127,322
J.J. Mulva			-	843,750	2,109,375	-	-	-	-	-	-	-	-
	02/09/2012		-	-	-	-	-	-	-	413,500	71.87	71.55	6,487,815
	04/04/2012		-	-	-	-	-	-	41,987	-	-	-	3,194,161
J.W. Sheets			-	616,462	1,541,156	-	-	-	-	-	-	-	-
	02/09/2012		-	-	-	-	-	-	-	64,200	71.87	71.55	1,007,298
	05/08/2012		-	-	-	-	-	-	1,908	-	-	-	102,288
	07/10/2012		-	-	-	-	1,386	1,386	-	-	-	-	74,830
	07/10/2012		-	-	-	-	2,540	5,080	-	-	-	-	137,135
	07/10/2012		-	-	-	-	23,717	47,434	-	-	-	-	1,280,481
	12/06/2012		-	-	-	-	257	257	-	-	-	-	14,704
	12/06/2012		-	-	-	-	2,460	4,920	-	-	-	-	140,749
	12/06/2012		-	-	-	-	4,612	9,224	-	-	-	-	263,876
M.J. Fox			-	768,936	1,922,340	-	-	-	-	-	-	-	-
	01/01/2012	11/09/2011	-	-	-	-	-	-	60,311	-	-	-	4,399,989
	01/01/2012	11/09/2011	-	-	-	-	5,881	11,762	-	-	-	-	429,048
	01/01/2012	11/09/2011	-	-	-	-	8,620	17,240	-	-	-	-	628,872
	02/09/2012		-	-	-	-	-	-	-	50,800	71.87	71.55	797,052
	05/08/2012		-	-	-	-	-	-	10,703	-	-	-	573,788
	05/08/2012		-	-	-	-	-	-	20,518	-	-	-	1,099,970
	07/10/2012		-	-	-	-	5,554	5,554	-	-	-	-	299,860
	07/10/2012		-	-	-	-	10,179	20,358	-	-	-	-	549,564
	07/10/2012		-	-	-	-	32,412	64,824	-	-	-	-	1,749,924
	12/06/2012		-	-	-	-	606	606	-	-	-	-	34,672
	12/06/2012		-	-	-	-	5,766	11,532	-	-	-	-	329,902
	12/06/2012		-	-	-	-	10,812	21,624	-	-	-	-	618,609
A.J. Hirshberg			-	839,310	2,098,275	-	-	-	-	-	-	-	-
	02/09/2012		-	-	-	-	-	-	-	81,700	71.87	71.55	1,281,873
	05/08/2012		-	-	-	-	-	-	10,703	-	-	-	573,788
	07/10/2012		-	-	-	-	2,975	2,975	-	-	-	-	160,620
	07/10/2012		-	-	-	-	5,452	10,904	-	-	-	-	294,353
	07/10/2012		-	-	-	-	33,527	67,054	-	-	-	-	1,810,123
D.E. Wallette Jr			-	500,920	1,252,300	-	-	-	-	-	-	-	-
	02/09/2012		-	-	-	-	-	-	-	32,900	71.87	71.55	516,201
	05/08/2012		-	-	-	-	-	-	6,109	-	-	-	327,503
	07/10/2012		-	-	-	-	6,315	6,315	-	-	-	-	340,947
	07/10/2012		-	-	-	-	11,902	23,804	-	-	-	-	642,589
	07/10/2012		-	-	-	-	19,755	39,510	-	-	-	-	1,066,572
	12/06/2012		-	-	-	-	213	213	-	-	-	-	12,187
	12/06/2012		-	-	-	-	2,040	4,080	-	-	-	-	116,719
	12/06/2012		-	-	-	-	3,825	7,650	-	-	-	-	218,847
W.C.W. Chiang			-	230,213	575,533	-	-	-	-	-	-	-	-
	02/09/2012		-	-	-	-	-	-	-	81,700	71.87	71.55	1,281,873
	04/04/2012		-	-	-	-	-	-	5,610	-	-	-	426,781

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(1)

The grant date shown is the date on which the HRCC approved the target awards, except with regard to the January 1, 2012 awards shown for Mr. Fox, and the April 4, 2012 awards shown for Messrs. Mulva and Chiang. With regard to the January 1, 2012 target awards for Mr. Fox, under the terms of the PSP, an adjustment in the target and maximum awards under three on-going performance periods automatically occurred on the effective date of his hire, which was effective January 1, 2012 and was approved by the HRCC on November 9, 2011. In addition, as an inducement to his employment, the HRCC approved a grant of 60,311 units. The awards shown as granted on April 4, 2012, were approved at a meeting of the HRCC on April 3, 2012, conditioned upon the final approval of the repositioning of the Company by the Board of Directors at its April 4, 2012, meeting.

All of the grants with a grant date before the completion of the spinoff on April 30 are reflected in pre-spin target units. All of the grants with a grant date after the completion of the spinoff on April 30 reflect target units adjusted for the spinoff.

(2)

The HRCC met on November 9, 2011 to approve the compensation package for Mr. Fox which was effective January 1, 2012.

(3)

Threshold and maximum awards are based on the program provisions under the VCIP. Actual awards earned can range from zero to 200 percent of the target awards for corporate and award unit performance, with a further possible adjustment of up to 50 percent of the target awards for individual performance. Amounts reflect estimated possible cash payouts under the VCIP after the close of the performance period. The estimated amounts are calculated based on the applicable annual target and base salary for each Named Executive Officer in effect for the 2012 performance period. If threshold levels of performance are not met, then the payout can be zero. The HRCC also retains the authority to make awards under the program at its discretion, including awards greater than the maximum payout. Actual payouts under the VCIP for 2012 are based on actual base salaries earned in 2012 and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(4)

Threshold and maximum awards are based on the program provisions under the PSP. Actual awards earned can range from zero to 200 percent of the target awards. The HRCC retains the authority to make awards under the program at its discretion, including awards greater than the maximum payout. For the 8-month remaining period of PSP VIII (May 2012 – December 2012) only, the HRCC approved terms that this program period would pay out at target unless otherwise approved by the HRCC. As a result, the maximum target shown for this performance period, which is identified as the first line of the targets with a grant date of July 10, 2012 in the table above, is 100% of target.

With regard to the July 10, 2012 awards, PSP VIII and IX were terminated early by the HRCC at its April 3, 2012 meeting and pro rata payouts of 8/36 and 16/36, respectively, were made except with respect to Messrs. Fox (for PSP VIII and IX) and Hirshberg (for PSP VIII only) who each received a pro rata payout based on the number of months actually participated in the program because employment began after the beginning of those original program periods. These grants were effective with the final approval by the Board of Directors at its April 4, 2012, meeting. On July 10, 2012, the HRCC approved new programs for the remaining periods: 8 months for PSP VIII (May 2012 – December 2012), 20 months for PSP IX (May 2012- December 2013) and 36 months for PSP X (January 2012 – December 2013).

Promotions approved for Messrs. Lance, Sheets, Fox, Hirshberg, and Wallette by the HRCC on April 3, 2012 and effective May 1, 2012 upon completion of the spinoff were, under the terms of the PSP, taken into account in calculating the new target awards for the remaining periods of PSP VIII and IX and the new performance period PSP X on a pro rata basis that were approved on July 10, 2012. With regard to Messrs. Lance, Sheets, and Hirshberg, only the incremental promotional target units are shown for the remaining programs PSP VIII and IX because the non-promotional units were previously disclosed as targets in 2010 and 2011 under the Stock Awards column of the Summary Compensation Table and would result in a double reporting if reported again in 2012. Their full targets for PSP X (2012 – 2014) are shown. With regard to Mr. Wallette, a Named Executive Officer for the first time with respect to 2012, his entire targets under the remaining programs PSP VIII and IX are shown as well as under the new 2012 program, PSP X. With regard to Mr. Fox, only the incremental promotional target units are shown for the remaining program periods PSP VIII Tail and IX Tail because non-promotional units of 5,881 units (valued at $429,048) for PSP VIII and 8,620 units (valued at $628,872) are included in the aggregate fair market values reported on the January 1, 2012, grant date. The number of target units and aggregate fair market value of the target units shown for PSP VIII Tail on the July 10, 2012, grant date are as follows: Mr. Lance, 24,472 units, $1,321,243; Mr. Sheets, 1,386 units, $74,830; Mr. Fox, 5,554 units, $299,860; Mr. Hirshberg, 2,975 units, $160,620; and Mr. Wallette, 6,315 units, $340,947. The number of target units and aggregate fair market value of the target units shown for PSP IX Tail on the July 10, 2012, grant date are as follows: Mr. Lance, 44,841 units, $2,420,966; Mr. Sheets, 2,540 units, $137,135; Mr. Fox, 10,179 units, $549,564; Mr. Hirshberg, 5,452 units, $294,353; and Mr. Wallette, 11,902 units, $642,589. The number of target units and aggregate fair market value of the target units shown for PSP X on the July 10, 2012, grant date are as follows: Mr. Lance, 94,968 units, $5,127,322; Mr. Sheets, 23,717 units, $1,280,481; Mr. Fox, 32,412 units, $1,749,924; Mr. Hirshberg, 33,527 units, $1,810,123; and Mr. Wallette, 19,755 units, $1,066,572.

With regard to the December 6, 2012 target awards for Messrs. Sheets, Fox, and Wallette, under the terms of the PSP, an adjustment in the target and maximum awards under three on-going performance periods automatically occurred on the effective date of their promotions, which was effective December 1, 2012 and was approved by the HRCC on December 6, 2012. The number of promotional target units and aggregate fair market value of the target units shown for PSP VIII Tail on the December 6, 2012, grant date are as follows: Mr. Sheets, 257 units, $14,704; Mr. Fox, 606 units, $34,672; and Mr. Wallette, 213 units, $12,187. The number of promotional target units and aggregate fair market value of the target units shown for PSP IX Tail on the December 6, 2012, grant date are as follows: Mr. Sheets, 2,460 units, $140,749; Mr. Fox, 5,766 units, $329,902; and Mr. Wallette, 2,040 units, $116,719. The number of promotional target units and aggregate fair market value of the target units shown for PSP X on the December 6, 2012, grant date are as follows: Mr. Sheets, 4,612 units, $263,876; Mr. Fox, 10,812 units, $618,609; and Mr. Wallette, 3,825 units, $218,847

(5)

With regard to Messrs. Mulva and Chiang, it was expected that they would retire in connection with the repositioning of the Company and would, therefore, not be considered for participation in the PSP performance periods following the spinoff. Accordingly, the HRCC, at its April 3, 2012 meeting, granted certain executives who were expected to retire at or shortly after the repositioning restricted stock units in lieu of participation in PSP program periods beginning after the spin, effective upon the final approval of the repositioning by the Board of Directors on April 4, 2012, including Messrs. Mulva (41,987 units valued at $3,194,161) and Chiang (5,610 units valued at $426,781). The amount of the award was prorated to the time that the executives were expected to serve with the Company during 2012, and the terms and conditions of the award required that the award would be forfeited if the executive did not remain with the Company for that time. Both Mr. Mulva and Mr. Chiang fulfilled the requirement and the restrictions were lapsed on these awards six months after separation from service.

Mr. Fox became an employee of ConocoPhillips on January 1, 2012. As an inducement to his employment, the HRCC approved the grant of 60,311 restricted stock units (valued at $4,399,989), effective on the date of employment, the restrictions on which lapse as to one-half of the units on the fourth anniversary of his employment, while the remainder lapse on the fifth anniversary of his employment. Termination for any reason other than layoff, death, or disability results in forfeiture to the extent the award is not vested. At the spinoff, the award was converted to 79,102 units using the concentrate ratio to maintain the pre- and post-spin value. For discussion of the methodology of converting units and options at the repositioning, including the basket conversion and the concentrate conversion, see the narrative at the beginning of the Outstanding Equity Awards at Fiscal Year End.

On May 8, 2012, each Named Executive Officer who remained an active employee of the Company received grants during the year to reflect his or her increased duties and responsibilities. These awards were made as restricted stock units, used in lieu of stock options. The number of units and aggregate grant date fair value were as follows: Mr. Lance, 46,100 units, $2,471,421; Mr. Sheets, 1,908 units, $102,288; Mr. Fox, 10,703 units, $573,788; Mr. Hirshberg, 10,703 units, $573,788; and Mr. Wallette, 6,109 units, $327,503. The restrictions lapse on the third anniversary of the grant date. Termination for any reason other than retirement or layoff at least six months after the grant date, death or disability results in forfeiture to the extent the award is not vested. A layoff between six months and one year from the grant date results in a pro-rated award. For Mr. Fox, an additional grant of 20,518 units (valued at $1,099,970) was made to provide value for certain compensation forgone due to his termination from his prior employer. The restrictions lapse on the third anniversary of the grant date. Termination for any reason other than layoff, death, or disability results in forfeiture to the extent the award is not vested.

(6)

These amounts represent stock options granted during 2012. For each of Messrs. Mulva and Chiang, the full amount of grant is shown although it was later pro-rated for the number of months he was employed during 2012 in accordance with the terms and conditions of the award.

(7)

The exercise price is the average of the high and low prices of ConocoPhillips common stock, as reported on the NYSE, on the date of the grant (or on the last preceding date for which there was a reported sale, in the absence of any reported sales on the grant date). Accordingly, the option has no immediately realizable value on the grant date, and any potential payout reflects an increase in share price after the grant date. The Company’s stockholder-approved 2011 Omnibus Stock and Performance Incentive Plan provides for the use of such an average price in setting the exercise price on options, unless the HRCC directs otherwise. The immediate predecessor plans, the stockholder-approved 2004 and 2009 Omnibus Stock and Performance Incentive Plans, had the same provision. Grants made before May 13, 2009, were made under the 2004 Plan and grants made before May 11, 2011 but after May 12, 2009, were made under the 2009 Plan.

(8)

The closing price is the closing price of ConocoPhillips common stock, as reported on the NYSE, on the date of the grant.

(9)

For equity incentive plan awards, these amounts represent the grant date fair value at target level under PSP as determined pursuant to FASB ASC Topic 718. For option awards, these amounts represent the grant date fair value of the option awards using a Black-Scholes-Merton-based methodology to value the options. Actual value realized upon option exercise depends on market prices at the time of exercise. For other stock awards, these amounts represent the grant date fair value of the restricted stock or restricted stock unit awards determined pursuant to FASB ASC Topic 718. See the “Employee Benefit Plans” section of Note 19 in the Notes to Consolidated Financial Statements in the Company’s 2012 Annual Report on Form 10-K, for a discussion of the relevant assumptions used in this determination.

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Outstanding Equity Awards at Fiscal Year End

The Outstanding Equity Awards at Fiscal Year End Table shows awards in both ConocoPhillips stock and options and Phillips 66 stock and options. Awards made before the repositioning of the Company on April 30, 2012, were made with reference to ConocoPhillips stock but were converted at the repositioning in the following manner. All holders of exercisable awards of stock options (i.e., the time-vesting restriction had lapsed) and stock appreciation rights received both adjusted ConocoPhillips awards and Phillips 66 awards. Similarly, employees who held unrestricted stock acquired through past equity awards were treated like all other ConocoPhillips stockholders in the distribution. Each employee holder of unexercisable stock options (i.e, the time-vesting restriction had not lapsed) converted to stock options only in the company that employed such employee following the spinoff of Phillips 66. Employee holders of restricted stock and performance share units awarded for completed performance periods under the Performance Share Program (and equivalent predecessor programs) received both adjusted ConocoPhillips awards and Phillips 66 awards. Each employee holder of restricted stock and restricted stock units awarded under all other programs converted to restricted shares or restricted stock units in the company that employed such employee following the spinoff. In addition, former employee holders and a specified group of holders of previously unvested stock options and restricted stock units, who retired upon or shortly after the spinoff, received both adjusted ConocoPhillips awards and Phillips 66 awards. In all of these cases, the value of the underlying award prior to the repositioning was maintained after the repositioning, whether through a “concentrate ratio” of the award in cases where the employee received awards denominated with respect to ConocoPhillips stock only or through a “basket ratio” of the award in cases where the employee received awards denominated in both ConocoPhillips stock and Phillips 66 stock.

Name	Security	Option Awards(1)						Stock Awards(7)
		Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R.M. Lance	COP	23,061	-		-	$45.05	02/10/2016	-	$-	-	$-
	PSX	11,530	-		-	26.33	02/10/2016	-	-	-	-
	COP	35,485	-		-	50.61	02/08/2017	-	-	-	-
	PSX	17,742	-		-	29.58	02/08/2017	-	-	-	-
	COP	44,896	-		-	60.53	02/14/2018	-	-	-	-
	PSX	22,448	-		-	35.38	02/14/2018	-	-	-	-
	COP	61,115	-		-	34.67	02/12/2019	-	-	-	-
	COP	60,109	38,840	(3)	-	36.90	02/12/2020	-	-	-	-
	COP	24,331	62,843	(4)	-	53.47	02/10/2021	-	-	-	-
	PSX	12,165	-		-	31.25	02/10/2021	-	-	-	-
	COP	-	105,098	(5)	-	54.80	02/09/2022	-	-	-	-
	COP	-	-		-	-	-	297,239(8)	17,236,890	153,958(14)	8,928,024
	PSX	-	-		-	-	-	109,602(8)	5,819,866	-	-
J.J. Mulva(15)	COP	398,779	-		-	36.47	02/04/2015	-	-	-	-
	PSX	199,389	-		-	21.32	02/04/2015	-	-	-	-
	COP	273,081	-		-	45.05	02/10/2016	-	-	-	-
	PSX	136,540	-		-	26.33	02/10/2016	-	-	-	-
	COP	281,137	-		-	50.61	02/08/2017	-	-	-	-
	PSX	140,568	-		-	29.58	02/08/2017	-	-	-	-
	COP	300,391	-		-	60.53	02/14/2018	-	-	-	-
	PSX	150,195	-		-	35.38	02/14/2018	-	-	-	-
	COP	521,004	-		-	34.67	02/12/2019	-	-	-	-
	PSX	260,502	-		-	20.27	02/12/2019	-	-	-	-
	COP	331,958	165,979	(3)	-	36.90	02/12/2020	-	-	-	-
	PSX	165,979	82,989	(3)	-	21.56	02/12/2020	-	-	-	-
	COP	131,836	263,673	(4)	-	53.47	02/10/2021	-	-	-	-
	PSX	65,918	131,836	(4)	-	31.25	02/10/2021	-	-	-	-
	COP	-	169,119	(5)(6)	-	54.80	02/09/2022	-	-	-	-
	PSX	-	84,559	(5)(6)	-	32.03	02/09/2022	-	-	-	-
	COP	-	-		-	-	-	2,409,965(9)	139,753,870	-	-
	PSX	-	-		-	-	-	1,195,928(9)	63,503,777	-	-

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Name	Security	Option Awards(1)						Stock Awards(7)
		Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J.W. Sheets	COP	29,843	-		-	25.02	02/08/2014	-	-	-	-
	COP	22,741	-		-	36.47	02/04/2015	-	-	-	-
	PSX	11,370	-		-	21.32	02/04/2015	-	-	-	-
	COP	15,746	-		-	45.05	02/10/2016	-	-	-	-
	PSX	7,873	-		-	26.33	02/10/2016	-	-	-	-
	COP	17,386	-		-	50.61	02/08/2017	-	-	-	-
	PSX	8,693	-		-	29.58	02/08/2017	-	-	-	-
	COP	17,127	-		-	60.53	02/14/2018	-	-	-	-
	PSX	8,563	-		-	35.38	02/14/2018	-	-	-	-
	COP	43,146	-		-	34.67	02/12/2019	-	-	-	-
	PSX	21,573	-		-	20.27	02/12/2019	-	-	-	-
	COP	28,294	18,284	(3)	-	36.90	02/12/2020	-	-	-	-
	PSX	14,147	-		-	21.56	02/12/2020	-	-	-	-
	COP	14,828	38,303	(4)	-	53.47	02/10/2021	-	-	-	-
	PSX	7,414	-		-	31.25	02/10/2021	-	-	-	-
	COP	-	82,586	(5)	-	54.80	02/09/2022	-	-	-	-
	COP	-	-		-	-	-	156,363(10)	9,067,490	44,506(14)	2,580,903
	PSX	-	-		-	-	-	73,719(10)	3,914,479	-	-
M.J. Fox	COP	-	65,348	(5)	-	54.80	02/09/2022	-	-	-	-
	COP	-	-		-	-	-	127,310(11)	7,382,707	68,590(14)	3,977,534
	PSX	-	-		-	-	-	2,843(11)	150,963	-	-
A.J. Hirshberg	COP	24,331	62,843	(4)	-	53.47	02/10/2021	-	-	-	-
	PSX	12,165	-		-	31.25	02/10/2021	-	-	-	-
	COP	-	105,098	(5)	-	54.80	02/09/2022	-	-	-	-
	COP	-	-		-	-	-	142,987(12)	8,291,816	53,129(14)	3,080,951
	PSX	-	-		-	-	-	31,704(12)	1,683,482	-	-
D.E. Wallette	COP	11,370	-		-	36.47	02/04/2015	-	-	-	-
	PSX	5,685	-		-	21.32	02/04/2015	-	-	-	-
	COP	7,619	-		-	45.05	02/10/2016	-	-	-	-
	PSX	3,809	-		-	26.33	02/10/2016	-	-	-	-
	COP	13,624	-		-	50.61	02/08/2017	-	-	-	-
	PSX	6,812	-		-	29.58	02/08/2017	-	-	-	-
	COP	13,377	-		-	60.53	02/14/2018	-	-	-	-
	PSX	6,688	-		-	35.38	02/14/2018	-	-	-	-
	COP	28,121	-		-	34.67	02/12/2019	-	-	-	-
	PSX	14,060	-		-	20.27	02/12/2019	-	-	-	-
	COP	19,020	12,291	(3)	-	36.90	02/12/2020	-	-	-	-
	PSX	9,510	-		-	21.56	02/12/2020	-	-	-	-
	COP	9,603	24,804	(4)	-	53.47	02/10/2021	-	-	-	-
	PSX	4,801	-		-	31.25	02/10/2021	-	-	-	-
	COP	-	42,322	(5)	-	54.80	02/09/2022	-	-	-	-
	COP	-	-		-	-	-	81,797(13)	4,743,408	37,522(14)	2,175,901
	PSX	-	-		-	-	-	34,582(13)	1,836,304	-	-

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Name	Security	Option Awards(1)						Stock Awards(7)
		Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W.C.W. Chiang(15)	COP	21,116	-		-	36.47	02/04/2015	-	-	-	-
	COP	14,832	-		-	45.05	02/10/2016	-	-	-	-
	PSX	7,416	-		-	26.33	02/10/2016	-	-	-	-
	COP	16,065	-		-	50.61	02/08/2017	-	-	-	-
	PSX	8,032	-		-	29.58	02/08/2017	-	-	-	-
	COP	31,924	-		-	60.53	02/14/2018	-	-	-	-
	PSX	15,962	-		-	35.38	02/14/2018	-	-	-	-
	COP	-	26,637	(3)	-	36.90	02/12/2020	-	-	-	-
	PSX	-	13,318	(3)	-	21.56	02/12/2020	-	-	-	-
	COP	24,331	48,662	(4)	-	53.47	02/10/2021	-	-	-	-
	PSX	12,165	24,331	(4)	-	31.25	02/10/2021	-	-	-	-
	COP	-	26,731	(5)(6)	-	54.80	02/09/2022	-	-	-	-
	PSX	-	13,365	(5)(6)	-	32.03	02/09/2022	-	-	-	-
	COP	-	-		-	-	-	-	-	-	-
	PSX	-	-		-	-	-	-	-	-	-

(1)

All options shown in the table have a maximum term for exercise of ten years from the grant date. Under certain circumstances, the terms for exercise may be shorter, and in certain circumstances, the options may be forfeited and cancelled. All awards shown in the table have associated restrictions upon transferability. As a result of the repositioning, awards that were outstanding as of April 30, 2012, were converted. The table below shows the stock option awards that were converted and a reconciliation to the outstanding balance at December 31, 2012. Awards not outstanding at December 31, 2012 are not included in the table.

Grant Date	Pre-Spin COP Option Exercise Price ($)	Post-Spin COP Option Exercise Price ($)	Post-Spin PSX Option Exercise Price ($)
02/08/2004	$32.81	$25.02	$14.62
02/04/2005	47.83	36.47	21.32
02/10/2006	59.08	45.05	26.33
02/08/2007	66.37	50.61	29.58
02/14/2008	79.38	60.53	35.38
02/12/2009	45.47	34.67	20.27
02/12/2010	48.39	36.90	21.56
02/10/2011	70.13	53.47	31.25
02/09/2012	71.87	54.80	32.03

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Name	Grant Date	Pre-Spin		Post-Spin				Options Exercised or Canceled		Outstanding Equity Table
		COP		COP		PSX		COP	PSX	COP	PSX
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Options (#)	Number of Securities Underlying Options (#)	Number of Securities Underlying Options (#)	Number of Securities Underlying Options (#)
R.M. Lance	02/10/2006	22,700	-	23,061	-	11,530	-	-	-	23,061	11,530
	02/08/2007	34,900	-	35,485	-	17,742	-	-	-	35,485	17,742
	02/14/2008	44,300	-	44,896	-	22,448	-	-	-	44,896	22,448
	02/12/2009	60,200	-	61,115	-	30,557	-	-	30,557	61,115	-
	02/12/2010	59,200	29,600	60,109	38,840	30,054	-	-	30,054	98,949	-
	02/10/2011	23,900	47,800	24,331	62,843	12,165	-	-	-	87,174	12,165
	02/09/2012	-	81,700	-	105,098	-	-	-	-	105,098	-
J.J. Mulva	02/04/2005	392,800	-	398,779	-	199,389	-	-	-	398,779	199,389
	02/10/2006	268,800	-	273,081	-	136,540	-	-	-	273,081	136,540
	02/08/2007	276,500	-	281,137	-	140,568	-	-	-	281,137	140,568
	02/14/2008	296,400	-	300,391	-	150,195	-	-	-	300,391	150,195
	02/12/2009	513,200	-	521,004	-	260,502	-	-	-	521,004	260,502
	02/12/2010	326,933	163,467	331,958	165,979	165,979	82,989	-	-	497,937	248,968
	02/10/2011	129,500	259,000	131,836	263,673	65,918	131,836	-	-	395,509	197,754
	02/09/2012	-	413,500	-	405,886	-	202,943	236,767	118,384	169,119	84,559
J.W. Sheets	02/08/2004	29,400	-	29,843	-	14,921	-	-	14,921	29,843	-
	02/04/2005	22,400	-	22,741	-	11,370	-	-	-	22,741	11,370
	02/10/2006	15,500	-	15,746	-	7,873	-	-	-	15,746	7,873
	02/08/2007	17,100	-	17,386	-	8,693	-	-	-	17,386	8,693
	02/14/2008	16,900	-	17,127	-	8,563	-	-	-	17,127	8,563
	02/12/2009	42,500	-	43,146	-	21,573	-	-	-	43,146	21,573
	02/12/2010	27,866	13,934	28,294	18,284	14,147	-	-	-	46,578	14,147
	02/10/2011	14,566	29,134	14,828	38,303	7,414	-	-	-	53,131	7,414
	02/09/2012	-	64,200	-	82,586	-	-	-	-	82,586	-
M.J. Fox	02/09/2012	-	50,800	-	65,348	-	-	-	-	65,348	-
A.J. Hirshberg	02/10/2011	23,900	47,800	24,331	62,843	12,165	-	-	-	87,174	12,165
	02/09/2012	-	81,700	-	105,098	-	-	-	-	105,098	-
D.E. Wallette Jr	02/04/2005	11,200	-	11,370	-	5,685	-	-	-	11,370	5,685
	02/10/2006	7,500	-	7,619	-	3,809	-	-	-	7,619	3,809
	02/08/2007	13,400	-	13,624	-	6,812	-	-	-	13,624	6,812
	02/14/2008	13,200	-	13,377	-	6,688	-	-	-	13,377	6,688
	02/12/2009	27,700	-	28,121	-	14,060	-	-	-	28,121	14,060
	02/12/2010	18,733	9,367	19,020	12,291	9,510	-	-	-	31,311	9,510
	02/10/2011	9,433	18,867	9,603	24,804	4,801	-	-	-	34,407	4,801
	02/09/2012	-	32,900	-	42,322	-	-	-	-	42,322	-
W.C.W. Chiang	02/04/2005	20,800	-	21,116	-	10,558	-	-	10,558	21,116	-
	02/10/2006	14,600	-	14,832	-	7,416	-	-	-	14,832	7,416
	02/08/2007	15,800	-	16,065	-	8,032	-	-	-	16,065	8,032
	02/14/2008	31,500	-	31,924	-	15,962	-	-	-	31,924	15,962
	02/12/2010	52,466	26,234	53,272	26,637	26,636	13,318	53,272	26,636	26,637	13,318
	02/10/2011	23,900	47,800	24,331	48,662	12,165	24,331	-	-	72,993	36,496
	02/09/2012	-	81,700	-	80,195	-	40,097	53,464	26,732	26,731	13,365

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(2)

The options shown in this column vested and became exercisable in 2012 or prior years (although under certain termination circumstances, the options may still be forfeited). Following the merger of Conoco Inc. and Phillips Petroleum Company, options become exercisable in one-third increments on the first, second, and third anniversaries of the grant date. Exercisable stock options granted prior to the repositioning were converted into a “basket” of ConocoPhillips and Phillips 66 stock options as described above to maintain the pre- and post-repositioning intrinsic value.

(3)

Represents the final one-third vesting of the February 12, 2010 grant, which became exercisable on February 12, 2013. Except for Messrs. Mulva and Chiang, non-exercisable stock options granted prior to the repositioning were concentrated into ConocoPhillips stock options using a methodology to maintain the pre- and post-repositioning intrinsic value. Non-exercisable stock options granted prior to the repositioning and held by former employee holders and a specified group of holders who retired upon or shortly after the spinoff, including awards held by Messrs. Mulva and Chiang, were converted into a “basket” of ConocoPhillips and Phillips 66 stock options as described above to maintain the pre- and post-repositioning intrinsic value.

(4)

Represents the final two-thirds vesting of the February 10, 2011 grant, half of which became exercisable on February 10, 2013, and the remainder to become exercisable on February 10, 2014. Except for Messrs. Mulva and Chiang, non-exercisable stock options (i.e., time-vesting restriction had not lapsed) granted prior to the repositioning were concentrated into ConocoPhillips stock options using a methodology to maintain the pre- and post-repositioning intrinsic value. Non-exercisable stock options (i.e., time-vesting restriction had not lapsed) granted prior to the repositioning and held by former employee holders and a specified group of holders who retired upon or shortly after the spinoff, including awards held by Messrs. Mulva and Chiang, were converted into a “basket” of ConocoPhillips and Phillips 66 stock options as described above to maintain the pre- and post-repositioning intrinsic value.

(5)

Represents the February 9, 2012 grant, one-third of which became exercisable on February 9, 2013, one-third of which will become exercisable on February 9, 2014 and the final third of which will become exercisable on February 9, 2015. Except for Messrs. Mulva and Chiang, non-exercisable stock options granted prior to the repositioning were concentrated into ConocoPhillips stock options to maintain the pre- and post-repositioning intrinsic value. Given the expected retirements of Messrs. Mulva and Chiang in connection with the repositioning of the Company, Messrs. Mulva and Chiang received retiring executive stock option awards in 2012 providing that both exercisable and non-exercisable options would be converted using the “basket” approach.

(6)

Messrs. Mulva and Chiang each received a stock option award on February 9, 2012. Their awards were converted into a “basket” of ConocoPhillips and Phillips 66 stock options to maintain the pre- and post-repositioning intrinsic value. These awards had terms and conditions providing for a pro-ration of each award based on the number of months worked in 2012. Accordingly, upon their respective retirements, a portion of each award was canceled as follows: Mr. Mulva, 236,767 ConocoPhillips options and 118,384 Phillips 66 options; Mr. Chiang 53,464 ConocoPhillips options and 26,732 Phillips 66 options.

(7)

Stock awards made to the Named Executive Officers in 2012 include long-term incentive awards under the PSP (shown in the columns labeled Stock Awards), off-cycle RSU grants, retiring executive RSU grants or pursuant to elections made by a Named Executive Officer to receive cash compensation in the form of restricted stock units . Amounts above include PSP awards for the two three-year performance periods beginning in 2010 and 2011 (PSP VIII, PSP IX) that were terminated as of April 30, 2012 with a pro rata payout, as follows: Mr. Lance, 39,850 shares and 14,887 shares; Mr. Mulva, 197,674 shares and 84,246 shares; Mr. Sheets, 28,410 shares and 10,226 shares; Mr. Fox 3,529 shares and 2,155 shares; Mr. Hirshberg 27,966 shares and 14,887 shares; and Mr. Wallette, 15,306 shares and 6,133 shares. Mr. Mulva also received a restricted stock unit award of 41,987 shares in lieu of participation in PSP program periods approved after the spin; however, pursuant to the terms and conditions of the awards, restrictions lapsed six months following his separation from service and thus are not shown as outstanding in the table above. Mr. Chiang also received PSP awards of 38,445 shares and 14,240 shares for the two three-year performance periods beginning in 2010 and 2011 (PSP VIII, IX) and a restricted stock unit award of 5,610 shares in lieu of PSP program periods approved after the spin; however, pursuant to the terms and conditions of the awards, restrictions lapsed six months following his separation from service and thus are not shown as outstanding in the table above. Amounts above also include PSP awards for the remaining truncated period of PSP VIII (May 2012 – December 2012) that were awarded in February 2013 as follows: Mr. Lance, 31,939 shares; Mr. Sheets, 7,021 shares; Mr. Fox 11,303 shares; Mr. Hirshberg 10,698 shares; and Mr. Wallette, 6,528 shares. Stock awards shown in the columns entitled Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested continue to have restrictions upon transferability. Under the PSP, stock awards are made in the form of restricted stock units or restricted stock, the former having been used in the most recent awards. The terms and conditions of both are substantially the same, requiring restriction on transferability until separation from service from the Company, although for performance periods beginning in 2009, restrictions will lapse five years from the anniversary of the grant date unless the employee has elected prior to the beginning of the performance period to defer the lapsing of such restrictions until separation from service from the Company. Except in cases where the five-year provision applies, forfeiture is expected to occur if the separation is not the result of death, disability, layoff, retirement after the executive has reached the age of 55 with five years of service, or after a change of control, although the HRCC has the authority to waive forfeiture. Restricted stock awards have voting rights and pay dividends. Restricted stock unit awards have no voting rights and pay dividend equivalents. Dividend equivalents, if any, on restricted stock units held are paid in cash or credited to each officer’s account in the form of additional stock units. Neither pays dividends or dividend equivalents at preferential rates. Restricted stock held by the Named Executive Officers prior to November 17, 2001, was converted to restricted stock units prior to the completion of the merger, with the original restrictions still in place. In addition to stock awards actually granted, the table reflects potential stock awards to Named Executive Officers under ongoing performance periods for the PSP, for the performance periods from May 2012 through December 2013 and May 2012 through December 2014. These are shown at target levels in the columns entitled Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested and Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. There is no assurance that these awards will be granted at, below, or above target after the end of the relevant performance periods, as the determination of whether to make an actual grant and the amount of any actual grant for Named Executive Officers is within the discretion of the HRCC. Until an actual grant is made, these target awards have no voting rights and pay no dividends or dividend equivalents. Stock awards shown reflect the closing price of ConocoPhillips common stock and Phillips 66 common stock, as reported on the NYSE, on December 31, 2012 ($57.99 and $53.10, respectively), the last trading day of 2012.

Amounts presented in Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested represent restricted stock and restricted stock unit awards granted with respect to prior periods. The plans and programs under which such grants were made provide that awards made in the form of restricted stock and restricted stock units be held in such form until the recipient retires. If such awards immediately vested upon completion of the relevant performance period, as we are informed by our compensation consultant is more typical for restricted stock programs, the amounts reflected in this column would be zero.

As a result of the repositioning, awards that were outstanding as of April 30, 2012 were converted. For restricted stock or performance share units, the awards were converted using the basket approach. Restricted stock units for all other off-cycle grants and for unearned PSP targets related to post-spin performance periods were converted using the concentrate ratio approach. Messrs. Mulva and Chiang as well as other former employee holders who retired upon or shortly after the separation had all of their outstanding equity converted using the basket approach.

(8)

Includes 7,624 COP restricted shares and 3,812 PSX restricted shares for LTIP VIII – PSP I initial payout for which restrictions lapse at retirement; includes 5,834 COP restricted stock units and 2,917 PSX restricted stock units for LTIP VIII – LTIP IX for which restrictions lapse at retirement; includes 106,204 of COP and 53,103 of PSX restricted stock units related to grants for PSP I final payout – PSP VI for which restrictions lapse following separation from service; includes 99,538 of COP and 49,770 of PSX restricted stock units related to grants for PSP VII – PSP IX for which restrictions lapse five years from grant date; includes 31,939 COP restricted stock units related to the PSP VIII Tail grant for which restrictions lapse five years from grant date and that will be settled in cash; and includes 46,100 COP restricted stock units for which restrictions lapse on May 8, 2015. For certain awards, Mr. Lance has voluntarily elected to defer the lapsing of restrictions until separation from service. Subsequent elections may also impact the final timing of the payout of these awards.

(9)

Includes 2,372,165 of COP and 1,177,028 of PSX restricted stock units related to grants for PSP I final payout – PSP VIII and an incentive award made in 2001 for which restrictions lapse, pursuant to Mr. Mulva’s elections, beginning five years following his separation from service in ten annual installments; also includes an incentive award made in 2005 for 37,800 COP restricted stock units and 18,900 PSX restricted stock units for which restrictions lapse, pursuant to Mr. Mulva’s elections, beginning one year following his separation from service in five annual installments. Subsequent elections may also impact the final timing of the payout of these awards.

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(10)

Includes 5,724 COP restricted shares and 2,862 PSX restricted shares for LTIP X and PSP I initial payout for which restrictions lapse at retirement; includes 13,848 COP restricted stock units and 6,924 PSX restricted stock units for LTIP VII – LTIP IX for which restrictions lapse at retirement; includes 61,433 of COP and 30,718 of PSX restricted stock units related to grants for PSP I final payout – PSP VI for which restrictions lapse following separation from service; includes 66,429 of COP and 33,215 of PSX restricted stock units related to grants for PSP VII – PSP IX for which restrictions lapse five years from grant date; includes 7,021 COP restricted stock units related to the PSP VIII Tail grant for which restrictions lapse five years from grant date and that will be settled in cash; and includes 1,908 COP restricted stock units for which restrictions lapse on May 8, 2015. For certain awards, Mr. Sheets has voluntarily elected to defer the lapsing of restrictions until separation from service. Subsequent elections may also impact the final timing of the payout of these awards.

(11)

Includes 5,684 of COP and 2,843 of PSX restricted stock units related to grants for PSP VIII and IX for which restrictions lapse five years from grant date; includes 11,303 COP restricted stock units related to the PSP VIII tail grant for which restrictions lapse five years from grant date and that will be settled in cash; includes 31,221 COP restricted stock units for which restrictions lapse on May 8, 2015; also includes 79,102 COP restricted stock units for which restrictions lapse 50% on January 1, 2016 and 50% on January 1, 2017. Subsequent elections may also impact the final timing of the payout of these awards.

(12)

Includes 63,407 of COP and 31,704 of PSX restricted stock units related to grants for PSP VII – PSP IX for which restrictions lapse five years from grant date; includes 10,698 COP restricted stock units related to the PSP VIII tail grant for which restrictions lapse five years from grant date and that will be settled in cash; includes 4,687 COP restricted stock units for which restrictions lapse on May 8, 2015; also includes 64,195 COP restricted stock units for which restrictions lapse on October 6, 2013. Subsequent elections may also impact the final timing of the payout of these awards.

(13)

Includes 31,099 of COP and 15,551 of PSX restricted stock units related to grants for PSP I final payout – PSP VI for which restrictions lapse following separation from service; includes 38,061 of COP and 19,031 of PSX restricted stock units related to grants for PSP VII – PSP IX for which restrictions lapse five years from grant date; includes 6,528 COP restricted stock units related to the PSP VIII Tail grant for which restrictions lapse five years from grant date and that will be settled in cash; and includes 6,109 COP restricted stock units for which restrictions lapse on May 8, 2015. For certain awards, Mr. Wallette has voluntarily elected to defer the lapsing of restrictions until separation from service. Subsequent elections may also impact the final timing of the payout of these awards.

(14)

Reflects potential stock awards under ongoing performance periods for the PSP, for the performance periods from May 2012 through December 2013 (Mr. Lance: 58,990 target units; Mr. Sheets 16,177 target units; Mr. Fox 25,366 target units; Mr. Hirshberg 19,602 target units; and Mr. Wallette 13,942 target units) and May 2012 through December 2014 (Mr. Lance: 94,968 target units; Mr. Sheets 28,329 target units; Mr. Fox 43,224 target units; Mr. Hirshberg 33,527 target units; and Mr. Wallette 23,580 target units). There is no assurance that these awards will be granted at, below, or above target after the end of the relevant performance periods, as the determination of whether to make an actual grant and the amount of any actual grant for Named Executive Officers is within the discretion of the HRCC.

(15)

Mr. Mulva retired effective June 1, 2012, and Mr. Chiang retired effective May 1, 2012. The terms and conditions of the option awards reflected in the Option Awards columns generally allow them to be exercised for up to ten years from the date of the initial grant. Grants made in 2010, 2011 and 2012 became, or will become, exercisable in one-third increments on the anniversary dates of the grants, and the executives’ retirement did not accelerate or terminate that exercisability. Restrictions on all outstanding stock awards will lapse and unrestricted stock will be issued based on the employee’s election schedule, or, in the absence of an election, in accordance with the default terms of the award. For the Stock Option Program and PSP, except in cases of death, disability, or demotion, if the employee has participated for less than a year in a program period, awards related to that program period are forfeited.

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Option Exercises and Stock Vested

Name	Security	Option Awards		Stock Awards
		Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
R.M. Lance	COP	-	$-	-	$-
	PSX	60,611	715,575	-	-
J.J. Mulva(1)	COP	1,803,886	67,325,485	1,201,341	64,871,697
	PSX	901,942	34,571,337	600,671	21,963,387
J.W. Sheets(2)	COP	31,429	1,320,566	-	-
	PSX	28,016	570,903	-	-
M.J. Fox	COP	-	-	-	-
	PSX	-	-	-	-
A.J. Hirshberg	COP	-	-	-	-
	PSX	-	-	-	-
D.E. Wallette	COP	26,189	981,976	-	-
	PSX	13,094	363,380	-	-
W.C.W. Chiang(3)	COP	203,820	5,541,438	178,991	10,417,212
	PSX	112,467	3,348,071	89,496	4,177,642

(1)

Mr. Mulva retired on June 1, 2012. Mr. Mulva’s stock option exercises in 2012 related to grants that were to expire in 2012, 2013, and 2014. Stock awards that vested include those with restrictions lapsing on his retirement date as well as awards with restrictions lapsing six months following his separation from service.

(2)

The shares acquired on exercise for Mr. Sheets include 5,238 options from the October 22, 2002 grant that was exercised prior to the repositioning and equity conversion. Otherwise, all other stock option exercises for the Named Executive Officers related to equity award grants that were converted following the repositioning.

(3)

Mr. Chiang received restricted stock units and restricted stock awards during his employment. In accordance with the terms and conditions of certain awards, the value of these awards were credited to Mr. Chiang’s Key Employee Deferred Compensation Plan account in lieu of receiving unrestricted shares because he had not yet reached normal retirement age (age 65). Accordingly, upon his retirement, 5,574 shares of ConocoPhillips restricted stock and 2,787 shares of Phillips 66 restricted stock were canceled and a value of $413,753 that is net of applicable withholding taxes was credited to his deferred compensation account. Also see note 2 to the Nonqualified Deferred Compensation Table on page 73.

Pension Benefits

ConocoPhillips maintains several defined benefit plans for its eligible employees. With regard to U.S.-based salaried employees, the defined benefit plan that is qualified under the Internal Revenue Code is the ConocoPhillips Retirement Plan (“CPRP”).

The CPRP is a non-contributory plan that is funded through a trust. The CPRP consists of eight titles, each one corresponding to a different pension formula and having numerous other differences in terms and conditions. Employees are eligible for current participation in only one title (although an employee may also have a frozen benefit under one or more other titles), and eligibility is based on heritage company and time of hire. Of the Named Executive Officers, Messrs. Lance, Mulva, Sheets, and Wallette (having been employees of Phillips Petroleum Company) are eligible for, and vested in, benefits under Title I of the CPRP, and Messrs. Fox, Hirshberg, and Chiang are eligible for (and Messrs. Fox and Chiang were vested in) benefits under Title II (with Mr. Chiang, having been an employee of Tosco, also having a frozen vested benefit under Title III, with regard to his participation prior to 2002). Titles I and III provide a final average earnings type of pension benefit for eligible employees payable at normal or early retirement from the Company. Under Title I, normal retirement occurs upon termination on or after age 65; early retirement can occur at age 55 with five years of service (or if laid off during or after the year in which the participant reaches age 50), while under Title III, early retirement can occur at age 55 with 10 years of service. Under Title I, early retirement benefits are reduced by five percent per year for each year before age 60 that benefits are paid, but for benefits that commence at or after age 60, the benefit is unreduced. Under Title III, early retirement benefits are reduced by 6.67 percent per year for each year before age 60, unless the participant has at least 85 points awarded, with one point awarded for each year of age and one point awarded for each year of service; there is no reduction for a participant with 85 points or whose benefits begin at or after age 60 (provided the participant is also at least age 55 and has at least 10 years of service at the time of retirement).

Mr. Mulva was retirement-eligible at his retirement date. Messrs. Lance, Sheets, Fox, Hirshberg, and Wallette were not eligible for early retirement at the end of 2012. Mr. Chiang was retirement-eligible at his retirement date for his Title II benefits. Under Titles I and III, employees become vested in the benefits after five years of service, and all of the Named Executive Officers are vested in their benefits thereunder. Under Title II, employees become vested in their benefits after three years of service. Messrs. Fox and Chiang are vested in their benefits under Title II while Mr. Hirshberg is not. Titles I and II allow the employee to elect the form of benefit payment from among several annuity types or a single sum payment option, but all of the options are actuarially equivalent. Title III allows the employee to elect the form of benefit from among several annuity types, without a single payment option, but all options are actuarially equivalent.

Retirement benefits under Titles I and III are calculated as the product of 1.6 percent times years of credited service multiplied by the final annual eligible average compensation. Final annual eligible average compensation is calculated using the three highest consecutive years in the last ten calendar years before retirement plus the year of retirement. For Title III, final annual eligible average compensation is calculated using the highest consecutive 36 months of compensation in the last 120 months of service prior to retirement. In each case, such benefits are reduced by the product of 1.5 percent of the annual primary Social Security benefit multiplied by years of credited service, although a maximum reduction limit of 50 percent may apply in certain cases. The formula below provides an illustration as to how the retirement benefits are calculated. For purposes of the formula, “pension compensation” denotes the final annual eligible average compensation described above.

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Eligible pension compensation generally includes salary and annual incentive compensation. However, under Title I, if an eligible employee receives layoff benefits from the Company, eligible pension compensation includes the annualized salary for the year of layoff, rather than actual salary, and years of credited service are increased by any period for which layoff benefits are calculated. Furthermore, certain foreign service as an employee of Phillips Petroleum Company is counted as time and a quarter when determining the service element in the benefit formula under Title I.

Benefits under Title II are based on monthly pay and interest credits to a cash balance account created on the first day of the month after a participant’s hire date. Pay credits are equal to a percentage of total salary and annual incentive compensation. Participants whose combined years of age and service total less than 44 receive a 6 percent pay credit, those with 44 through 65 receive a 7 percent pay credit, and those with 66 or more receive a 9 percent pay credit. Normal retirement age is 65, but participants may receive their vested benefit upon termination of employment at any age.

Eligible pension compensation under Titles I, II and III is limited in accordance with the Internal Revenue Code. In 2012, that limit was $250,000. The Internal Revenue Code also limits the annual benefit (expressed as an annuity) available under Titles I, II and III. In 2012, that limit was $200,000 (reduced actuarially for ages below 62).

In addition to participation in the U.S.-based plans as described above, Mr. Fox is a participant in the ConocoPhillips UK Pension Plan (the UK Plan), a defined benefit pension plan that is funded through a trust, with regard to the time he was on the U.K. payroll. The UK Plan is a U.K. registered plan with Her Majesty’s Revenue and Customs. The UK Plan consists of 2 sections: the ConocoPhillips section and the Heritage Conoco section. The ConocoPhillips section is contributory. The Heritage Conoco section is non-contributory. Mr. Fox will be eligible for a benefit as a deferred vested participant in the Heritage Conoco section. Mr. Fox is not retirement eligible until age 55. The UK Plan provides a final-average-earnings type of pension benefit for eligible employees payable at normal pension age or early retirement upon approval by the Pension Board of Trustees. Under the provisions of the Plan, normal retirement occurs upon termination and after age 60 and entitles the recipient to full benefits. Early retirement may occur after termination and age 55, but results in reduced benefits for each year prior to age 60 that benefits are paid. In general, retirement benefits are calculated as the product of 1.75% times years of credited service times final pensionable salary. Final pensionable salary is basic annual salary plus pensionable allowances earned in the 12 months before active membership in the UK Plan ceased. The UK Plan allows participants a choice of taking a full annuity or a tax free cash lump sum up to 25% of the benefit and a reduced annuity. Both choices are actuarially equivalent and the lump sum is capped at 25% of the lifetime allowance.

As a registered pension plan, the maximum total increase in value that can occur in a tax year under all U.K. registered pension plans is the annual allowance. The annual allowance for tax years 2011/2012 and 2012/2013 is £50,000. Annual additions in excess of maximum total increase are subject to tax charge. In addition, a standard lifetime allowance is imposed. The standard lifetime allowance for tax years 2011/2012 and 2012/2013 is £1.5 million. If the total value of U.K. registered pension benefits exceeds the standard lifetime allowance, legislation dictates the excess will incur a tax penalty.

In addition, the Company maintains several nonqualified pension plans. These are funded through the general assets of the Company, although the Company also maintains trusts of the type generally known as “rabbi trusts” that may be used to pay benefits under the nonqualified pension plans. The plan available to the Named Executive Officers is the ConocoPhillips Key Employee Supplemental Retirement Plan (“KESRP”). This plan is designed to replace benefits that would otherwise not be received due to limitations contained in the Internal Revenue Code that apply to qualified plans. The two such limitations that most frequently impact the benefits to employees are the limit on compensation that can be taken into account in determining benefit accruals and the maximum annual pension benefit. In 2012, the former limit was set at $250,000, while the latter was set at $200,000. The KESRP determines a benefit without regard to such limits, and then reduces that benefit by the amount of benefit payable from the related qualified plan, the CPRP. Thus, in operation the combined benefits payable from the related plans for the eligible employee equals the benefit that would have been paid if there had been no limitations imposed by the Internal Revenue Code. Benefits under KESRP are generally paid in a single sum at the later of age 55 or six months after retirement. When payments do not begin until after retirement, interest at then current six-month Treasury-bill rates, under most circumstances, will be credited on the delayed benefits. Distribution may also be made upon a determination of death or disability.

Certain foreign service as an employee of Phillips Petroleum Company is counted as time and a quarter when determining the service element in the benefit formula under KESRP. Also under KESRP, certain incentive payments approved by the Phillips Board of Directors in 2000 are considered as pension compensation. Otherwise, the benefit formulas under KESRP take into account only actual service with the employer and compensation arising from salary and annual incentive compensation (our annual incentive compensation is performance-based and is included in the Summary Compensation Table as Non-Equity Incentive Plan Compensation for that reason). Among the Named Executive Officers, only Mr. Mulva had such credited service, which was included in the calculation for the lump sum distribution of his KESRP benefit that was made in 2012. The notes to the table below provide further detail on the credited service and pension compensation related to it.

Mr. Lance was an employee of ARCO Alaska, which was acquired by Phillips Petroleum Company in 2000. As such, a special provision applies in calculating pension benefits for such employees under Title I. First, the Company calculates a benefit under the Title I formula using service with both ARCO and ConocoPhillips, subtracting from the result the value of the benefit under the ARCO plan through the time of the acquisition (for which the BP Retirement Accumulation Plan remains liable, after the acquisition of ARCO by BP and certain plan mergers). Next, the Company calculates a benefit under the Title I formula using only service with ConocoPhillips. The Company compares the results of the two methods and the employee receives the larger benefit. For Mr. Lance, that calculation currently provides a larger benefit under the first method. The table reflects that benefit, showing only the value payable from the plan of ConocoPhillips, not from the BP Retirement Accumulation Plan.

Mr. Fox was previously an employee of Conoco UK, which merged with a Phillips subsidiary in 2002, at the merger of Conoco Inc. and Phillips Petroleum Company. Upon leaving the Company in 2003, Mr. Fox earned a deferred vested pension benefit in the ConocoPhillips UK Pension Plan. When Mr. Fox returned to ConocoPhillips, he became a participant in the U.S. CPRP Title II. The deferred vested benefit earned as a participant in the ConocoPhillips UK Pension Plan is taken into account when determining his Title II benefit in CPRP and his KESRP benefit.

Mr. Hirshberg was previously an employee of Exxon Mobil Corporation. In connection with his hiring by ConocoPhillips, the Company agreed to provide Mr. Hirshberg with a benefit under KESRP equal to the benefit calculated under KESRP for a participant in Title I of CPRP, reduced by actual benefits payable from CPRP or other ConocoPhillips plans and by estimated benefits payable from the plans of ExxonMobil. Mr. Hirshberg is vested in the benefit payable under KESRP. The table reflects that benefit, showing only the values payable from the plans of ConocoPhillips, not from the plans of ExxonMobil.

Mr. Chiang was an employee of Tosco Corporation, which was acquired by Phillips Petroleum Company in 2001. In 2002, he and other eligible employees of Phillips Petroleum Company, either of Phillips heritage or of Tosco heritage, were given the option either to remain in their applicable

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existing final average earnings type of pension plan (now known as Title I for heritage Phillips employees and Title III for heritage Tosco employees) or begin participation in a cash balance type of pension plan (Title II). Mr. Chiang elected to begin participating in the cash balance plan. With regard to his frozen Title III benefits, a portion of the benefits paid by the ConocoPhillips plans may also be reduced due to Mr. Chiang’s participation in certain plans of Unocal, where he worked prior to Phillips’ acquisition of its certain assets in 1997. The table reflects the values of benefits for Mr. Chiang under both titles of the ConocoPhillips plan, as well as under KESRP, but not the value estimated to be payable from the Unocal plans.

Except where otherwise noted, assumptions used in calculating the present value of accumulated benefits in the table are found in Note 19 in the Notes to Consolidated Financial Statements in the Company’s 2012 Annual Report on Form 10-K.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
R.M. Lance	Title I - ConocoPhillips Retirement Plan	29	$738,805	$-
	ConocoPhillips Key Employee Supplemental Retirement Plan		6,779,109	-
J.J. Mulva(2)(3)	Title I - ConocoPhillips Retirement Plan	41	-	1,975,847
	ConocoPhillips Key Employee Supplemental Retirement Plan		-	68,380,702
J.W. Sheets	Title I - ConocoPhillips Retirement Plan	33	1,405,339	-
	ConocoPhillips Key Employee Supplemental Retirement Plan		6,277,821	-
M.J. Fox(4)	Title II - ConocoPhillips Retirement Plan	27	237,903	-
	ConocoPhillips UK Pension Plan	20	1,037,775	-
	ConocoPhillips Key Employee Supplemental Retirement Plan		79,845	-
A.J. Hirshberg(5)	Title II - ConocoPhillips Retirement Plan	2	47,878	-
	ConocoPhillips Key Employee Supplemental Retirement Plan	30	7,291,224	-
D.E. Wallette	Title I - ConocoPhillips Retirement Plan	32	1,338,184	-
	ConocoPhillips Key Employee Supplemental Retirement Plan		4,187,612	-
W.C.W. Chiang(6)	Title II - ConocoPhillips Retirement Plan	10	-	213,474
	Title III - ConocoPhillips Retirement Plan	6	169,839	-
	ConocoPhillips Key Employee Supplemental Retirement Plan		485,362	-

(1)

In determining the present value of the accumulated benefit for each Named Executive Officer, the eligible pension compensation, as defined on pages 70 through 72, used to calculate the amounts in this column as of December 31, 2012, for each Named Executive Officer is: Mr. Lance, $5,266,136; Mr. Sheets, $3,740,565; Mr. Fox, $134,480; Mr. Hirshberg, $3,142,891; Mr. Wallette, $2,835,590; and Mr. Chiang, $544,167. Mr. Fox’s UK pension benefit and eligible pension compensation was converted to U.S. dollars at an exchange rate per British Pound Sterling of $1.62 as of December 31, 2012.

(2)

Includes additional credited service for Mr. Mulva of 18.25 months related to foreign assignments and an additional 2 months credited service for accrued vacation under Title I.

(3)

Mr. Mulva separated from service effective May 1, 2012, and retired effective June 1, 2012 and received a lump-sum distribution of his qualified and nonqualified pension benefit. In determining the benefit for Mr. Mulva, this amount reflects as an element of pension compensation the value of an off-cycle award of restricted stock and of an off-cycle performance incentive award both approved by the Phillips Petroleum Company Compensation Committee in 2000, but with regard to which the performance conditions were met in 2005. The value of the two off-cycle awards included as part of pension compensation for 2005 was $6,278,301 for Mr. Mulva.

(4)

Mr. Fox became an employee of ConocoPhillips on January 1, 2012. Prior to joining ConocoPhillips, Mr. Fox was an employee of Nexen Inc. None of the benefits earned by Mr. Fox as an employee of Nexen is included in the table. The service credited to Mr. Fox does not include his time of service with Nexen. However, prior to his service at Nexen, Mr. Fox had been an employee of ConocoPhillips and ConocoPhillips UK. Mr. Fox’s service shown in the table includes that prior service with ConocoPhillips, in accordance with the standard terms and conditions of the applicable plans. Under Title II, and related provisions in KESRP, Mr. Fox received pay credits equal to 9% of his pension compensation in 2012, when his combined age and years of service exceeded 65. See the Narrative above for a discussion of this feature. For these purposes, years of service would include total years of service with ConocoPhillips, which, in Mr. Fox’s case, are 27.

(5)

Mr. Hirshberg became an employee of ConocoPhillips on October 6, 2010. Prior to joining ConocoPhillips, Mr. Hirshberg was employed by ExxonMobil and participated in its defined benefit plans. None of the benefits earned by Mr. Hirshberg as an employee of ExxonMobil is included in the table. The service credited to Mr. Hirshberg does not include his time of service with ExxonMobil with regard to calculation of his benefit under Title II, but, pursuant to the offer letter and resolutions approved by the HRCC in connection with his hire, service credited to Mr. Hirshberg with regard to calculation of his benefit under KESRP does include his time of service with ExxonMobil. This is reflected in the table by showing different service crediting periods for Mr. Hirshberg with regard to each of the plans. The service crediting period for Title II is also included in the service crediting period for KESRP.

(6)

Mr. Chiang retired effective May 1, 2012 and received a lump-sum distribution of his qualified Title II benefits. Mr. Chiang is not eligible for a lump sum distribution of his nonqualified KESRP benefit until he reaches age 55. A lump sum distribution option is not available for his Title III Tosco frozen benefit. The annuity will commence at age 65 unless an election is made to commence at or after age 55 in which case the annuity will be discounted.

Nonqualified Deferred Compensation

ConocoPhillips maintains several nonqualified deferred compensation plans for its eligible employees. Those available to the Named Executive Officers are briefly described below.

The Key Employee Deferred Compensation Plan of ConocoPhillips (“KEDCP”) is a nonqualified deferral plan that permits certain key employees to voluntarily defer salary and VCIP, or other similar annual incentive compensation program payments that would otherwise be received in the subsequent year. The KEDCP permits eligible employees to defer compensation of up to 100 percent of VCIP and up to 50 percent of salary. All of the Named Executive Officers are eligible to participate in the KEDCP.

Under the KEDCP, for amounts deferred and vested after December 31, 2004, the default distribution option is to receive a lump sum to be paid at least six months after separation from service. Participants may elect to defer payments from one to five years after separation, and to receive annual, semiannual, or quarterly payments for a period of up to 15 years. For elections that set a date certain for payment, the distribution will begin in the calendar quarter following the date requested and will be paid out on the distribution schedule elected by the participant.

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For amounts deferred prior to January 1, 2005, a one-time revision of the ten annual installment payments schedule is allowed from 365 days to no later than 90 days prior to retirement at age 55 or above or within 30 days after being notified of layoff in the calendar year in which the employee is age 50 or above. Participants may receive distributions in one to 15 annual installments, two to 30 semi-annual installments, or four to 60 quarterly installments.

The Defined Contribution Make-Up Plan of ConocoPhillips (“DCMP”) is a nonqualified restoration plan under which the Company makes employer contributions and stock allocations that cannot be made in the qualified ConocoPhillips Savings Plan (“CPSP”)—a defined contribution plan of the type often referred to as a 401(k) plan—due to certain voluntary reductions of salary under the KEDCP or due to limitations imposed by the Internal Revenue Code. For 2012, the Internal Revenue Code limited the amount of compensation that could be taken into account in determining a benefit under the CPSP to $250,000. Employees make no contributions to the DCMP.

Under the DCMP, amounts vested after December 31, 2004, will be distributed as a lump sum six months after separation from service, or, at a participant’s election, in one to 15 annual payments, no earlier than one year after separation from service. For amounts vested prior to January 1, 2005, participants may, from 365 days to no later than 90 days prior to termination or within 30 days of being notified of layoff, indicate a preference to defer the value into their account under the KEDCP.

Each participant directs investments of the individual accounts set up for that participant under both the KEDCP and DCMP. Participants may make changes in the investments as often as daily. All ConocoPhillips defined contribution nonqualified deferred compensation plans allow investment of deferred amounts in a broad range of mutual funds or other market-based investments, including ConocoPhillips stock. As market-based investments, none of these provide above-market return. Since each executive participating in each plan chooses the investment vehicle or vehicles and may change his or her allocations from time to time (as often as daily), the return on the investment will depend on how well the underlying investment fund performed during the period the executive chose it as an investment vehicle. The aggregate performance of such investment is reflected in the Nonqualified Deferred Compensation Table under the column Aggregate Earnings in Last Fiscal Year.

Benefits due under each of the plans discussed above are paid from the general assets of the Company, although the Company also maintains trusts of the type generally known as “rabbi trusts” that may be used to pay benefits under the plans. The trusts and the funds held in them are assets of ConocoPhillips. In the event of bankruptcy, participants would be unsecured general creditors.

Name	Applicable Plan(1)	Beginning Balance ($)	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in last FY ($)(4)	Aggregate Withdrawals/ Distributions ($)(5)	Aggregate Balance at Last FYE ($)(6)
R.M. Lance	Defined Contribution Make-Up Plan of ConocoPhillips	$420,904	$-	$85,974	$92,405	$-	$599,283
	Key Employee Deferred Compensation Plan of ConocoPhillips	1,640,182	-	-	113,922	-	1,754,104
J.J. Mulva	Defined Contribution Make-Up Plan of ConocoPhillips	4,712,337	-	140,616	972,497	-	5,825,450
	Key Employee Deferred Compensation Plan of ConocoPhillips	39,668,366	-	-	6,593,393	-	46,261,759
J.W. Sheets	Defined Contribution Make-Up Plan of ConocoPhillips	243,096	-	48,817	53,359	-	345,272
	Key Employee Deferred Compensation Plan of ConocoPhillips	2,788,873	768,972	-	250,008	-	3,807,853
M.J. Fox	Defined Contribution Make-Up Plan of ConocoPhillips	-	-	18,621	686	-	19,307
	Key Employee Deferred Compensation Plan of ConocoPhillips	-	-	-	-	-	-
A.J. Hirshberg(7)	Defined Contribution Make-Up Plan of ConocoPhillips	20,123	-	71,189	14,035	-	105,347
	Key Employee Deferred Compensation Plan of ConocoPhillips	3,533,786	-	-	393,596	(3,477,099)	450,283
D.E. Wallette	Defined Contribution Make-Up Plan of ConocoPhillips	103,426	-	26,307	20,032	-	149,765
	Key Employee Deferred Compensation Plan of ConocoPhillips	1,921,653	673,208	-	254,599	-	2,849,460
W.C.W. Chiang	Defined Contribution Make-Up Plan of ConocoPhillips	256,849	-	45,226	52,007	(33,291)	320,791
	Key Employee Deferred Compensation Plan of ConocoPhillips	207,532	413,753	-	21,984	-	643,269

(1)

Our primary defined contribution deferred compensation programs for executives (KEDCP and DCMP) make a variety of investments available to participants. As of December 31, 2012, there were a total of 97 investment options, 40 of which were the same as those available in the Company’s primary tax-qualified defined contribution plan for employees (its 401(k) plan, the ConocoPhillips Savings Plan) and 57 of which were other various mutual fund options approved by an administrator designated by the relevant plan.

(2)

Mr. Chiang received restricted stock unit and restricted stock awards during his employment. In accordance with the terms and conditions of certain awards, the value of these awards were credited to Mr. Chiang’s Key Employee Deferred Compensation Plan account in lieu of receiving unrestricted shares because he had not reached normal retirement age (age 65). Accordingly, upon his retirement, 5,574 shares of ConocoPhillips restricted stock and 2,787 shares of Phillips 66 restricted stock were canceled and a value of $413,753 that is net of applicable withholding taxes was credited to his deferred compensation account. Also see note 3 to the Option Exercises and Stock Vested Table on page 70. For Mr. Sheets, this column reflects $768,972 in salary deferred in 2012 (included in the 2012 Salary column of the Summary Compensation Table). For Mr. Wallette, this column reflects $154,288 in salary and $518,920 in 2011 VCIP deferred (included in the 2012 Salary and 2011 Non-Equity Incentive Plan Compensation columns respectively of the Summary Compensation Table).

(3)

Reflects contributions by the Company under the DCMP in 2012 (included in the All Other Compensation column of the Summary Compensation Table on page 58 for 2012).

(4)

None of these earnings is included in the Summary Compensation Table for 2012.

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(5)

As to the distributions from the Defined Contribution Make-Up Plan to Mr. Chiang, the amount reflects pre-2005 contributions that were distributed in 2012 after his retirement. Distributions of Messrs. Mulva and Chiang’s remaining KEDCP and DCMP balances will be made in accordance with the plan rules and elections made by each of them.

(6)

Reflects contributions by our Named Executive Officers, contributions by the Company, and earnings on balances prior to 2012; plus contributions by our Named Executive Officers, contributions by the Company, and earnings for 2012 (shown in the appropriate columns of this table, with amounts that are included in the Summary Compensation Table for 2012 shown in notes 2, 3 and 4 above).

(7)

Mr. Hirshberg became an employee of the Company on October 6, 2010. Pursuant to the terms of his offer letter (approved by the HRCC), a KEDCP account was created for Mr. Hirshberg at the time of his employment and credited with $6,357,436. Forty-seven percent of the account balance as of the first anniversary of his employment vested in 2011, 47 percent vested in 2012 on the second anniversary of his employment, and the remainder will vest on the third anniversary of his employment. Distributions will occur on the dates of vesting, unless Mr. Hirshberg has made timely elections to delay distribution. He did not elect to delay the distribution resulting from the vesting on the first or second anniversary of his employment.

Executive Severance and Changes in Control

Salary and other compensation for our Named Executive Officers is set by the HRCC, as described in “Compensation Discussion and Analysis” beginning on page 39 of this proxy statement. These officers may participate in the Company’s employee benefit plans and programs for which they are eligible, in accordance with their terms. The amounts earned by the Named Executive Officers for 2012 appear in the various Executive Compensation Tables beginning on page 58 of this proxy statement.

Each of our Named Executive Officers is expected to receive amounts earned during his term of employment unless he voluntarily resigns prior to becoming retirement-eligible or is terminated for cause. Such amounts include:

•

VCIP compensation earned during the fiscal year;

•

Grants pursuant to the PSP for the most-recently completed performance period and ongoing performance periods in which the executive participated for at least one year;

•

Previously granted restricted stock and restricted stock units;

•

Vested stock option grants under the Stock Option Program;

•

Amounts contributed and vested under our defined contribution plans; and

•

Amounts accrued and vested under our retirement plans.

While normal retirement age under our benefit plans is 65, early retirement provisions allow benefits at earlier ages if vesting requirements are met, as discussed in the sections of this proxy statement entitled “Pension Benefits” and “Nonqualified Deferred Compensation.” For our compensation programs (VCIP, Stock Option Program, and PSP), early retirement is generally defined to be termination at or after the age of 55 with five years of service. As of December 31, 2012, Messrs. Lance, Sheets, Fox, Hirshberg, and Wallette had not met the early retirement criteria under either the applicable title of the pension plan or of our compensation programs. In addition, specific severance arrangements for executive officers, including the Named Executive Officers, are provided under two severance plans of ConocoPhillips: one being the ConocoPhillips Executive Severance Plan (“CPESP”), available to a limited number of senior executives; and the other being the ConocoPhillips Key Employee Change in Control Severance Plan (“CICSP”), also available to a limited number of senior executives, but only upon a change in control. These arrangements are described below. Executives are not entitled to participate in both plans as a result of a single event; for example, executives receiving benefits under the CICSP would not be entitled to benefits potentially payable under the CPESP relating to the event giving rise to benefits under the CICSP.

ConocoPhillips Executive Severance Plan

The CPESP covers executives in salary grades generally corresponding to vice president and higher. Under the CPESP, if the Company terminates the employment of a plan participant other than for cause, as defined in the plan, upon executing a general release of liability and, if requested by the Company, an agreement not to compete with the Company, the participant will be entitled to:

•

A lump-sum cash payment equal to one-and-a-half or two times the sum of the employee’s base salary and current target VCIP;

•

A lump-sum cash payment equal to the present value of the increase in pension benefits that would result from the crediting of an additional one-and-a-half or two years to the employee’s number of years of age and service under the applicable pension plan;

•

A lump-sum cash payment equal to the Company cost of certain welfare benefits for an additional one-and-a-half or two years;

•

Continuation in eligibility for a pro rata portion of the annual VCIP for which the employee is eligible in the year of termination; and

•

Treatment as a layoff under the various compensation and equity programs of the Company—generally, layoff treatment will allow executives to retain awards previously made and continue their eligibility under ongoing Company programs, thus, actual program grants of restricted stock or restricted stock units would vest and the executive would remain eligible for awards attributable to ongoing performance periods under the PSP in which he or she had participated for at least one year.

The Company may amend or terminate the CPESP at any time. Amounts payable under the plan will be offset by any payments or benefits that are payable to the severed employee under any other plan, policy, or program of ConocoPhillips relating to severance, and amounts may also be reduced in the event of willful and bad faith conduct demonstrably injurious to the Company, monetarily or otherwise.

ConocoPhillips Key Employee Change in Control Severance Plan

The CICSP covers executives in salary grades generally corresponding to vice president and higher. Under the CICSP if the employment of a participant in the plan is terminated by the Company within two years after a “change in control” of ConocoPhillips, other than for cause, or by the participant for good reason, as such terms are defined in the plan, upon executing a general release of liability, the participant will be entitled to:

•

A lump-sum cash payment equal to two or three times the sum of the employee’s base salary and the higher of current target VCIP compensation or previous two years’ average VCIP compensation;

•

A lump-sum cash payment equal to the present value of the increase in pension benefits that would result from the crediting of an additional two or three years to the employee’s number of years of age and service under the applicable pension plan;

•

A lump-sum cash payment equal to the Company cost of certain welfare benefits for an additional two or three years;

•

Continuation in eligibility for a pro rata portion of the annual VCIP compensation for which the employee is eligible in the year of termination; and

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•

If necessary, a gross-up payment sufficient to compensate the participant for the amount of any excise tax imposed on payments made under the plan or otherwise pursuant to section 4999 of the Internal Revenue Code and for any taxes imposed on this additional payment, although if the applicable payments are not more than 110 percent of the “safe harbor” amount under section 280G of the Internal Revenue Code, the payments are “cut back” to the safe harbor amount rather than a gross-up payment being made. Employees who become participants in the plan after the repositioning of the Company are not eligible for this gross-up payment.

Upon a change in control, each participant’s equity awards will vest and any applicable restrictions will lapse. Participants will continue to be able to exercise stock options for their remaining terms, but exercisability of stock options will not be accelerated. No distributions are made with respect to restricted stock units until after the participant separates from service. After a change in control, the CICSP may not be amended or terminated if such amendment would be adverse to the interests of any eligible employee, without the employee’s written consent. Amounts payable under the plan will be offset by any payments or benefits that are payable to the severed employee under any other plan, policy, or program of ConocoPhillips relating to severance, and amounts may also be reduced in the event of willful and bad faith conduct demonstrably injurious to the Company, monetarily or otherwise.

Other Arrangements

Mr. Hirshberg became an employee of ConocoPhillips on October 6, 2010. The HRCC approved an offer letter to him which described the terms and conditions of employment, including the fact that he would serve as an at-will employee. The letter also provided certain protections against termination events. He will be considered to have been terminated by the Company if the Company terminates his employment either without cause or if his employment is terminated by mutual agreement, or if he initiates the termination of his employment (but only if given good reason to do so), prior to attaining age 55. Any severance benefits to which he may become entitled prior to attainment of age 55 will not be less than the severance benefits provided under the letter, the CPESP, and the CICSP as those plans were in effect on the date of the letter.

Mr. Fox became an employee of ConocoPhillips on January 1, 2012. The HRCC approved an offer letter to him which described the terms and conditions of his employment, including the fact that he would serve as an at-will employee. The letter provided no further protections to Mr. Fox, although it noted his eligibility for the CPESP and CICSP.

Quantification of Severance Payments

The tables below reflect the amount of incremental compensation payable in excess of the items listed above to each of our Named Executive Officers in the event of termination of such executive’s employment other than as a result of voluntary resignation. The amount of compensation payable to each Named Executive Officer upon involuntary not-for-cause termination, for-cause termination, termination following a change-in-control (“CIC”) (either involuntarily without cause or for good reason) and in the event of the death or disability of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2012, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

The following tables reflect additional incremental amounts to which each of our Named Executive Officers (other than Messrs. Mulva and Chiang, who retired from the Company effective June 1, 2012 and May 1, 2012, respectively) would be entitled if their employment were terminated due to the events described above.

Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC) ($)	For-Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death ($)	Disability ($)
R.M. Lance†
Base Salary	$3,000,000	$-	$4,500,000	$-	$-
Short-term Incentive	4,050,000	-	6,075,000	-	-
Variable Cash Incentive Program	2,025,000	-	2,025,000	2,025,000	2,025,000
May 2012 - December 2012 (performance period)	1,852,143	-	1,852,143	1,852,143	1,852,143
May 2012 - December 2013 (performance period)	1,368,274	-	1,368,274	1,368,274	1,368,274
January 2012 - December 2014 (performance period)	1,505,188	-	1,505,188	1,505,188	1,505,188
Restricted Stock/Units from prior periods	19,820,275	-	15,046,433	20,711,407	20,711,407
Stock Options/SARs:
Unvested and Accelerated	1,410,510	-	1,438,449	1,438,449	1,438,449
Incremental Pension	5,156,192	-	5,506,339	-	-
Post-employment Health & Welfare	50,780	-	76,543	-	-
Life Insurance	-	-	-	3,000,000	-
280G Tax Gross-up	-	-	10,111,399	-	-
	40,238,362	-	49,504,768	31,900,461	28,900,461

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Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC) ($)	For-Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death ($)	Disability ($)
J.W. Sheets†
Base Salary	$1,691,200	$-	$2,536,800	$-	$-
Short-term Incentive	1,589,728	-	2,384,592	-	-
Variable Cash Incentive Program	794,864	-	794,864	794,864	794,864
May 2012 - December 2012 (performance period)	407,148	-	407,148	407,148	407,148
May 2012 - December 2013 (performance period)	329,151	-	329,151	329,151	329,151
January 2012 - December 2014 (performance period)	455,395	-	455,395	455,395	455,395
Restricted Stock/Units from prior periods	11,367,230	-	7,857,297	11,404,112	11,404,112
Stock Options/SARs:
Unvested and Accelerated	800,235	-	822,189	822,189	822,189
Incremental Pension	5,437,894	-	6,311,242	-	-
Post-employment Health & Welfare	38,962	-	59,705	-	-
Life Insurance	-	-	-	1,691,200	-
280G Tax Gross-up	-	-	4,779,160	-	-
	22,911,807	-	26,737,543	15,904,059	14,212,859
Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC) ($)	For-Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death ($)	Disability ($)
M.J. Fox†
Base Salary	$2,320,400	$-	$3,480,600	$-	$-
Short-term Incentive	2,250,788	-	3,376,182	-	-
Variable Cash Incentive Program	1,125,394	-	1,125,394	1,125,394	1,125,394
May 2012 - December 2012 (performance period)	655,461	-	655,461	655,461	655,461
May 2012 - December 2013 (performance period)	480,273	-	480,273	480,273	480,273
January 2012 - December 2014 (performance period)	574,797	-	574,797	574,797	574,797
Restricted Stock/Units from prior periods	6,671,301	-	6,727,246	6,878,209	6,878,209
Stock Options/SARs:
Unvested and Accelerated	191,088	-	208,460	208,460	208,460
Incremental Pension	414,997	-	645,185	-	-
Post-employment Health & Welfare	43,216	-	64,824	-	-
Life Insurance	-	-	-	2,320,400	-
280G Tax Gross-up	-	-	4,499,980	-	-
	14,727,715	-	21,838,402	12,242,994	9,922,594
Executive Benefits and Payments Upon Termination	Involuntary Not-for-Cause Termination (Not CIC) ($)	For-Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death ($)	Disability ($)
A.J. Hirshberg†
Base Salary	$1,970,000	$-	$2,955,000	$-	$-
Short-term Incentive	1,851,800	-	2,777,700	-	-
Variable Cash Incentive Program	925,900	-	925,900	925,900	925,900
Key Employee Deferred Compensation Plan	-	(450,283)	-	-	-
May 2012 - December 2012 (performance period)	620,377	-	620,377	620,377	620,377
May 2012 - December 2013 (performance period)	454,700	-	454,700	454,700	454,700
January 2012 - December 2014 (performance period)	614,404	-	614,404	614,404	614,404
Restricted Stock/Units from 2010 inducement grant	-	(3,873,631)	-	-	-
Restricted Stock/Units from prior periods	5,541,615	-	3,948,771	5,632,253	5,632,253
Stock Options/SARs:
Unvested and Accelerated	591,374	-	619,313	619,313	619,313
Incremental Pension	4,794,390	-	6,126,387	-	-
Post-employment Health & Welfare	150,683	-	230,434	-	-
Life Insurance	-	-	-	1,970,000	-
280G Tax Gross-up	-	-	4,979,636	-	-
	17,515,243	(4,323,914)	24,252,622	10,836,947	8,866,947

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Executive Benefits and Payments Upon Termination	Involuntary Not-for- Cause Termination (Not CIC) ($)	For-Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death ($)	Disability ($)
D.E. Wallette†
Base Salary	$1,541,600	$-	$2,312,400	$-	$-
Short-term Incentive	1,372,024	-	2,058,036	-	-
Variable Cash Incentive Program	686,012	-	686,012	686,012	686,012
May 2012 - December 2012 (performance period)	378,559	-	378,559	378,559	378,559
May 2012 - December 2013 (performance period)	285,079	-	285,079	285,079	285,079
January 2012 - December 2014 (performance period)	346,896	-	346,896	346,896	346,896
Restricted Stock/Units from prior periods	6,083,028	-	4,364,849	6,201,154	6,201,154
Stock Options/SARs:
Unvested and Accelerated	495,088	-	506,338	506,338	506,338
Incremental Pension	3,695,604	-	4,338,119	-	-
Post-employment Health & Welfare	36,173	-	55,417	-	-
Life Insurance	-	-	-	1,541,600	-
280G Tax Gross-up	-	-	3,689,407	-	-
	14,920,063	-	19,021,112	9,945,638	8,404,038

†

Notes Applicable to All Termination Tables—In preparing each of the tables above, certain assumptions have been made. Benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll are not included in the amounts shown. The following assumptions were also made:

•

Short-Term Incentives—For the short-term incentive amounts, in the event of an involuntary not-for-cause termination not related to a change in control (“regular involuntary termination”), the amount reflects two times current VCIP target, while in the event of an involuntary or good reason termination related to a change in control (“CIC termination”), the amount reflects three times current VCIP target or three times the average of the prior two VCIP payouts.

•

Variable Cash Incentive Program—For the VCIP amounts, in the event of an involuntary not-for-cause termination not related to a change in control (“regular involuntary termination”) or an involuntary or good reason CIC termination, the amount reflects the employee’s pro rata current VCIP target. Targets for VCIP are for a full year and are pro rata for the Named Executive Officers based on time spent in their respective positions.

•

Long-Term Incentives—For the performance periods related to PSP, amounts for the May 2012 - December 2012 period are shown at the payout amount that was awarded in February 2013, while amounts for other periods are prorated to reflect the portion of the performance period completed by the end of 2012. For restricted stock and restricted stock units awarded under PSP, amounts reflect the closing price of ConocoPhillips common stock and Phillips 66 common stock, as reported on the NYSE, on December 31, 2012 ($57.99 and $53.10, respectively), the last trading day of 2012. In the Change-in-Control column it is assumed that a CIC event will not trigger acceleration of any Phillips 66 equity awards that were awarded as part of the equity conversion upon the repositioning of ConocoPhillips into an independent E&P company.

•

Stock Options—For stock options where the December 31, 2012 ConocoPhillips common stock price was higher than the option exercise price, the amounts reflect the intrinsic value as if the options had been exercised on December 31, 2012, but only regarding the options that the executive would have retained for the specific termination event. For options with respect to which the December 31, 2012 ConocoPhillips common stock price was lower than the option exercise price, the amounts reflect a zero intrinsic value regarding the options that the executive would have retained for the specific termination event.

•

Incremental Pension Values—For the incremental pension value, the amounts reflect the single sum value of the increment due to an additional two years of age and service with associated pension compensation in the event of regular involuntary termination (three years in the event of a CIC termination), regardless of whether the value is provided directly through a defined benefit plan or through the relevant severance plan.

•

280G Tax Gross-up—Each Named Executive Officer is entitled, under the change in control plan, to an associated “excise tax gross-up” to the extent any CIC payment triggers the golden parachute excise tax provisions under Section 4999 of the Internal Revenue Code (within certain limitations). While this provision does not apply to any employee who began participation in the plan following the repositioning of the Company, all of the Named Executive Officers were participants in the plan at that time. The following material assumptions were used to estimate excise taxes and associated tax gross-ups:

•

Equity and PSP awards were valued at the closing price of ConocoPhillips stock, as reported on the NYSE, on December 31, 2012 ($57.99);

•

Options are assumed exercised and valued using a Black-Scholes-Merton-based option methodology;

•

Parachute payments for time-vested stock options, restricted stock and restricted stock units were valued using Treas. Reg. Section 1.280G-1 Q&A 24(b) or (c) as applicable; and

•

Calculations assume certain performance-based pay such as PSP awards and pro rata VCIP payments are reasonable compensation for services rendered prior to the CIC.

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STOCK OWNERSHIP

Holdings of Major Stockholders

The following table sets forth information regarding persons whom we know to be the beneficial owners of more than five percent of our issued and outstanding common stock (as of the date of such stockholder’s Schedule 13G filing with the SEC):

Name and Address	Common Stock
	Number of Shares	Percent of Class
BlackRock Inc.(1) 40 East 52nd Street New York, NY 10022	71,071,346	5.86%

(1)

Based on a Schedule 13G filed with the SEC on February 8, 2013, by BlackRock Inc., on behalf of itself, BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (Korea) Ltd, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Limited, BlackRock Life Limited, and BlackRock (Singapore) Limited.

Securities Ownership of Officers and Directors

The following table sets forth the number of shares of our common stock beneficially owned as of February 15, 2013, unless otherwise noted, by each ConocoPhillips director, by each Named Executive Officer and by all of our directors and executive officers as a group. Together these individuals beneficially own less than one percent of our common stock. The table also includes information about stock options, restricted stock, and restricted and deferred stock units credited to the accounts of our directors and executive officers under various compensation and benefit plans. For purposes of this table, shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of February 15, 2013.

Name of Beneficial Owner	Number of Shares or Units
	Total Common Stock Beneficially Owned	Restricted/Deferred Stock Units(1)	Options Exercisable Within 60 Days(2)
Richard L. Armitage	505	18,219	-
Richard H. Auchinleck	6,090	68,885	-
James E. Copeland, Jr.	21,842	34,964	-
Jody L. Freeman	-	2,898	-
Gay Huey Evans	-	-	-
Mohd H. Marican	-	5,420	-
Robert A. Niblock	-	10,428	-
Harald J. Norvik	-	32,888	-
William K. Reilly	7,554	48,754	-
William E. Wade, Jr.(3)	20,764	23,828	-
Ryan M. Lance	35,187	289,615	354,290
James J. Mulva(4)	1,442,271	2,436,021	4,042,072
Jeffrey W. Sheets	48,848	150,639	254,074
Matthew J. Fox	4,967	127,310	21,782
Alan J. Hirshberg	3,331	142,987	90,784
Donald E. Wallette, Jr.	23,985	81,797	141,534
Willie C.W. Chiang(5)	22,671	173,417	312,088
Directors and Executive Officers as a Group (20 Persons)(6)	204,952	1,185,505	1,201,500

(1)

Includes restricted or deferred stock units that may be voted or sold only upon passage of time.

(2)

Includes beneficial ownership of shares of common stock which may be acquired within 60 days of February 15, 2013, through stock options awarded under compensation plans.

(3)

Includes 367 shares of common stock owned by the Wade Family Trust.

(4)

Reflects ownership information as of Mr. Mulva’s retirement date, June 1, 2012.

(5)

Reflects ownership information as of Mr. Chiang’s retirement date, May 1, 2012.

(6)

Excludes shares owned by Messrs. Mulva and Chiang, who retired June 1, 2012 and May 1, 2012, respectively, and are no longer executive officers of the Company.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires ConocoPhillips’ directors and executive officers, and persons who own more than 10% of a registered class of ConocoPhillips’ equity securities, to file reports of ownership and changes in ownership of ConocoPhillips common stock with the SEC and the NYSE, and to furnish ConocoPhillips with copies of the forms they file. To ConocoPhillips’ knowledge, based solely upon a review of the copies of such reports furnished to it and written representations of its officers and directors, during the year ended December 31, 2012, all Section 16(a) reports applicable to its officers and directors were filed on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about ConocoPhillips’ common stock that may be issued under all existing equity compensation plans as of December 31, 2012:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (#)
Equity compensation plans approved by security holders(1)	29,600,517	(3)	$46.08	42,373,180	(4)
Equity compensation plans not approved by security holders	—		—	—
TOTAL	29,600,517		$46.08	42,373,180

(1)

Includes awards issued from the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 11, 2011, the 2009 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 13, 2009, and the 2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, which was approved by stockholders on May 5, 2004. After approval of the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, no additional awards may be granted under the 2009 Omnibus Stock and Performance Incentive Plan of ConocoPhillips.

(2)

Excludes (a) options to purchase 1,257,774 shares of ConocoPhillips common stock at a weighted average price of $24.03, (b) 591,636 restricted stock units, and (c) 19,221 shares underlying stock units, payable in common stock on a one-for-one basis, credited to stock unit accounts under our deferred compensation arrangements. These awards, which were excluded from the above table, were issued from the 1998 Stock and Performance Incentive Plan of ConocoPhillips, the 1998 Key Employee Stock Performance Plan of ConocoPhillips, the 2002 Omnibus Securities Plan of Phillips Petroleum Company, the Omnibus Securities Plan of Phillips Petroleum Company, the 1993 Burlington Resources Inc. Stock Incentive Plan, the Burlington Resources Inc. 1997 Employee Stock Incentive Plan, the Burlington Resources Inc. 2002 Stock Incentive Plan, and the Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors. Upon consummation of the merger of Conoco and Phillips, all outstanding options to purchase and restricted stock units payable in common stock of Conoco and Phillips were converted into options to purchase or rights to receive shares of ConocoPhillips common stock. Likewise, upon the acquisition of Burlington Resources, Inc., all outstanding options to purchase and restricted stock units payable in common stock of Burlington Resources, Inc. were converted into options or rights to receive shares of ConocoPhillips common stock. No additional awards may be granted under the aforementioned plans.

(3)

Includes an aggregate of 176,426 restricted stock units issued in payment of annual awards and dividend equivalents which were reinvested with regard to existing awards received annually, and 78,511 restricted stock units issued in payment of dividend equivalents with regard to fees that were deferred in the form of stock units under our deferred compensation arrangements for non-employee members of the Board of Directors of ConocoPhillips, or assumed in connection with the merger for services performed as a non-employee member of the Board of Directors for either Conoco Inc. or Phillips Petroleum Company. Also includes 165,140 restricted stock units issued in payment of dividend equivalents reinvested with respect to certain special awards made to Mr. Mulva. Dividend equivalents were credited under the 2004 Omnibus Stock and Performance Incentive Plan during the time period from May 5, 2004 to May 12, 2009, under the 2009 Plan during the time period from May 13, 2009 to May 10, 2011, and thereafter under the 2011 Omnibus Stock and Performance Incentive Plan. Also includes 312,791 restricted stock units issued in payment of a long-term incentive award for Mr. Mulva and off cycle awards for recently hired executives. In addition, 4,532,995 restricted stock units that are eligible for cash dividend equivalents were issued to U.S. and U.K. payrolled employees residing in the United States or the United Kingdom at the time of the grant; 2,942,942 restricted stock units that are not eligible for cash dividend equivalents due to legal restrictions were issued to non-U.S. or non-U.K. payrolled employees and U.S. or U.K. payrolled employees residing in countries other than the United States or United Kingdom at the time of the grant. Both awards vest over a period of five years, the restrictions lapsing in three equal annual installments beginning on the third anniversary of the grant date. In addition, 3,725,784 restricted stock units that are not eligible for cash dividend equivalents were issued as retention bonuses; the awards vest over a period of two to three years, the restrictions lapsing in two or three equal annual installments beginning on the first anniversary of the grant dates. Also includes 606,249 restricted stock units issued to executives on February 10, 2006, 501,113 restricted stock units issued to executives on February 8, 2007, 510,823 restricted stock units issued to executives on February 14, 2008, 268,755 restricted stock units issued to executives on February 12, 2009, 156,062 restricted stock units issued to executives on February 12, 2010 and 354,115 restricted stock units issued to executives on February 10, 2011. These restricted stock units have no voting rights, are eligible for cash dividend equivalents, and have restrictions on transferability that last until separation of service from the company. Also includes 803,789 and 943,472 restricted stock units issued to executives on February 9, 2012 and April 4, 2012, respectively. These units have no voting rights, are eligible for dividend equivalents, and have restrictions on transferability with a default of five years from the grant date, or if elected, until separation from the service. Further included are 13,391,288 nonqualified and 130,262 incentive stock options with a term of 10 years and become exercisable in three equal annual installments beginning on the first anniversary of the grant date.

(4)

The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, stock awards, stock units, and performance shares. Under the 2011 Omnibus Stock and Performance Incentive Plan, no more than 40,000,000 shares of common stock may be issued for incentive stock options (3,736,600 have been issued with 36,263,400 available for future issuance) and no more than 40,000,000 shares of common stock may be issued with respect to stock awards (27,838,051 have been issued with 12,161,949 available for future issuance). Securities remaining available for future issuance take into account outstanding equity awards made under the 2011 Omnibus Stock and Performance Incentive Plan, the 2009 Omnibus Stock and Performance Incentive Plan, the 2004 Omnibus Stock and Performance Incentive Plan, and prior plans of predecessor companies as set forth in note 2.

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STOCKHOLDER PROPOSAL: REPORT ON GRASSROOTS LOBBYING EXPENDITURES

What is the Proposal?

ConocoPhillips Lobbying Disclosure

WHEREAS , we rely on the information provided by our company to evaluate goals and objectives, and therefore have strong interest in full disclosure of our company’s lobbying to assess whether it is in the best interests of shareholders and long-term stockholder value.

RESOLVED , the shareholders of ConocoPhillips request the Board authorize the preparation of a report, updated annually, disclosing:

1.

Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.

Payments by ConocoPhillips used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.

ConocoPhillips’ membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.

Description of the decision making process and oversight by management and the Board for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which ConocoPhillips is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and posted on the company’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly.

This resolution received 25% voting support in 2011.

ConocoPhillips sits on the Board of the United States Chamber of Commerce which is noted as “by far the most muscular business lobby group in Washington” (“Chamber of Secrets,” Economist, April 21, 2012). In 2010 and 2011 the Chamber spent $198 million on lobbying. Yet ConocoPhillips does not disclose its trade association payments nor the portions used for lobbying on its website.

ConocoPhillips spent approximately $40.2 million in 2010 and 2011 on direct federal lobbying activities, according to disclosure reports (Senate Records). These figures may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition and do not include lobbying expenditures to influence legislation or regulation in states that do not require disclosure.

Also, ConocoPhillips does not disclose its contributions to tax-exempt organizations that write and endorse model legislation, such as a $10,000 contribution to the American Legislative Exchange Council (“ALEC”) annual meeting.

According to the Wall Street Journal (Oct. 26, 2012) the oil industry, including ConocoPhillips, spent “tens of millions of dollars” related to the 2012 election to galvanize employees to support their industry’s agenda and elect sympathetic candidates. We also believe the costs of these programs should also be fully disclosed.

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What does the Board recommend?

The Board Recommends That You Vote “Against” This Proposal For The Following Reasons:

ConocoPhillips complies with all disclosure requirements pertaining to lobbying and political contributions under federal, state and local laws and regulations. We continually provide our stockholders with useful information about our political activities. For example, a description of the Company’s Political Policies, Procedures and Giving, which includes our policies on grassroots related activities, is posted on our website at www.conocophillips.com, along with itemized political contributions to candidates and to other political entities, which are updated every six months.

The Company further complies with the federal reporting of lobbying activities, which are filed quarterly with the Office of the Clerk, and viewable on the website of the U.S. House of Representatives at http://lobbyingdisclosure.house.gov/ and the U.S. Senate website at http://www.senate.gov-/legislative/Public_Disclosure/LDA_reports.htm. All state lobbying disclosure requirements – which vary by jurisdiction – are met, with some states publishing those reports on their respective websites.

Our candidate contributions also are reported regularly to, and overseen by, Company senior management and the Public Policy Committee of the Board. Audits are conducted on a biennial basis for our corporate political contributions, and annually for the Spirit political action committee receipts and disbursements.

The Board believes it has a responsibility to stockholders and employees to be engaged in the political process, in order to protect and promote their shared interests. The Board believes it is in the best interest of stockholders to support the legislative process by making prudent corporate political contributions to political organizations when such contributions are consistent with business objectives and are permitted by federal, state and local laws. The Board also believes in making the Company’s political contributions transparent to interested parties, as evidenced by our regular disclosures of this information on the ConocoPhillips website. And according to the socially responsible investor community’s own barometer of corporate political transparency, the Wharton, Zicklin Center’s 2012 Index of Corporate Political Accountability and Disclosure, ConocoPhillips’ political spending policies and procedures rank 29th among the top 200 companies in the S&P 500 index.

With respect to trade association contributions, the Company’s primary purpose in joining groups such as the National Association of Manufacturers, the U.S. Chamber of Commerce, and the American Petroleum Institute is not for political purposes, nor does the Company agree with all positions taken by trade and industry associations on issues. In fact, ConocoPhillips publicly acknowledges that we do take contrary positions from time to time. The greater benefits we receive from trade and industry association memberships are the general business, technical and industry standard-setting expertise that these organizations provide.

ConocoPhillips has adopted and published our Political Policies, Procedures and Giving information on our website regarding political contributions to candidates and other political entities. The Company also complies with all laws regarding lobbying and political giving disclosure, including publicly available reports filed with the U.S. House of Representatives, the U.S. Senate, the Federal Election Commission, and the ethics/campaign finance agencies operated by the states where we lobby and/or make corporate contributions to candidates. The Board is confident that the Company’s political activities are aligned with its long-term interests and does not believe that a special report beyond our current voluntary and mandatory disclosures is either necessary or an efficient use of Company resources. Therefore, the adoption of this resolution is unnecessary and the Board recommends you vote AGAINST this proposal.

ConocoPhillips – 2013 Proxy Statement   81

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STOCKHOLDER PROPOSAL: GREENHOUSE GAS REDUCTION TARGETS

What is the Proposal?

2013 Resolution to ConocoPhillips on Greenhouse Gas Reduction Goals

WHEREAS: The American Geophysical Union, the world’s largest organization of earth, ocean and climate scientists, states that it is now “virtually certain” that global warming is caused by emissions of greenhouse gases (GHG) and that the warming will continue.

The International Energy Agency warned in its 2007 World Energy Outlook that “urgent action is needed if GHG concentrations are to be stabilized at a level that would prevent dangerous interference with the climate system.

While the Kyoto Protocol obliges Annex I signatories (industrialized countries) to reduce national GHG emissions below 1990 levels by 2012, its reduction targets may be inadequate to avert the most serious impacts of global warming.

In May 2011, a National Academy of Sciences report warned that the risk of dangerous climate change impacts with every ton of greenhouse gases emitted, and reiterated the pressing need for substantial action to limit the magnitude of climate change and prepare to adapt to its impacts. The report also emphasized that, “the sooner that serious efforts to reduce (GHG) emissions proceed, the lower the risks posed by climate change, and the less pressure there will be to make larger, more rapid, and potentially more expensive reductions later.”

ConocoPhillips reported total GHG emissions of 66 million tons in 2011. This is a reduction largely due to divestment of a commercial power plant. However, the upstream emissions grew slightly despite several projects to increase energy efficiency. In addition, upstream GHG emissions per unit of production increased, a trend that has been present since 2008.

The company states that each of its business units are required to develop climate change action plans that include specific goals related to GHG management in their plans. However, there is no requirement to have a quantitative goal for reducing GHG emissions. There is no disclosure of which units have reduction goals and which do not.

RESOLVED: shareholders request that the Board of Directors adopt quantitative goals, based on current technologies, for reducing total greenhouse gas emissions from the Company’s products and operations; and that the Company report (omitting proprietary information and prepared at reasonable cost) to shareholders by September 30, 2013, on its plan to achieve these goals.

Supporting Statement

For several years, ConocoPhillips has acknowledged the importance of addressing global climate change, and the need to develop GHG targets for its operations, a process the company says is underway. However, no targets for reductions have been established after all this time, and there appears to be no timeline for setting one. We believe setting targets is an important step in the development of a comprehensive long term strategy to significantly reduce GHG emissions from operations and products.

As the downstream operations were spun off on April 30, 2012, quantitative goals are even more important given the trend since 2008 of rising emissions per unit of production from the upstream operations that now constitute ConocoPhillips.

Your support by voting “Yes” will signal to our company that we should move forward.

ConocoPhillips – 2013 Proxy Statement   82

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What does the Board recommend?

The Board Recommends That You Vote “Against” This Proposal For The Following Reasons:

ConocoPhillips continues to demonstrate its commitment to addressing climate change by taking action to reduce its greenhouse gas (GHG) emissions, through implementing GHG emissions reduction plans at the operational level, complying with existing regulatory GHG targets, investing in lower-carbon energy and through active participation in efforts to develop sound government policy for GHG regulation.

In support of our commitment, the Company implements a corporate-wide Climate Change Action Plan that requires business units and major assets to develop and maintain climate change management plans. Each plan includes GHG emission measurements and forecast, identification of key risks and opportunities, and business appropriate goals and metrics. The five-year corporate-wide Climate Change Action Plan is scheduled to be updated in 2013.

The Company will continue to report progress on its plans, emissions data, emission reduction results, investments, and policy engagement as part of its regular updates to the Sustainable Development Report, found on the ConocoPhillips website. The report will be updated in 2013 with consideration of feedback from stakeholders.

The Company also reports progress through organizations such as the Carbon Disclosure Project (CDP), which assesses companies on both their actions and disclosure related to GHG emissions and climate change related activities. ConocoPhillips scored 81 out of 100 for its 2012 CDP response, reflecting positive performance and disclosure. In its response, ConocoPhillips discusses its approach to GHG emissions reduction targets. ConocoPhillips drives GHG emission reductions through its Climate Change Action Plan rather than an overall voluntary corporate target.

In 2011, ConocoPhillips Upstream businesses completed numerous projects to improve energy efficiency, prevent methane loss, and reduce GHG emissions including the following:

•

Use of closed loop gas handling systems for well completion and service

•

Plunger lift optimization and controller upgrades

•

Compressor and gas plant optimization

•

Combustion engine fuel delivery optimization

•

Small-scale solar for remote power

•

Flare reductions

These efforts reduced GHG emissions by 600,000 tonnes, and will continue to deliver emissions reduction and operating cost benefits in future years. For 2011, while dispositions contributed to a slight emissions decrease in absolute terms, on a normalized basis the Company‘s GHG emissions increased 0.4% over 2010. A 2% increase in exploration and production emissions was substantially offset by a 1% decrease related to emission reduction projects and a 0.6% reduction in natural gas processing rates. 2012 emissions and emission reduction projects will be included in the 2013 update to the Sustainable Development Report Performance Metrics.

ConocoPhillips complies with existing GHG regulatory requirements. On a net production basis, approximately 90% of ConocoPhillips facilities are covered by GHG-related reporting and/ or permitting requirements, and 40% of the Company’s facilities operate in countries with specific GHG emission reduction targets, including emission control legislation or regulation in Australia, Canada, Europe and the United States. For example, the Specified Gas Emitters Regulation (SGER) in Alberta, Canada requires large facilities to reduce facility emissions intensity by 12% after eight years of commercial operation. ConocoPhillips is on track to meet the emission reduction targets before the compliance deadline.

ConocoPhillips is investing in lower-carbon energy and is among the leading U.S. producers of cleaner burning, lower-carbon natural gas. Worldwide, the Company produced about 4.5 billion cubic feet of natural gas per day in 2011. To put this production volume in perspective, if all the natural gas ConocoPhillips produced in 2011 had been used to replace coal for electricity generation, GHG emissions would have been reduced by over 100 million metric tons. Beyond the Company’s natural gas business, we continue to look externally for new business opportunities in lower carbon energy and technologies with the potential to provide future growth prospects for ConocoPhillips. The Company’s Technology Ventures group consists of investment and technical professionals seeking opportunities to accelerate the commercialization of externally developed energy-related technologies with the potential to improve the performance of ConocoPhillips core assets and provide future energy supplies. As an example related to lower-carbon energy investments, ConocoPhillips recently announced that the Company is investigating the opportunity to develop a small-scale natural gas liquefaction facility to manufacture LNG (up to 100,000 gallons per day) to supply operators of truck fleets and other heavy duty equipment. The Midlothian, Texas facility could include liquefaction (cooling) equipment, storage tanks, and truck loading facilities. Future capacity expansions are possible if market interest for LNG fuel continues to grow.

ConocoPhillips recognizes that there are questions about GHG emissions from oil sands production. Industry has successfully reduced the GHG intensity per barrel of oil sands crude produced by 39 percent since 1990. The Company continues to investigate technologies focused on running its facilities more efficiently, with less energy and fewer GHG emissions. We are also designing plans for improved heat integration and testing enhanced oil production technologies both aimed at maximizing fuel efficiency while reducing air emissions associated with steam generation. If successful, such technologies have the potential to reduce the Company’s GHG emissions from oil sands production by as much as 15-35%.

Because of these on-going Company efforts and the emergence of GHG regulations in key countries of operation, the Board does not believe it is in the best interests of the Company, and it would not be an efficient use of Company resources, to establish at this time voluntary, quantitative goals for reducing total GHG emissions from the Company’s products and operations and issue a report by September 30, 2013, regarding its plans to achieve these goals. The proposed report would not add value to the Company’s efforts in this area; therefore, the Board recommends you vote AGAINST this proposal.

ConocoPhillips – 2013 Proxy Statement   83

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STOCKHOLDER PROPOSAL: GENDER IDENTITY NON-DISCRIMINATION

What is the Proposal?

Gender Identity or Expression Non-Discrimination Policy

WHEREAS:

We believe that corporations that prohibit discrimination on the basis of gender identity or expression have a competitive advantage in recruiting and retaining employees from the widest talent pool;

ConocoPhillips does not explicitly prohibit discrimination based on gender identity or gender expression in its written employment policy;

According to the Human Rights Campaign, the nation’s largest LGBT (lesbian, gay, bisexual and transgender) advocacy group, the percentage of companies in the Fortune 500 that prohibit discrimination based on gender identity or expression has risen to 57%, a 7% increase since last year;

Sixteen states, the District of Columbia, and more than 140 cities and counties have laws prohibiting employment discrimination based on gender identity or expression;

Our company is headquartered in Houston, Texas where at least 13 major employers include gender identity or expression in their nondiscrimination policies; and

Our company has operations in and makes sales to institutions in states and cities that prohibit discrimination on the basis of gender identity or expression.

RESOLVED

The Shareholders request that ConocoPhillips amend its written equal employment opportunity policy to explicitly prohibit discrimination based gender identity or expression and substantially implement the policy.

Supporting Statement

Employment discrimination on the basis of gender identity or expression diminishes employee morale and productivity. Because state and local laws are inconsistent with respect to employment discrimination, our company would benefit from a consistent, corporate-wide policy to enhance efforts to prevent discrimination, resolve complaints internally, access employees from the broadest talent pool, and ensure a respectful and supportive atmosphere for all employees. ConocoPhillips would enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

What does the Board recommend?

The Board Recommends That You Vote “Against” This Proposal For The Following Reasons:

The Company is an equal opportunity employer, based in Houston, Texas with operations around the world, and is fully committed to complying with all applicable equal employment opportunity laws. The Board believes that the Company’s current policies and practices fully achieve the objectives of this proposal. The Company’s equal employment policy prohibits discrimination on the basis of race, color, sex, marital status, ancestry, religion, national origin, age, physical or mental disability, veteran status, sexual orientation, genetic information or any other basis prohibited by applicable law. This policy applies to all areas of employment, including, but not limited to, hiring and recruitment, training, promotion, transfer, demotion, counseling and discipline, employee benefits and compensation and termination of employment. The Company recognizes the value of a truly diverse workforce and is dedicated to ensuring that diversity brings its employees, customers, vendors and communities to their full potential. The Board recommends you vote AGAINST this proposal.

ConocoPhillips – 2013 Proxy Statement   84

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SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for the 2014 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal at our principal executive offices by November 28, 2013. Any such proposal should comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Under our By-Laws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, stockholders must submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary at the following address: Corporate Secretary, ConocoPhillips, P.O. Box 4783, Houston, TX 77210-4783. We must receive notice as follows:

•

We must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that our 2013 Annual Meeting is held on schedule, we must receive notice pertaining to the 2014 Annual Meeting no earlier than January 14, 2014 and no later than February 13, 2014.

•

However, if we hold the annual meeting on a date that is not within 30 days before or after such anniversary date, and if our first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, we must receive the notice no later than 10 days after the public announcement of such meeting.

•

If we hold a special meeting to elect directors, we must receive a stockholder’s notice of intention to introduce a nomination no later than 10 days after the earlier of the date we first provide notice of the meeting to stockholders or announce it publicly.

As required by Article II of our By-Laws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. You can obtain a copy of ConocoPhillips’ By-Laws by writing the Corporate Secretary at the address above, or via the Internet at www.conocophillips.com under our “Governance” caption.

AVAILABLE INFORMATION

SEC rules require us to provide an annual report to stockholders who receive this proxy statement. Additional printed copies of the annual report, as well as our Corporate Governance Guidelines, Code of Business Ethics and Conduct, charters for each of our Board Committees and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to ConocoPhillips Shareholder Relations Department, P.O. Box 2197, Houston, Texas 77079-2197 or via the Internet at www.conocophillips.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

ConocoPhillips – 2013 Proxy Statement   85

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Our vision is to be the E&P company of choice for all stakeholders by pioneering a new standard of excellence. Scan these QR codes with a smart device or use the URLs to learn more about ConocoPhillips:

Explore ConocoPhillips

Read our online Annual Report

exclusively
E&P

www.conocophillips.com/annualreport

Read our Sustainability Reports

ECONOMIC
SOCIAL
ENVIRONMENTAL
ConocoPhillips

www.conocophillips.com/susdev

Visit our Annual Meeting website

www.conocophillips.com/annualmeeting

Visit our Investor Relations website

INVESTMENT

www.conocophillips.com/investor

Follow ConocoPhillips on your favorite social media to keep up to date with our latest news and innovations wherever you are.

www.facebook.com/conocophillips

www.linkedin.com/conocophillips

@conocophillips

www.youtube.com/user/conocophillips

ConocoPhillips is the world’s largest independent E&P company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 30 countries, $58 billion in annual revenue, $117 billion of total assets and approximately 16,900 employees as of December 31, 2012. Production from continuing operations averaged 1,527 MBOED in 2012, and proved reserves were 8.6 billion BOE as of December 31, 2012. For more information, go to www.conocophillips.com.

ConocoPhillips – 2013 Proxy Statement   86

SPIRIT Values

S — SAFETY

We operate safely.

P — PEOPLE

We respect one another, recognizing that our success depends upon the commitment, capabilities and diversity of our employees.

I — INTEGRITY

We are ethical and trustworthy in our relationships with stakeholders.

R — RESPONSIBILITY

We are accountable for our actions. We are a good neighbor and citizen in the communities where we operate.

I — INNOVATION

We anticipate change and respond with creative solutions. We are agile and responsive to the changing needs of stakeholders and embrace learning opportunities from our experience around the world.

T — TEAMWORK

Our "can do" spirit delivers top performance. We encourage collaboration, celebrate success, and build and nurture long-standing relationships.

ConocoPhillips

600 N. DAIRY ASHFORD
MCLEAN BUILDING #1070
HOUSTON, TX 77079

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56927-P34150 KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-3.

1. ELECTION OF DIRECTORS

Nominees:	**For**	**Against**	**Abstain**
1a. Richard L. Armitage	☐	☐	☐
1b. Richard H. Auchinleck	☐	☐	☐
1c. James E. Copeland, Jr.	☐	☐	☐
1d. Jody L. Freeman	☐	☐	☐
1e. Gay Huey Evans	☐	☐	☐
1f. Ryan M. Lance	☐	☐	☐
1g. Mohd H. Marican	☐	☐	☐
1h. Robert A. Niblock	☐	☐	☐
1i. Harald J. Norvik	☐	☐	☐
1j. William E. Wade, Jr.	☐	☐	☐

	For	**Against**	**Abstain**
2. Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips' independent registered public accounting firm for 2013.	☐	☐	☐
3. Advisory Approval of Executive Compensation.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 4-6.			
4. Report on Grassroots Lobbying Expenditures.	☐	☐	☐
5. Greenhouse Gas Reduction Targets.	☐	☐	☐
6. Gender Identity Non-Discrimination.	☐	☐	☐

7. In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ADMISSION TICKET

If you plan on attending the Annual Meeting of Stockholders, you will be required to verify that you are a stockholder by presenting this admission ticket or proof of ownership together with valid picture identification.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M56928-P34150

ConocoPhillips

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2013

The stockholder(s) hereby appoint(s) Jeff W. Sheets and Janet Langford Kelly, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ConocoPhillips that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 14, 2013, at the Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CONOCOPHILLIPS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION, AND AGAINST EACH OF THE STOCKHOLDER PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

ConocoPhillips

600 N. DAIRY ASHFORD
MCLEAN BUILDING #1070
HOUSTON, TX 77079

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2013. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2013. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56951-Z59656 KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-3.

1. ELECTION OF DIRECTORS

Nominees:	For	Against	Abstain
1a. Richard L. Armitage	☐	☐	☐
1b. Richard H. Auchinleck	☐	☐	☐
1c. James E. Copeland, Jr.	☐	☐	☐
1d. Jody L. Freeman	☐	☐	☐
1e. Gay Huey Evans	☐	☐	☐
1f. Ryan M. Lance	☐	☐	☐
1g. Mohd H. Marican	☐	☐	☐
1h. Robert A. Niblock	☐	☐	☐
1i. Harald J. Norvik	☐	☐	☐
1j. William E. Wade, Jr.	☐	☐	☐

	For	Against	Abstain
2. Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips' independent registered public accounting firm for 2013.	☐	☐	☐
3. Advisory Approval of Executive Compensation.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 4-6.			
4. Report on Grassroots Lobbying Expenditures.	☐	☐	☐
5. Greenhouse Gas Reduction Targets.	☐	☐	☐
6. Gender Identity Non-Discrimination.	☐	☐	☐

7. In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ADMISSION TICKET

If you plan on attending the Annual Meeting of Stockholders, you will be required to verify that you are a stockholder by presenting this admission ticket or proof of ownership together with valid picture identification.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M56952-Z59656

ConocoPhillips

ConocoPhillips Savings Plan

CONFIDENTIAL FIDUCIARY VOTING DIRECTION
ConocoPhillips Annual Meeting of Stockholders May 14, 2013

The undersigned hereby directs that Vanguard Fiduciary Trust Company, Trustee of the ConocoPhillips Savings Plan ("CPSP"), vote all shares of stock representing the interest of CPSP participants who fail to give voting direction at the ConocoPhillips Annual Meeting of Stockholders to be held at the Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas, on May 14, 2013, at 9:00 a.m., Central Time, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

If Broadridge, the Tabulator for the Trustee, Vanguard Fiduciary Trust Company, does not receive this Voting Direction card by May 9, 2013 at 11:59 p.m. EDT, if you do not fill in any boxes on the back of this card, if you return this card unsigned, and if you do not vote by the Internet or telephone on or before May 9, 2013, any shares in the CPSP that you otherwise could have directed will be directed by other eligible employees who elect to direct such shares.

Important Information - I understand that by electing to direct the Trustee's vote of shares which do not represent my own part of the CPSP that I become a fiduciary of the CPSP for voting such shares; that I must act in the best interests of all participants of the CPSP when giving directions for voting shares not representing my part of the CPSP; that I have read and understand my duties as a fiduciary as they are described on pages 32 and 33 of the CPSP Employee Handbook dated January 1, 2011; and that I may decline to accept the responsibility of a fiduciary as to such shares by NOT completing or returning this Voting Direction card or NOT voting by Internet or telephone.

ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Trustee of the Plan how to vote the shares of ConocoPhillips Common Stock in the CPSP Plan reflecting the interest of CPSP participants who fail to give voting direction. Also enclosed is the Company's 2012 Annual Report along with the Notice and Proxy Statement for the 2013 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Vanguard Fiduciary Trust Company) should vote.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ConocoPhillips

600 N. DAIRY ASHFORD
MCLEAN BUILDING #1070
HOUSTON, TX 77079

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2013. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2013. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56966-Z59657-Z59658

KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-3.

1. ELECTION OF DIRECTORS

Nominees:	For	Against	Abstain
1a. Richard L. Armitage	☐	☐	☐
1b. Richard H. Auchinleck	☐	☐	☐
1c. James E. Copeland, Jr.	☐	☐	☐
1d. Jody L. Freeman	☐	☐	☐
1e. Gay Huey Evans	☐	☐	☐
1f. Ryan M. Lance	☐	☐	☐
1g. Mohd H. Marican	☐	☐	☐
1h. Robert A. Niblock	☐	☐	☐
1i. Harald J. Norvik	☐	☐	☐
1j. William E. Wade, Jr.	☐	☐	☐

	For	Against	Abstain
2. Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips' independent registered public accounting firm for 2013.	☐	☐	☐
3. Advisory Approval of Executive Compensation.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 4-6.			
4. Report on Grassroots Lobbying Expenditures.	☐	☐	☐
5. Greenhouse Gas Reduction Targets.	☐	☐	☐
6. Gender Identity Non-Discrimination.	☐	☐	☐

7. In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ADMISSION TICKET

If you plan on attending the Annual Meeting of Stockholders, you will be required to verify that you are a stockholder by presenting this admission ticket or proof of ownership together with valid picture identification.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M56967-Z59657-Z59658

ConocoPhillips

ConocoPhillips Savings Plan
CONFIDENTIAL VOTING DIRECTION
ConocoPhillips Annual Meeting of Stockholders May 14, 2013

The undersigned hereby directs that Vanguard Fiduciary Trust Company, Trustee of the ConocoPhillips Savings Plan ("CPSP"), vote all shares of ConocoPhillips Common Stock representing your interest in the CPSP (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at the Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas, on May 14, 2013, at 9:00 a.m., Central Time, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

If Broadridge, the Tabulator for the Trustee, The Vanguard Fiduciary Trust Company, does not receive this Voting Direction card by 11:59 p.m. EDT on May 9, 2013, if you do not fill in any boxes on the back of this card, if you return this card unsigned, and if you do not vote by the Internet or telephone on or before May 9, 2013, any shares in the CPSP that you otherwise could have directed will be directed by other eligible employees who elect to direct such shares.

ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Trustee of the Plan how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the Plan.

Also enclosed is the Company's 2012 Annual Report along with the Notice and Proxy Statement for the 2013 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Vanguard Fiduciary Trust Company) should vote.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ConocoPhillips

600 N. DAIRY ASHFORD
MCLEAN BUILDING #1070
HOUSTON, TX 77079

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2013. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by ConocoPhillips in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2013. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56990-Z59660 KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-3.

1. ELECTION OF DIRECTORS

Nominees:	**For**	**Against**	**Abstain**
1a. Richard L. Armitage	☐	☐	☐
1b. Richard H. Auchinleck	☐	☐	☐
1c. James E. Copeland, Jr.	☐	☐	☐
1d. Jody L. Freeman	☐	☐	☐
1e. Gay Huey Evans	☐	☐	☐
1f. Ryan M. Lance	☐	☐	☐
1g. Mohd H. Marican	☐	☐	☐
1h. Robert A. Niblock	☐	☐	☐
1i. Harald J. Norvik	☐	☐	☐
1j. William E. Wade, Jr.	☐	☐	☐

	For	**Against**	**Abstain**
2. Proposal to ratify appointment of Ernst & Young LLP as ConocoPhillips' independent registered public accounting firm for 2013.	☐	☐	☐
3. Advisory Approval of Executive Compensation.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 4-6.			
4. Report on Grassroots Lobbying Expenditures.	☐	☐	☐
5. Greenhouse Gas Reduction Targets.	☐	☐	☐
6. Gender Identity Non-Discrimination.	☐	☐	☐

7. In its discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ADMISSION TICKET

If you plan on attending the Annual Meeting of Stockholders, you will be required to verify that you are a stockholder by presenting this admission ticket or proof of ownership together with valid picture identification.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M56991-Z59660

ConocoPhillips

CONOCOPHILLIPS UK, Australia, Norway Plans

CONFIDENTIAL VOTING DIRECTION
ConocoPhillips Annual Meeting of Stockholders May 14, 2013

The undersigned hereby directs that EES Trustees Limited, Trustee of the ConocoPhillips Share Incentive Plan, ConocoPhillips Overseas Stock Savings Plan (Australia or Norway), Conoco Stock Ownership Plan, Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited, and/or Conoco Employee Share Ownership Plan (the "Plan"), vote all shares of ConocoPhillips Common Stock (described on the back of this Voting Direction card) at the ConocoPhillips Annual Meeting of Stockholders to be held at the Omni Houston Hotel at Westside, 13210 Katy Freeway, Houston, Texas, on May 14, 2013, at 9:00 a.m., Central Time, and at any adjournment thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

In order for your vote to be counted, Broadridge, the Tabulator for the Trustee, EES Trustees Limited, must receive this Voting Direction card no later than 11:59 p.m. EDT on May 7, 2013. If Broadridge, the Tabulator for the Trustee, Vanguard Fiduciary Trust Company, does not receive this Voting Direction card by 11:59 p.m. EDT on May 7, 2013, if you do not fill in any boxes on the back of this card, if you return this card unsigned, and if you do not vote by the Internet or telephone on or before May 7, 2013, any shares held in the ConocoPhillips Overseas Savings Plan (Australia or Norway) or the Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited that you otherwise could have directed will be voted in the same proportion as the shares for which the Trustee has received instructions. Any such shares held in the ConocoPhillips Share Incentive Plan, the Conoco Stock Ownership Plan or the Conoco Employee Share Ownership Plan will not be voted by the Trustee.

ConocoPhillips has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Trustee of the Plan how to vote the shares of ConocoPhillips Common Stock described on the back of the card representing your interest in the Plan.

Also enclosed is the Company's 2012 Annual Report along with the Notice and Proxy Statement for the 2013 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (EES Trustees Limited) should vote.

Continued and to be signed on reverse side